EXHIBIT 10.24

PURCHASE AND SALE AGREEMENT

SCOTT’S LIQUID GOLD-INC., SELLER

HAVANA GOLD, LLC, PURCHASER

November 21, 2012

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Exhibits:
Exhibit A -	Legal Description
Exhibit B -	Forms of Closing Documents
Exhibit C -	Tenant Estoppel Letter
Exhibit D -	Seller’s Certificate
Exhibit E -	Copies Provided to Purchaser
Exhibit F -	Form of Seller Leases

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PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (“Agreement”) is entered into by SCOTT’S LIQUID GOLD-INC., a Colorado corporation (the “Seller”), and HAVANA GOLD, LLC, a Colorado limited liability company (the “Purchaser”).

ARTICLE 1

PURCHASE AND SALE; LEASEBACK

Section 1.1 Purchase and Sale. Subject to the terms and provisions in this Agreement, Seller agrees to sell to Purchaser and Purchaser agrees to purchase from Seller the parcel of land described in Exhibit A to this Agreement, and the buildings, fixtures and other improvements located on that land, known as the “Scott’s Liquid Gold Campus”, with an address of 4880 Havana Street, Denver, Colorado 80239 (the “Property”), along with (i) all easements, servitudes and other rights now belonging or appertaining to the Property, (ii) all right, title and interest of the Seller in and to any land lying in the bed of any street, road, avenue or alley, open or closed, adjoining the Property and to their center line, and (iii) the Personal Property described in Section 1.3.

Section 1.2 Purchase Price; Payment of the Purchase Price. The purchase price of the Property and Personal Property is $9,500,000.00 (the “Purchase Price”). The Purchase Price (subject to the prorations to be made under this Agreement) is payable by Purchaser as follows:

a. Deposit. Within one (1) business day after the execution of this Agreement by all parties hereto, Purchaser shall deliver a deposit payment in the amount of $1,000,000.00 (together with all interest earned thereon, the “Deposit”) to Chicago Title Insurance Company (the “Escrow Agent”), at its offices at 1875 Lawrence St., Suite 1300, Denver, CO 80202, Attention: Ms. Teresa Hott. The Deposit is to be held by the Escrow Agent pursuant to the provisions of this Agreement. Unless this Agreement has been properly terminated by Purchaser pursuant to Section 2.5d(i) below, the Deposit shall be nonrefundable to Purchaser after the final day of the Inspection Period (as hereinafter defined), except in the event of an uncured Seller default or as otherwise specifically provided in Section 2.5 or Article 5.

b. Balance of Purchase Price. The balance of the Purchase Price of $8,500,000.00 shall be paid to Seller on the Closing Date (as hereinafter defined) in immediately available good funds, which payment shall be made by wire transfer to the Escrow Agent on or before 2:00 p.m. Mountain Time on the Closing Date, and the Escrow Agent shall deliver both the balance of the Purchase Price and the Deposit to Seller.

Section 1.3 Personal Property. Included in the sale of the Property is all of the Seller’s right, title and interest in and to the following (the “Personal Property”):

a. Leases. All leases and rental agreements in effect as of the Closing (as hereinafter defined) with respect to the Property (the “Leases”), together with any security deposits and guaranties of any Leases;

b. Contracts. The service, supply, leasing, maintenance and other contracts entered into in connection with the operation, leasing, maintenance and repair of the Property and the Personal Property, except those which Purchaser requests in writing during the Inspection Period that Seller terminate, subject to Article 6 (the “Contracts”);

c. Licenses, Permits and Warranties. To the extent they may be transferred by Seller and are in existence and effect (i) all licenses, permits, approvals and authorizations required for the ownership, use and operation of the Property; and (ii) warranties covering any portion of the Property;

d. Surveys and Plans. All existing surveys, blueprints, drawings, plans and specifications (including, without limitation, structural, HVAC, mechanical and plumbing plans and specifications) in Seller’s possession;

e. Leasing Materials. All tenant lists, lease files, lease booklets, manuals and promotional and advertising materials concerning the Property or used in connection with the operation of the Property, exclusive of any internal books and records of Seller maintained at any of Seller’s offices, internal appraisals and/or evaluations of the Property, budgets and any other privileged or proprietary information; and

f. Other Personal Property. All other tangible and intangible personal property owned by Seller and used in connection with the Property, including, without limitation and to the extent assignable to Purchaser, the furniture, fixtures, inventory, equipment, operating supplies, tools, machinery and other personal property which are now located on or attached to the Property, but excluding (i) any names or marks of Seller or any affiliates of Seller, (ii) the accounts and other property reserved by Seller under Section 3.1.e below, and (iii) any personal property used in or related to the conduct of Seller’s business, including without limitation the furniture, fixtures, inventory, equipment, operating supplies, tools, machinery and other personal property located in the first floor mailroom, the third floor computer room, or on the fourth or fifth floors of the office building commonly known as Building A, or in the warehouses commonly known as Buildings B, C and D (collectively, the “Other Personal Property”). The parties shall agree prior to the final day of the Inspection Period upon the list of the Other Personal Property to be included in the sale and conveyed to Purchaser hereunder.

Section 1.4 Leaseback to Seller. At the Closing, Seller and Purchaser shall enter into one or more leases in substantially the form of Exhibit F-1 and Exhibit F-2 attached hereto and incorporated herein by this reference (collectively, the “Seller Leases”), pursuant to which Purchaser shall lease to Seller portions of the buildings and land included within the Property, consisting of approximately 113,620 square feet of warehouse and manufacturing space within the buildings known as Buildings C and D, approximately 16,078 square feet of office space on the fourth floor of the building known as Building A and the computer room located on the third floor of that Building, associated underground and surface parking, the tank farm, and the railroad tracks, in each case at the locations shown on the site plan attached to the Seller Leases, for the term, at the rental rates, and on the other conditions set forth in the Seller Leases.

ARTICLE 2

CLOSING

Section 2.1 Closing. The closing of the purchase and sale of the Property (“Closing”) shall be held on the date that is ninety (90) days from the final day of the Inspection Period, or on such earlier date as the parties may agree in writing (the “Closing Date”), at 10:00 a.m. Mountain Time, at the offices of the Escrow Agent. Purchaser shall have a one-time option to extend the Closing Date by up to 30 days, by delivery of written notice to Seller on or before the date that is 15 days prior to the originally scheduled Closing Date, specifying the date to which Purchaser elects to extend the Closing. Time is of the essence with respect to the obligations of Seller and Purchaser to close the purchase and sale pursuant to this Agreement on the Closing Date, except as expressly provided in this Agreement.

Section 2.2 Seller’s Closing Items. At the Closing, Seller agrees to execute, deliver and/or provide to Purchaser, or cause to be executed, delivered and provided to Purchaser, the following with respect to the Property:

a. Deed. A special warranty deed (the “Deed”) conveying fee title to the Property to Purchaser, subject to the Permitted Exceptions (as hereinafter defined), substantially in the form attached as Exhibit B-1 to this Agreement;

b. Assignment of Leases. An assignment to and assumption by Purchaser of the Leases for the Property and any lease guaranties or similar rights, including the Leases which are listed on the Rent Roll (as hereinafter defined) and those executed in accordance with Article 6, substantially in the form attached as Exhibit B-2 to this Agreement;

c. Assignment of Contracts. An assignment to and assumption by Purchaser of the Contracts delivered or made available to Purchaser during the Inspection Period (except those which Purchaser requests in writing during the Inspection Period that Seller terminate and that have been terminated in accordance with Article 6 below), and of those entered into in accordance with Article 6, substantially in the form attached as Exhibit B-3 to this Agreement;

d. Bill of Sale. A bill of sale transferring Seller’s interest in the other Personal Property to Purchaser, substantially in the form attached as Exhibit B-4 to this Agreement;

e. Non-Foreign Affidavit. An affidavit stating that Seller is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code, substantially in the form attached as Exhibit B-5 to this Agreement;

f. Tenant Estoppel Letters. The tenant estoppel letters to be obtained in accordance with Section 2.5b, and any Seller’s certificate, if Seller so elects, delivered pursuant to Section 2.5b, substantially in the forms attached as Exhibit C to this Agreement; provided that if any Lease provides for a different form of tenant estoppel letter, the form attached to such Lease shall be used;

g. Seller Leases. The Seller Leases, substantially in the form attached as Exhibits F-1 and F-2 to this Agreement;

h. Leases and Contracts. Originals of all Leases, Contracts and other similar documentary items of Personal Property in the possession of Seller, as well as any and all building plans, surveys, site plans, landscaping plans, development plans, specifications and drawings concerning the Property which are in the possession of Seller; provided, if an original is not available, a photocopy will be acceptable;

i. Authorization Documents. Certified copies of resolutions or other authorizing documentation approving the execution and delivery of this Agreement and the other documents delivered and to be delivered under it by Seller, the performance by Seller of its obligations under this Agreement and such other documents and the consummation by Seller of the transactions contemplated hereby, including, without limitation, certificates of incumbency;

j. Owner’s Title Policy. The Title Policy referred to in Section 2.5c, which may be delivered a reasonable time after the Closing if that is the customary practice of the Title Insurer (as hereinafter defined), provided that a marked pro forma policy or marked commitment reflecting the exceptions to be contained in the policy is delivered at the Closing;

k. Notices to Tenants. A notice to the tenants of the Property informing them of the sale of the Property to Purchaser; and

l. Other Property. Any bonds, warranties or guarantees which are applicable to the Property and Personal Property and which are in Seller’s possession or control and, to the extent in the possession or control of Seller and except as may be retained by Seller pursuant to the Seller Leases, all keys and combinations to locks for the Property with identification of the lock to which each key or combination fits.

Section 2.3 Purchaser’s Closing Items. At the Closing, Purchaser agrees to execute, deliver and/or provide to Seller, or cause to be executed, delivered and/or provided to Seller, the following:

a. Authorization Documents. Certified copies of resolutions or other authorizing documentation approving the execution and delivery of this Agreement and the other documents delivered and to be delivered under it by Purchaser, the performance by Purchaser of its obligations under this Agreement and such other documents and the consummation by Purchaser of the transactions contemplated hereby, including, without limitation, certificates of incumbency;

b. Purchase Price. The balance of the Purchase Price as provided in Section l.2b;

c. Assignments. The assignment and assumption agreements executed and delivered by Seller pursuant to Section 2.2b and 2.2c; and

d. Seller Leases. The Seller Leases executed and delivered by Seller pursuant to Section 2.2g.

Section 2.4 Other Closing Documents. In addition to the documents referred to in Sections 2.2 and 2.3, each party agrees to execute and deliver at the Closing such other documents as may be required by this Agreement, or as may be agreed upon during the Inspection Period, or as may be necessary to carry out its obligations under this Agreement.

Section 2.5 Conditions to Purchaser’s Obligations. The obligation of Purchaser to purchase the Property pursuant to this Agreement is subject to the fulfillment on or prior to the Closing Date, as provided below, of each of the following conditions, except to the extent waived by Purchaser:

a. Seller’s Representations and Warranties. All representations and warranties of Seller set forth in Section 2.5d(iii) shall be true in all material respects as of the Closing Date;

b. Tenant Estoppel Letters. Seller shall have obtained estoppel letters substantially in the form (and a qualification such as to a tenant’s actual knowledge shall be acceptable) attached hereto as Exhibit C from the following tenants: Alstom Power, Inc. and Tetra Tech, Inc. Seller shall provide copies of the estoppel letters (with the information inserted by Seller) to Purchaser prior to their delivery to the tenants, and Purchaser shall have two business days after they are delivered to suggest any changes to the estoppel letters. Seller agrees to use reasonable efforts to obtain estoppel letters from all tenants which occupy space in the buildings by three business days prior to the Closing, and shall deliver copies of the signed estoppel letters to Purchaser within two business days after they are received by Seller. If on the Closing Date Seller has not obtained estoppel letters from all such tenants, Seller may elect, subject to its right to extend the Closing as provided below, to execute and deliver to Purchaser at the Closing its own certificate in the form attached as Exhibit D with respect to space leased to tenants who have not delivered estoppel letters. Seller shall be deemed to have represented and warranted that to the actual knowledge of the Employees (as defined in Section 2.5d(iii)) each item of information contained in its certificate delivered to Purchaser as to each of those Leases is accurate, which representations and warranties shall survive for a period terminating on the earlier of (i) one year from the Closing Date or (ii) the date on which Purchaser has received an executed estoppel letter signed by the tenant under the Leases in question confirming such item of information. If Seller has not obtained estoppel letters from all such tenants by the Closing Date, Seller may adjourn the Closing Date for up to 30 days to allow it additional time to satisfy this requirement (but without waiving the right to deliver its own certificates at the end of the adjournment period), by giving written notice to Purchaser which is delivered at least two days prior to the scheduled Closing Date. Seller and Purchaser agree to cooperate with each other and to use good faith efforts for up to three months after the Closing to obtain any tenant estoppel letters which have not been obtained by the Closing with respect to Leases which will still be in effect for at least six months after the Closing.

c. Title Evidence; Survey.

(i) Title Evidence. Seller has delivered or within seven days after the date of this Agreement shall deliver to Purchaser a preliminary title insurance commitment (the “Commitment”) issued by the Escrow Agent as the title insurer (the “Title Insurer”) showing the status of record title to the Property, together with copies of all recorded documents listed as exceptions to title on Schedule B-2 of the Commitment (collectively, the “Exception Documents”). Seller shall pay the base premium for an “extended” owner’s title insurance policy, which policy shall be an ALTA Owner’s Policy - 2006 (the “Title Policy”), to be issued to Purchaser pursuant to the Commitment, and Purchaser shall pay the cost, if any, for the endorsements it wants to the Title Policy. Seller agrees to deliver to the Escrow Agent at the Closing a mechanic’s lien affidavit reasonably acceptable to the Title Insurer certifying that all work on the Property requested by Seller or its employees or agents has been paid in full or that provision has been made by Seller for payment in full in the ordinary course of business. The Commitment and the Exception Documents, together with any New Survey (as hereinafter defined) that Purchaser elects to obtain pursuant to subsection (vi) below, are referred to as the “Title Materials.”

(ii) Title Objections; Permitted Encumbrances. If, from its review of the Title Materials, Purchaser believes that any encroachment on the Property or any exception to title shown in the Title Materials would, in Purchaser’s reasonable judgment, adversely affect the Property (“Title Objections”), Purchaser shall deliver to Seller written notice (the “Objection Notice”) of the Title Objections no later than 10 days after it has received the Commitment and the Exception Documents. During the seven-day period following Seller’s receipt of the Objection Notice, Seller may elect (but shall have no obligation) to remove or cure or, with Purchaser’s consent, which consent shall not be unreasonably withheld, to obtain at Seller’s expense title insurance over any Title Objections (the “Cure Period”). If Seller does not elect to or is unable to remove or cure or, with Purchaser’s consent, to obtain title insurance over all such Title Objections prior to the end of the Cure Period, Seller shall so notify Purchaser in writing and Purchaser may, by written notice (the “Election Notice”) given to Seller within five days after such notice is given by Seller elect:

(1) if requested by Seller, to grant Seller an additional period of up to 30 days to cure or remove or, if applicable, to obtain title insurance over all uncured or unremoved Title Objections and, if Closing is scheduled to occur during such time period, the date of Closing shall be extended accordingly; or

(2) to waive all uncured or unremoved Title Objections; or

(3) to terminate this Agreement, whereupon the Deposit shall be returned to Purchaser, after which Seller and Purchaser shall have no further obligation or liability hereunder except as otherwise expressly provided in this Agreement.

If Seller does not receive an Objection Notice within such 10-day period, or after receiving an Objection Notice does not receive an Election Notice within such five-day period referred to above, Purchaser shall be deemed to have accepted the status of title to the Property as disclosed by the Title Materials, and to have waived any uncured and unremoved Title Objections.

(iii) Permitted Exceptions. Any matter that is disclosed in the Title Materials, and to which Purchaser does not object pursuant to subsection (ii) or (iv) (or to which Purchaser so objects but subsequently waives or consents to title insurance over) other than the Liens (as defined in subsection (v)) shall be “Permitted Exceptions.”

(iv) Additional Defect of Title. If, at any time prior to the Closing, Purchaser receives written notice or written evidence (including without limitation a revised Commitment) of any encumbrance on or defect in title to the Property that is not a Permitted Exception and that was not disclosed in the Title Materials, and which would otherwise qualify for an Objection Notice (an “Additional Title Objection”), Purchaser shall give Seller written notice of the Additional Title Objection no later than five days after the date on which Purchaser receives written notice or written evidence of it, which shall be subject to the same rights, requirements, elections and waivers as an Objection Notice and Election Notice given under subsection (ii).

(v) Seller’s Obligation to Remove Certain Liens. Notwithstanding anything to the contrary in this Section 2.5c. Seller shall be obligated to remove from title to the Property at Closing, and without any extension of the Closing Date, (a) any deeds of trust and mortgages and (b) other monetary liens which do not exceed an aggregate amount of $10,000 (provided Seller shall be deemed to have “removed” the monetary liens if the Title Insurer is willing to issue the title policy without exception for the monetary liens), which in either case encumber the Property as of Closing (collectively, the “Liens”), and Purchaser agrees that Seller may use the proceeds of the Purchase Price for that purpose. Furthermore, the Liens shall not constitute Permitted Exceptions regardless of whether they are disclosed by the Title Materials or objected to by Purchaser, and Purchaser shall have no obligation to object to the Liens under either subsection (ii) or (iv).

(vi) Survey. Seller has delivered to Purchaser an existing ALTA/ACSM Land Survey prepared by Drexel, Barrell & Co. dated February 27, 2008 (the “Prior Survey”). Purchaser shall be responsible for obtaining and paying for any update of the Prior Survey desired by Purchaser (the “New Survey”). If Purchaser does elect to obtain a New Survey, the failure to obtain it during the time period provided for Purchaser’s review of the Title Materials and issuance of an Objection Notice shall not extend that period. In addition, the Title Policy shall only insure over those standard exceptions that relate to survey matters to the extent that Purchaser obtains and furnishes to the Title Insurer a New Survey that is acceptable to the Title Insurer for such purpose.

d. Inspection of the Property.

(i) Access Prior to Closing; Rent Roll; Inspection Period. At any time prior to the Closing Date, Purchaser and its authorized agents and employees shall have the right to enter the Property during reasonable business hours for the purposes of conducting environmental and other studies and inspections, provided that those operations are conducted in such a manner as not to damage the Property. Seller shall, within seven days after the date of this Agreement, provide Purchaser a list of all Contracts in effect on the date of this Agreement and a rent roll (the “Rent Roll”) for the last calendar month ending prior to the date of this Agreement, listing all of the existing Leases, the status of rental payment by all tenants under those Leases, the amount of security deposits held under each of those Leases, any leasing commissions owed or payable under those Leases, and whether any notice of default (which has not been cured) has been given to or received from any tenants under those Leases. Within seven days after the date of this Agreement, Seller shall make available at Seller’s offices, for inspection and copying by Purchaser, copies of all of the items listed on Exhibit E that are in the possession of Seller. The Contracts, the Rent Roll and the other materials listed on Exhibit E are together referred to as the “Inspection Materials.” Seller makes no warranty or representation as to the accuracy, correctness or completeness of the information contained in any of the Inspection Materials. The same are being provided to Purchaser for Purchaser’s informational purposes only with the understanding and agreement that Purchaser will undertake its own soils, environmental, and other evaluations, and obtain other studies and reports, in order to satisfy itself with the condition of the Property. Seller shall retain ownership of all Inspection Materials delivered to Purchaser pursuant to this Section prior to Closing. All entries, studies and inspections shall be conducted so as not to disturb any tenants or unreasonably interfere with the operation or management of the Property. Purchaser shall advise Seller at least 24 hours in advance of any such entry, study or inspection and of the name or names of the persons who will be making, and the nature of, the entry, study or inspection. Seller or its authorized employee or agent shall have the right to be present during each such entry, study and inspection and at any time

Purchaser or its agents or employees discusses or wants to discuss any of the Leases with any tenants; provided that Seller’s presence shall not be required as long as Seller has been given the 24 hour advance notice. All entries on and inspections or studies of the Property shall be at the sole risk and expense of Purchaser, and Purchaser shall indemnify and hold Seller harmless from and against any and all liens, claims, demands, injuries, damages, costs, expenses (including also reasonable attorney’s fees) or liability incurred by or asserted against Seller or the Property as a result of, or in any way arising out of, any of those entries, inspections or studies occurring prior to the Closing, which obligations shall survive the Closing or any termination of this Agreement for a period of one year.

If for any reason Purchaser, in its sole discretion, is not satisfied with the Leases, Contracts, Inspection Materials, environmental inspections, studies or reports, or any other items it reviews or if it determines that the Property is not suitable for Purchaser’s intended use, Purchaser shall have the right to terminate this Agreement by giving notice to Seller to that effect on or before the date which is 30 days from the date of this Agreement (the “Inspection Period”), time being of the essence, in which event this Agreement shall terminate and neither party shall have any further obligations or liability under this Agreement except as expressly provided herein; otherwise Purchaser shall be deemed to be satisfied with the condition of the Property and its suitability for Purchaser’s use and this Agreement shall continue in full force and effect.

If this Agreement is terminated in whole or in part for any reason, then (a) within 30 days after termination, Purchaser shall repair any damage caused by any of those entries, inspections or studies so as to restore the Property which is the subject of the termination as nearly as possible to its same condition before the damage, (b) within the same 30 day period Purchaser shall return to Seller originals (including copies delivered to Purchaser in lieu of originals) of all documents it obtained from Seller with respect to that Property, and (c) Purchaser shall maintain in confidence as required in Section 8.2 the information it obtained about the Property.

(ii) Sale “As Is”. Purchaser agrees and acknowledges that, except as set forth in subsection (iii) and as provided further in Article 7:

(1) Purchaser is acquiring the Property in its “as is” condition;

(2) Purchaser is relying upon the results of its own investigation concerning the Property; and

(3) SELLER HAS NOT MADE AND DOES NOT MAKE ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, TO PURCHASER OR TO ANY OTHER PERSON OR ENTITY ABOUT THE PHYSICAL CONDITION OF THE PROPERTY OR ITS SUITABILITY FOR ANY USE OR PURPOSE, INCLUDING BUT NOT LIMITED TO CURRENT OR PAST COMPLIANCE WITH ENVIRONMENTAL AND HAZARDOUS WASTE LAWS, AND PURCHASER SHALL MAKE ITS OWN DETERMINATION AS TO THE CONDITION OF THE PROPERTY AND ITS SUITABILITY FOR PURCHASER’S PURPOSES, AS TO WHETHER HAZARDOUS OR TOXIC MATERIALS WERE USED, RELEASED OR STORED ON THE PROPERTY OR CONSTITUTE A PRESENT HAZARD WITH RESPECT TO THE PROPERTY, AND OTHERWISE.

(iii) Limited Representations of Seller. Notwithstanding anything herein to the contrary, Seller warrants and represents to Purchaser that to the current actual knowledge of Mark E. Goldstein and Jeffrey R. Hinkle (the “Employees”), without inquiry or investigation:

(1) Except as (i) revealed in any environmental reports obtained by Purchaser or made available to Purchaser by Seller or (ii) would not have a material adverse effect on the Property or the business of Seller operated thereon, (x) neither the Property nor Seller are in material violation of any Environmental Law (as hereinafter defined) and they are not subject to any pending or threatened litigation or inquiry by any governmental authority or to any remedial action or obligations under any Environmental Law; (y) no underground storage tanks are now located on the Property; and (z) no hazardous substances or toxic wastes have been disposed of or are now located on the Property in violation of applicable Environmental Law. As used herein, the term “Environmental Law” shall mean any law, statute, ordinance, rule, regulation, order or determination of any governmental authority or agency affecting the Property and pertaining to the environment including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1982 and the Resource Conservation and Recovery Act of 1986.

(2) There is no litigation pending or threatened against or with respect to the Property that does or could materially adversely affect the Property or Seller’s ability to consummate this sale.

(3) There is no condemnation or similar proceeding currently pending or threatened against the Property.

(4) The list of Contracts and the Rent Roll to be furnished to Purchaser under Section 2.5d(i) shall be complete and correct in all material respects.

(5) Seller owns title to the Property and the landlord’s interest in the Leases described on the Rent Roll delivered to Purchaser.

(6) The Leases are in full force and effect without current material default by Seller, except as may be disclosed in documents (including tenant estoppel letters) made available to Purchaser; no party has been granted any license, lease, or other material right relating to the use or possession of the Property except pursuant to the Leases, the Permitted Exceptions, or except as otherwise disclosed in writing to Purchaser.

(7) There are no contracts, other than this Agreement, or other material obligations, other than those matters set forth in the Title Materials, Leases and Contracts, outstanding (i) for the sale, exchange or transfer of the Property or any portion thereof or the business operated thereon by Seller, or (ii) creating or imposing any material burdens, obligations or restrictions on the use or operation of the Property and the business conducted on it.

(8) There are no management agreements, leasing agent agreements, building service agreements, or other agreements to which Seller is a party or an assignee, relating to the operation or management of the Property which will survive Closing and be binding on Purchaser, except for those made available to Purchaser.

(9) Seller has received no written notice that the use, operation and occupancy of the Property violates any material zoning, building, administrative or other law, ordinance, order or regulation or any restrictive covenant applicable to the Property which is currently outstanding.

(10) There is no action or proceeding pending that is designed to levy any special assessments against the Property; and

(11) Neither Seller nor any beneficial owner of Seller is (i) listed on the Specially Designated Nationals and Blocked Persons List maintained by OFAC (as defined below) pursuant to the Order (as defined below) and/or on any other list of terrorists or terrorist organizations maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Orders (such lists are collectively referred to as the “Lists”); (ii) a person who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or (iii) owned or controlled by, or acts for or on behalf of, any person on the Lists or any other person who has been determined by competent authority to be subject to the prohibitions contained in the Orders. The term “Order” shall mean the requirements of Executive Order No. 133224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and other similar requirements contained in the rules and regulations of the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and in any enabling legislation or other Executive Orders or regulations in respect thereof (the Order and such other rules, regulations, legislation, or orders are collectively called the “Orders”).

Seller shall advise Purchaser in writing if, subsequent to the date of this Agreement and prior to the Closing, any of the representations and warranties set forth in this subsection (iii) is no longer true or correct in any material respect, unless Purchaser already has that knowledge. These warranties and representations, as supplemented or amended by any such subsequent disclosure, shall be deemed restated at Closing and shall survive Closing for a period of one year. In addition, Purchaser shall not be entitled to terminate this Agreement because of (i) any default by landlord under any Lease which is cured or waived in writing by the tenant by Closing, which cure or waiver (or a condition to it) does not impose any post-Closing obligation on Purchaser, or (ii) if the default is a non-monetary, non-material default under a Lease. “Made available to Purchaser” as used in this Section includes those things made available to Purchaser for its review or furnished to Purchaser either prior to or after the date of this Agreement. Under no circumstances shall any of the Employees have any personal liability for any of the above representations and warranties.

The representations and warranties set forth in this subsection (iii) shall be subject to the limitations set forth in Section 8.24.

e. Remedy for Failure of a Condition. In the event that one or more of the conditions set forth in this Section 2.5 has not been satisfied or waived by Purchaser on or before the Closing Date, then unless otherwise agreed to by Seller and Purchaser, Purchaser’s exclusive remedy shall be to request the Escrow Agent to return the Deposit to Purchaser, whereupon this Agreement shall terminate and neither party shall have any further rights or obligations under this Agreement except as expressly provided in this Agreement, including without limitation the rights of Purchaser under Section 4.1 (including Purchaser’s remedies for breaches of Seller’s representations and warranties which are discovered by Purchaser after the Closing).

ARTICLE 3

CLOSING AND POST-CLOSING ADJUSTMENTS

Section 3.1 Closing Adjustments. The following are to be apportioned at the Closing on a per diem basis through and including 12:01 a.m. of the Closing Date (provided that the Purchase Price is received by Seller no later than 2:00 p.m. Mountain Time on the Closing Date, otherwise the prorations shall be made as of 12:01 a.m. of the day on which the Closing actually occurs) with respect to the Property:

a. Taxes and Assessments. Real estate taxes, personal property taxes and all assessments (special and general) for the year of the Closing, provided that any special assessments that are due and payable at the time of the Closing shall be paid by Seller. If the rate or amount of these taxes has not been fixed prior to the Closing Date, the adjustment shall be upon the basis of the mill levy for the preceding year applied to the latest assessed valuation, which shall be considered a final settlement between the parties.

b. Utilities. Unless final meter readings are obtained up to the Closing Date (for which Seller shall be solely responsible), water and sewer service charges, and charges for all other public utilities, including, without limitation, electricity and gas. The right to the return of any deposits with utility companies shall be retained by Seller, and Seller shall not receive any credit at Closing for those deposits. Purchaser agrees to promptly make any replacement deposits which may be required by the utility companies in order for Seller to obtain a refund of those deposits.

c. Rents. Base rents, fixed rents, additional rents (including without limitation charges for increases in operating expenses), and any other rents paid or payable for the billing period in progress on the Closing Date; it being agreed that to the extent, on the Closing Date, any additional rents or other rents have not been determined for that billing period, then each such item shall be adjusted retroactively to the Closing Date (and the adjustment paid) no later than 30 days after those rents have been determined. Payments or reimbursements on account of operating expenses such as real estate taxes, utility charges and any other payments, reimbursements or contributions by tenants under the Leases shall be prorated as follows: the amount of any other rents, payments, reimbursements or contributions to be made by any tenant shall be made in accordance with the Leases as of Closing, and Purchaser shall promptly pay to Seller Seller’s pro rata portion of those rents, payments, reimbursements or contributions (based upon apportionment being made as of the Closing Date) promptly after the date when those rents, payments, reimbursements or contributions are received from the tenant. If Seller collected estimated amounts of prepayments in excess of any tenant’s pro rata share, Seller shall promptly remit the excess to Purchaser after notice from Purchaser and after the excess is verified by Seller. Seller shall not receive credit at the Closing for any delinquent rent; however, Purchaser shall promptly pay to Seller its pro-rata portions of those rents promptly after receipt by Purchaser in accordance with Section 3.2.

d. Permit and License Fees. Permit fees and license fees with respect to permits and licenses assigned to Purchaser.

e. Operating Accounts. All funds in any operating accounts, reserve accounts or any other accounts pertaining to the Property on the Closing Date shall be retained by Seller, and Purchaser shall not receive any credit for any of these funds.

f. Contracts. Charges and payments then due or which have accrued on all Contracts (subject to Section 3.3).

g. Security Deposits. The security deposits and advance rents shall not be apportioned, but instead shall be retained by Seller and, to the extent not forfeited or applied to tenant’s obligations under the Leases prior to the Closing, credited against the Purchase Price.

h. Closing Costs: Attorneys’ Fees. All real estate recording and documentary fees payable in connection with the conveyance of the Property shall be paid by Purchaser. All costs and expenses incurred for closing services, such as closing fees and document preparation fees charged by the Escrow Agent (but not the premium for the Title Policy), shall be paid in equal shares by Seller and Purchaser. Except as otherwise expressly provided in this Agreement, each party shall pay its own attorney’s fees and other expenses incurred in the preparation of this Agreement and the sale of the Property.

i. Other Apportionments. Such other items as are customarily apportioned by the Escrow Agent at a closing of the sale of a commercial property in Denver, Colorado.

Section 3.2 Collection of Receivables. “Receivables” means all rental payments, expense reimbursements and other monetary obligations of any kind due and owing or to become due and owing by tenants to Seller for the period prior to the Closing Date under the Leases. Purchaser shall undertake reasonable efforts on behalf of Seller to collect all Receivables for a period of six months from the Closing Date (which shall include the submission of monthly invoices and follow-up invoices, and may (but need not) include the commencement or continuation of litigation or other proceedings), it being agreed that any monies received by Purchaser from and after the Closing Date from any person liable for any portion of the Receivables to be collected by Purchaser shall be applied (after payment of all reasonable costs of collection, including reimbursement to Seller or Purchaser of any legal fees or collection costs reasonably incurred by either of them) as follows, (unless the tenant properly identifies the payment as being for a specific item): first to the payment of monies owed to Seller and Purchaser for the billing period in progress on the Closing Date, second to any current sums and arrearages owed to Purchaser (relating to billing periods after the billing period in progress as of the Closing Date), and last to the balance of the Receivables. All monies received by Purchaser which are to be applied to Receivables owed to Seller shall be held in trust by Purchaser for the benefit of Seller and remitted to Seller promptly after receipt.

Notwithstanding the foregoing, Seller shall retain the right to collect (in such manner as it shall deem appropriate) (a) Receivables due from tenants who have vacated the Property prior to the Closing Date, and (b) subject to the limitations imposed in this Section 3.2, those Receivables listed on the Rent Roll; and Purchaser shall not be required to undertake any collection efforts with respect to those Receivables. With respect to any pending litigation or other proceedings to collect any Receivables from tenants in occupancy on the Closing Date, Purchaser shall have the option of either (i) continuing the litigation or proceedings (the costs of which shall be equitably apportioned between Seller and Purchaser, based upon the amounts ultimately paid to each, and reimbursed out of the first monies collected, if any) and Purchaser shall be substituted as the plaintiff, if necessary, or (ii) of not continuing the litigation, whereupon Seller may continue such litigation in its own name and at its sole cost and expense, provided that such litigation shall not result in the eviction of the tenant or the termination of its Lease without Purchaser’s consent, and all sums collected by Seller as a result of the litigation (after payment of all costs and expenses of Seller and Purchaser) shall be applied in full satisfaction of the applicable Receivables.

If within 60 days following the Closing Date any of the Receivables to be collected by Purchaser and paid to Seller have not been collected and paid to Seller and Purchaser is not making reasonable efforts to collect those Receivables, then Seller may undertake its own efforts to collect those Receivables, including the commencement of litigation and other proceedings (but Seller shall not seek to evict any tenant or terminate any Lease), and in which event all sums collected by Seller as a result of such litigation (after payment of all costs and expenses of Seller and Purchaser) shall be applied in full satisfaction of the applicable Receivables. Purchaser and Seller shall reasonably cooperate with each other in the collection of Receivables and shall execute any documents reasonably requested by the other to collect those Receivables.

Section 3.3 Leasing Commissions. Seller shall be responsible for the payment of all leasing commissions and referral fees relating to the Leases entered into prior to the date of this Agreement, other than commissions or fees due or payable (a) as a result of the exercise of renewal options or other options or rights under Leases entered into prior to the date of this Agreement which are exercised on or after the date of this Agreement, or (b) as a result of any Leases executed on or after the date of this Agreement and any renewal, expansion or other modification of Leases executed on or after the date of this Agreement, or (c) as a result of the execution of the pending Lease Agreement with Denver Transit Contractors, LLC or its affiliates, a copy of which has been provided to Purchaser (the “Pending Warehouse Lease”), each of which shall be Purchaser’s responsibility. Purchaser shall reimburse Seller at the Closing to the extent Seller has paid any such leasing commissions or referral fees which are the responsibility of Purchaser. Each party agrees to indemnify, defend and hold the other harmless from and against any and all liability for leasing commissions, referral fees and other costs and expenses owed by it under this Section.

Section 3.4 Post-Closing Apportionments. Seller and Purchaser agree to use reasonable efforts to calculate all apportionments required under this Article 3 (and to make the applicable payments resulting from those calculations) with respect to those items of income and expense which are not known, have not been received or cannot be accurately or finally determined on the Closing Date by no later than 30 days after the Closing Date. Each other item of income and expense which is subject to apportionment under this Article 3 but which is not known, have not been received or cannot be accurately or finally determined on the Closing Date shall be apportioned retroactive to the Closing Date, and the payment made on such apportionment within 30 days after the date that the apportionment becomes ascertainable, i.e., the date by which each party, in its good faith business judgment, has sufficient information to make the apportionment. The parties agree that each party shall have the right following Closing, on reasonable written notice to the other, from time to time to review the books and records of such other party pertaining solely to the operations of the Property to the extent necessary to confirm the amounts of adjustments payable to Seller and/or Purchaser following the Closing.

Purchaser and Seller shall cooperate as necessary following the Closing in order to promptly and in good faith discharge their respective obligations under this Article 3. Notwithstanding the foregoing, any claim for an adjustment under Section 3.1 shall be valid only if made in writing with reasonable specificity within six months of the Closing Date, except in the case of items of adjustment which at the expiration of that period are subject to pending litigation or administrative proceedings. Claims with respect to items of adjustment which are subject to litigation or administrative proceedings will be valid if made on or before the later to occur of (i) the date that is 1 year after the Closing Date and (ii) the date that is 180 days after a final order is issued in such litigation or administrative hearing. Both parties shall use good faith efforts to resolve any disputed claims promptly. The provisions of this Article 3, including but not limited to Section 3.3, shall survive the Closing.

ARTICLE 4

DEFAULT

Section 4.1 Default and Termination.

a. Purchaser’s Default. If Purchaser defaults in its obligation to close, to timely make the Deposit, or otherwise commits a material default under this Agreement, Seller shall have the right (i) if the default occurs prior to or at Closing, as Seller’s exclusive remedy, except as expressly set forth elsewhere herein, to terminate this Agreement and to demand payment of, collect and retain the Deposit as liquidated damages; or (ii) if the default occurs after Closing, to obtain any equitable or legal remedy for that default including, but not limited to, specific performance and actual money damages (but not consequential or punitive damages), and to obtain from Purchaser reasonable attorneys’ fees incurred in connection with obtaining any such remedy.

b. Seller’s Default. If Seller defaults in its obligation to close or otherwise commits a material default under this Agreement, Purchaser shall have, as its exclusive remedies, the right (i) if the default occurs prior to or at Closing, (a) to terminate this Agreement and to obtain the return of the Deposit or (b) if Seller has failed to close as required under this Agreement, to obtain specific performance to require Seller to convey such title to the Property as it is required to convey under this Agreement, without any reduction in the Purchase Price, and (c) to obtain from Seller reasonable attorneys’ fees incurred in connection with obtaining any such remedy; or (ii) if the default occurs or a material breach of a representation or warranty made in Section 2.5d(iii) is discovered after Closing, to obtain any equitable or legal remedy for that default including, but not limited to, specific performance and actual money damages (but not consequential or punitive), and to obtain from Seller reasonable attorneys’ fees incurred in connection with obtaining any such remedy.

c. Termination of Agreement. Upon termination of this Agreement in the manner set forth in this Section and the receipt of the Deposit as provided above, neither party shall have any further obligations or liabilities hereunder except as otherwise provided in this Agreement.

ARTICLE 5

CASUALTY AND CONDEMNATION

Section 5.1 Casualty. In the event that after the date of this Agreement and prior to the Closing Date any of the improvements on the Property are damaged by fire or other casualty, Seller shall notify Purchaser and Purchaser shall have the option either (a) to terminate this Agreement by notice given to Seller within 10 days after Purchaser receives the notice of the casualty (but only if the right to terminate exists hereunder), or (b) to proceed to Closing, paying Seller the entire Purchase Price for the Property and (i) to the extent the damage has not been repaired prior to the Closing, receiving a credit on the Purchase Price equal to the amount of the deductible applicable to that casualty and receiving all of Seller’s rights with respect to recovery for such unrepaired damage caused by the fire or casualty under Seller’s existing insurance policies, without compromise, or (ii) if Seller and Purchaser agree at or prior to the Closing, receiving a credit on the Purchase Price of the amount they estimate will be required to repair the damage (which shall be a final settlement). In the event Purchaser elects to terminate this Agreement as provided above, the Deposit shall be returned to Purchaser by the Escrow Agent and neither party shall have any further liability or obligation to the other except as expressly provided in this Agreement. The right of termination due to any such fire or other casualty shall only exist if the damage caused by the casualty is material and either has not been completely repaired prior to the Closing, or an amount sufficient to complete the repairs has not been deposited (which Seller shall have no obligation to do) with the Escrow Agent in escrow to be used for the purpose of making the repairs, or the parties have not agreed upon a credit against the Purchase Price for the amount of the deductible and an assignment to Purchaser of all of Seller’s rights with respect to recovery for such unrepaired damage under Seller’s existing insurance policies. A material casualty is one that results in damage to the improvements on any of the Property, the cost to repair of which is in excess of $250,000.00. If the casualty is not material and has not been completely repaired prior to the Closing, then at the Closing Purchaser shall receive a credit on the Purchase Price equal to the amount of the deductible applicable to that casualty under Seller’s existing insurance policies, and to the extent the damage has not been repaired prior to the Closing Purchaser shall receive all of Seller’s rights with respect to recovery for such unrepaired damage under Seller’s existing insurance policies, or if the damage or other casualty is not covered under Seller’s existing insurance policies, or if Seller and Purchaser so agree under this Section 5.1b(ii), then Purchaser shall receive a credit on the Purchase Price equal to the amount Seller and Purchaser agree it will cost to repair the damage.

Section 5.2 Condemnation. If, between the date of this Agreement and Closing, any portion of the Property that is of such size and configuration or character to be, in Purchaser’s reasonable judgment, material to the operation of the Property is taken in condemnation (a “Material Taking”), Purchaser shall have the right by written notice given to Seller prior to or at Closing to terminate this Agreement. In the event of such a termination of this Agreement, Purchaser shall be entitled to the return of the Deposit, after which Purchaser and Seller shall have no further liability or obligation under this Agreement, except as otherwise provided in this Agreement. If, between the date of this Agreement and Closing, any portion of the Property is taken in condemnation that is not a Material Taking, Purchaser may not terminate this Agreement in whole or in part for that reason, and Seller and Purchaser shall perform their respective obligations under this Agreement, except with respect to the part of the Property so taken; and Seller shall be entitled to all the condemnation proceeds and the Purchase Price shall be decreased by the amount of those condemnation proceeds, or Purchaser at its option can elect to require Seller to assign those proceeds to Purchaser at the Closing, in which case the amount so assigned shall not be deducted from the Purchase Price.

ARTICLE 6

OPERATION OF THE PROPERTY; LEASING; TERMINATION OF CONTRACTS

Seller agrees that between the date of this Agreement and the Closing Date, (a) Seller shall, subject only to conditions beyond Seller’s reasonable control, continue to operate and maintain the Property in its present condition and consistent with its previous operations of the Property, ordinary wear and tear excepted, provided that Seller shall not enter into any new contracts (other than Leases) which cannot be terminated on 30 days’ notice without Purchaser’s prior written consent, which shall not be unreasonably withheld or delayed, (b) Seller shall not initiate or consent to any proposed changes in the zoning of all or any part of the Property, (c) Seller shall maintain in full force or effect its existing insurance coverage on the Property as disclosed to Purchaser pursuant to this Agreement, and (d) Seller shall not voluntarily create or consent to any liens or other encumbrances against the Property except as expressly permitted in this Agreement.

From the date of this Agreement until the end of the Inspection Period, before entering into any new Leases for space at the Property, Seller shall provide Purchaser with a term sheet for each new Lease and with respect to any new Leases, Seller shall not enter into the new Lease without Purchaser’s approval, which approval shall not be unreasonably withheld; provided, however, that Purchaser agrees that the Pending Warehouse Lease has been previously approved.

However, after the end of the Inspection Period until the Closing Date, Seller shall not without Purchaser’s prior written approval, which shall not be unreasonably withheld or delayed: (i) voluntarily terminate, modify, renew, or accept a surrender (in whole or in part) of any of the Leases, or (ii) enter into any new Leases. Purchaser shall notify Seller in writing within five days after its receipt of each proposed termination, modification or renewal of an existing Lease or proposed new Lease of either its approval or disapproval, including the cost of all tenant improvement work and leasing commissions to be incurred in connection with the Lease.

At least ten days before the end of the Inspection Period, Purchaser shall deliver a notice to Seller specifying which, if any, of the Contracts it intends to assume and which Purchaser requests that Seller terminate. Within three days after receipt of Purchaser’s notice, Seller (if it has not already done so) shall advise Purchaser whether any of the Contracts specified by Purchaser cannot be terminated or can be terminated only with the payment of a fee or penalty which Seller is unwilling to pay and:

a. With respect to those Contracts which cannot be terminated, Purchaser shall deliver notice to Seller, within two business days of receipt of Seller’s notice, that Purchaser has either agreed to assume those Contracts or has elected to terminate this Agreement, in which latter instance, the Deposit and any interest accrued on it shall be refunded to Purchaser and neither Seller nor Purchaser shall have any further liability to the other except as expressly provided in this Agreement; and

b. With respect to those Contracts which can be terminated, but only with the payment of a fee or penalty which Seller is unwilling to pay, Purchaser shall deliver notice of Seller within two business days of receipt of Seller’s notice, that Purchaser has either agreed to pay the termination fee or penalty or has elected to terminate this Agreement, in which latter instance, the Deposit and any interest accrued on it shall be refunded to Purchaser and neither Seller nor Purchaser shall have any further liability to the other except as expressly provided in this Agreement.

ARTICLE 7

GENERAL DISCLAIMER; ENVIRONMENTAL RELEASE

Section 7.1 General Disclaimer. EXCEPT AS OTHERWISE EXPRESSLY STATED IN THIS AGREEMENT OR IN ANY AGREEMENT OR INSTRUMENT EXECUTED AND DELIVERED BY SELLER TO PURCHASER AT THE CLOSING, INCLUDING BUT NOT LIMITED TO REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 2.5 OF THIS AGREEMENT AND THE LIMITED WARRANTY OF TITLE EXPRESSLY SET FORTH IN THE DEED (COLLECTIVELY, THE “SURVIVING REPRESENTATIONS”), SELLER HEREBY EXPRESSLY DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, OR AS TO THE PHYSICAL, STRUCTURAL OR ENVIRONMENTAL CONDITION OF THE PROPERTY OR ITS COMPLIANCE WITH LAWS, AND PURCHASER AGREES TO ACCEPT THE PROPERTY, “AS IS, WHERE IS, WITH ALL FAULTS”. WITHOUT LIMITING THE GENERALITY OF THE PRECEDING SENTENCE OR ANY OTHER DISCLAIMER SET FORTH HEREIN, SELLER AND PURCHASER HEREBY AGREE THAT, EXCEPT FOR THE SURVIVING REPRESENTATIONS, SELLER HAS NOT MADE AND IS NOT MAKING ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, WRITTEN OR ORAL, AS TO (A) THE NATURE OR CONDITION, PHYSICAL OR OTHERWISE, OF THE PROPERTY OR ANY ASPECT THEREOF, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF HABITABILITY, SUITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE OR PURPOSE, OR THE ABSENCE OF REDHIBITORY OR LATENT VICES OR DEFECTS IN THE PROPERTY, (B) THE NATURE OR QUALITY OF CONSTRUCTION, STRUCTURAL DESIGN OR ENGINEERING OF THE IMPROVEMENTS OR THE STATE OF REPAIR OR LACK OR REPAIR OF ANY OF THE IMPROVEMENTS, (C) THE QUALITY OF THE LABOR OR MATERIALS INCLUDED IN THE IMPROVEMENTS, (D) THE SOIL CONDITIONS, DRAINAGE CONDITIONS, TOPOGRAPHICAL FEATURES, ACCESS TO PUBLIC RIGHTS-OF-WAY, AVAILABILITY OF UTILITIES OR OTHER CONDITIONS OR CIRCUMSTANCES WHICH AFFECT OR MAY AFFECT THE PROPERTY OR ANY USE TO WHICH THE PROPERTY MAY BE PUT, (E) ANY CONDITIONS AT OR WHICH AFFECT OR MAY AFFECT THE PROPERTY WITH RESPECT TO ANY PARTICULAR PURPOSE, USE, DEVELOPMENT POTENTIAL OR OTHERWISE, (F) THE AREA, SIZE, SHAPE, CONFIGURATION, LOCATION, CAPACITY, QUANTITY, QUALITY, CASH FLOW, EXPENSES OR VALUE OF THE PROPERTY OR ANY PART THEREOF, (G) THE NATURE OR EXTENT OF TITLE TO THE PROPERTY, OR ANY EASEMENT, SERVITUDE, RIGHT-OF-WAY, POSSESSION, LIEN, ENCUMBRANCE, LICENSE, RESERVATION, CONDITION OR OTHERWISE THAT MAY AFFECT TITLE TO THE PROPERTY, (H) ANY ENVIRONMENTAL, GEOLOGICAL, STRUCTURAL, OR OTHER CONDITION OR HAZARD OR THE ABSENCE THEREOF HERETOFORE, NOW OR HEREAFTER AFFECTING IN ANY MANNER THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PRESENCE OR ABSENCE OF ASBESTOS OR ANY ENVIRONMENTALLY HAZARDOUS SUBSTANCE ON, IN, UNDER OR ADJACENT TO THE PROPERTY, OR (I) THE COMPLIANCE OF THE PROPERTY OR THE OPERATION OR USE OF THE PROPERTY WITH ANY APPLICABLE RESTRICTIVE COVENANTS, OR WITH ANY LAWS, ORDINANCES OR REGULATIONS OF ANY GOVERNMENTAL BODY (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, ANY ZONING LAWS OR REGULATIONS, ANY BUILDING CODES, ANY ENVIRONMENTAL LAWS, AND THE AMERICANS WITH DISABILITIES ACT OF 1990, 42 U.S.C. 12101 ET SEQ.), AND PURCHASER SHALL DETERMINE ALL SUCH MATTERS ON ITS OWN BEHALF DURING THE INSPECTION PERIOD. THE PROVISIONS OF THIS ARTICLE 7 SHALL BE BINDING ON PURCHASER AND EACH OF ITS PERMITTED ASSIGNEES AND SHALL SURVIVE THE CLOSING.

DURING THE INSPECTION PERIOD, PURCHASER WILL BE GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY AND PERSONAL PROPERTY, AND THE LEASES, CONTRACTS AND OTHER MATERIALS (INCLUDING, WITHOUT LIMITATION, TITLE MATERIALS) RELATING TO THE PROPERTY AND PERSONAL PROPERTY THAT PURCHASER DEEMS NECESSARY TO INSPECT AND REVIEW IN CONNECTION WITH THIS AGREEMENT, AND PURCHASER WILL RETAIN SUCH ENVIRONMENTAL CONSULTANTS, STRUCTURAL ENGINEERS AND OTHER EXPERTS AS IT DEEMS NECESSARY TO INSPECT THE PROPERTY AND REVIEW SUCH MATERIALS. PURCHASER IS RELYING ON ITS OWN INVESTIGATION AND THE ADVICE OF ITS EXPERTS REGARDING THE PROPERTY, AND UPON ITS REVIEW OF LEASES, CONTRACTS, AND OTHER MATERIALS, AND NOT ON ANY REPRESENTATIONS OR WARRANTIES OF SELLER, THE MANAGERS OF THE PROPERTY, OR ANY REAL ESTATE BROKER OR AGENT REPRESENTING OR PURPORTING TO REPRESENT SELLER (OTHER THAN THE SURVIVING REPRESENTATIONS). PURCHASER ACKNOWLEDGES THAT SELLER MAKES ABSOLUTELY NO REPRESENTATIONS OR WARRANTIES WITH RESPECT TO THE ACCURACY OR COMPLETENESS OF ANY INFORMATION, REPORTS (INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL AND ENGINEERING REPORTS) OR OTHER MATERIALS DELIVERED TO PURCHASER, EXCEPT AS MAY BE EXPRESSLY SET FORTH IN THE SURVIVING REPRESENTATIONS, AND THAT THE PURCHASE PRICE REFLECTS THE FACT THAT THIS IS AN “AS IS, WHERE IS” TRANSACTION.

UPON CLOSING, PURCHASER SHALL ASSUME THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER (AND SELLER’S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER (AND SELLER’S OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS) AT ANY TIME BY REASON OF OR ARISING OUT OF THE PHYSICAL AND ENVIRONMENTAL CONDITIONS OF THE LAND OR IMPROVEMENTS, ANY LATENT OR PATENT CONSTRUCTION DEFECTS, VIOLATIONS OF ANY APPLICABLE LAWS AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS REGARDING THE PROPERTY EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY DOCUMENT EXECUTED BY SELLER AT CLOSING AND EXCEPT FOR TORT CLAIMS AGAINST THE OWNER OF THE PROPERTY DUE TO EVENTS WHICH OCCURRED DURING SELLER’S PERIOD OF OWNERSHIP OF THE PROPERTY, FOR WHICH CLAIMS SELLER SHALL REMAIN LIABLE.

Section 7.2 Environmental Report; Environmental Release.

a. Environmental Report. Notwithstanding anything contained in this Agreement to the contrary, Purchaser may engage a consultant to perform a Phase I or similar environmental evaluation of the Property (the “Report”), and Purchaser shall provide Seller with a copy of any Report it obtains as soon as it is prepared but no later than 10 days prior to the Closing Date.

b. Environmental Release.

(1) Release. WITHOUT LIMITING THE PROVISIONS OF SUBPARAGRAPH 2.5D(II) ABOVE AND NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT EXCEPT AS PROVIDED IN SUBPARAGRAPH 2.5D(III) ABOVE, PURCHASER HERBY RELEASES SELLER AND SELLER’S PARTNERS’ OFFICERS, DIRECTORS, SHAREHOLDERS, TRUSTEES, PARTNERS, EMPLOYEES, MANAGERS AND AGENTS FROM ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTIONS, LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING WITHOUT LIMITATION ATTORNEYS’ FEES), WHETHER KNOWN OR UNKNOWN, LIQUIDATED OR CONTINGENT, ARISING FROM OR RELATING TO THE ENVIRONMENTAL CONDITIONS ON OR AFFECTING THE PROPERTY, WHETHER THE SAME ARE A RESULT OF NEGLIGENCE OR OTHERWISE, AND ALL CLAIMS UNDER ANY ENVIRONMENTAL LAWS OF THE UNITED STATES, THE STATE IN WHICH THE PROPERTY IS LOCATED OR ANY POLITICAL SUBDIVISION THEREOF, AS ANY OF THOSE ENVIRONMENTAL LAWS MAY BE AMENDED FROM TIME TO TIME AND ANY REGULATIONS, ORDERS, RULES OF PROCEDURES OR GUIDELINES PROMULGATED IN CONNECTION WITH SUCH ENVIRONMENTAL LAWS, REGARDLESS OF WHETHER THEY ARE IN EXISTENCE ON THE DATE OF THIS AGREEMENT. PURCHASER ACKNOWLEDGES THAT PURCHASER HAS BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF PURCHASER’S SELECTION AND PURCHASER IS GRANTING THIS RELEASE OF ITS OWN VOLITION AND AFTER CONSULTATION WITH PURCHASER’S COUNSEL.

(2) Survival. Purchaser and Seller agree that the provisions of this Section 7.2b shall survive Closing.

ARTICLE 8

MISCELLANEOUS

Section 8.1 Special Districts . Purchaser hereby agrees and acknowledges that as of the date of this Agreement, the Property, or portions of it, is or may be included within certain districts and other quasi-municipal corporations organized and existing under the laws of the State of Colorado (collectively, the “Districts”), and that as a result of such inclusion the Property and the rights and interests of Purchaser in it are subject to (i) current and future taxation by the Districts for all purposes for which the Districts are authorized to tax, and (ii) any and all actions other than taxation, such as imposition of impact fees, that the Districts lawfully may take that may affect the Property and/or the rights and interests of Purchaser in it.

Section 8.2 Confidentiality, Distribution of Information. Purchaser and Seller acknowledge the importance of confidentiality regarding this transaction. Without the prior written consent of the other, except as may be required in connection with required disclosures under securities or other laws applicable to one of the parties, neither party shall disclose to any person (other than their partners, members, the wholly owned affiliates of said partners or members, or the officers, boards, attorneys, lender, accountants, and employees of said party, said partner, said member, or said wholly owned affiliates, or any others who have a need to know in connection with the acquisition of the Property and who such party advises in writing of this confidentiality requirement or as otherwise required by law) any of the terms or provisions of this Agreement. This provision and restriction also applies to a disclosure of any information previously or hereafter received or learned by Purchaser or any of its partners, trustees, agents or representatives (including also the Brokers) about or concerning the Property or the operations of the Property, which is not available to the general public including without limitation any investigations or tests conducted by Purchaser and any leases, operating reports, rent rolls or other documents reviewed by Purchaser or any such persons. This provision shall terminate upon the completion of the Closing.

Section 8.3 Authority of Seller and Purchaser.

a. Purchaser. Purchaser represents and warrants that, as of the date of this Agreement and as of the date of Closing, Purchaser is and shall be a duly organized and validly existing limited liability company under the laws of the State of Colorado, is and shall be in good standing under the laws of that state, and has and shall have full and lawful right and authority to execute and deliver this Agreement and to consummate and perform the transactions contemplated in it. Furthermore, Purchaser represents and warrants that the person or persons executing this Agreement and any documents required under it on behalf of Purchaser have the authority to do so. Purchaser also represents and warrants that the consummation and performance of the transactions contemplated by this Agreement will not constitute a default or result in the breach of any term or provision of any contract or agreement to which Purchaser is a party so as to adversely affect the consummation of these transactions.

b. Seller. Seller represents and warrants that, as of the date of this Agreement and as of the date of Closing, Seller is and shall be a duly organized and validly existing corporation under the laws of the State of Colorado, is and shall be in good standing under the laws of that state, and has and shall have full and lawful right and authority to execute and deliver this Agreement and to consummate and perform the transactions contemplated in it. Furthermore, Seller represents and warrants that the person or persons executing this Agreement and any documents required under it on behalf of Seller have the authority to do so. Seller also represents and warrants that the consummation and performance of the transactions contemplated by this Agreement will not constitute a default or result in the breach of any term or provision of any contract or agreement to which Seller is a party so as to adversely affect the consummation of these transactions.

Section 8.4 Brokers. Seller represents and warrants to Purchaser that no broker or finder has been engaged in connection with the sale contemplated by this Agreement, other than Greg Knott of Unique Properties, LLC (“Seller’s Broker”), whose commission shall be paid by Seller pursuant to a separate agreement. Purchaser represents and warrants to Seller that no broker or finder has been engaged by Purchaser in connection with the sale contemplated by this Agreement, other than Sam Leger and Tim Finholm of Unique Properties, LLC (“Purchaser’s Broker,” and together with Seller’s Broker, the “Brokers”), whose commission shall be paid by Seller’s Broker. Each party further represents and warrants to the other that no other person or entity claims or will claim any commission, finder’s fee or other amounts by, through, under or as a result of any relationship with such party because of this transaction. Each party agrees to hold the other party harmless from and against any and all costs, expenses, claims, losses or damages, including also reasonable attorneys’ fees, resulting from any breach of the representations and warranties contained in this Section.

Section 8.5 Assignability.

a. Purchaser’s Assignability. Except as provided in Section 8.25 or to an Affiliate, as defined below, Purchaser shall not have the right to assign all or any part of its interest or rights under this Agreement without the prior written consent of Seller, which may be granted or withheld in Seller’s sole discretion. Any attempted assignment by Purchaser without such prior written consent, including assignments that would otherwise occur by operation of law, shall be without force or effect as against Seller. Notwithstanding the foregoing provisions, Purchaser shall have the right to assign this Agreement without the consent of Seller to any entity controlling, controlled by or under common control with Purchaser (each, an “Affiliate”), provided Purchaser delivers to Seller at least 5 days prior to the Closing a copy of the assignment under which the Affiliate assignee assumes all of the Purchaser’s obligations under this Agreement. Any assignment made in violation of the terms of this Section shall be void and of no force and effect. For purposes of this Section, an assignment by Purchaser shall include, but not be limited to, a transfer or transfers by any means of more than 55% in the aggregate of the voting stock or voting interest in Purchaser.

b. Seller’s Assignability. Seller may assign all or any part of its rights and obligations hereunder without the consent, written or otherwise, of Purchaser or any other person or entity, as long as the assignee assumes the obligations of Seller under this Agreement and has the capacity to perform Seller’s obligations under this Agreement.

Section 8.6 Notices. All notices required or permitted under this Agreement shall be given by registered or certified mail, postage prepaid, by recognized overnight courier, or by hand delivery, directed as follows:

If intended for Seller, to:

SCOTT’S LIQUID GOLD-INC.

4880 Havana Street

Denver, Colorado 80239

Attn: Barry J. Levine

E-mail: blevine@slginc.com

with a copy to:

SCOTT’S LIQUID GOLD-INC.

4880 Havana Street

Denver, Colorado 80239

Attn: Mark E. Goldstein

E-mail: mgoldstein@slginc.com

and with a copy to:

Elizabeth A. Sharrer

Holland & Hart LLP

Suite 3200

555 Seventeenth Street

Denver, CO 80202

E-mail: lsharrer@hollandhart.com

If intended for Purchaser, to:

Havana Gold, LLC

3535 Larimer Street

Denver, CO 80205

Attn: Andrew Feinstein

E-mail: afeinstein@exdomanagement.com

and with a copy to:

Jeffrey H. Sachs

8301 E. Prentice Ave., #300

Greenwood Village, CO 80111

E-mail: jeffsax@aol.com

Any notice delivered by mail in accordance with this Section shall be deemed to have been delivered (i) upon being deposited in any post office or postal box regularly maintained by the United States postal service, but, in the case of intended recipients who have an e-mail address listed above, only if concurrently with that deposit a copy of the notice is sent by e-mail to that intended recipient, and if that copy is not sent by e-mail to any intended recipient who has an e-mail address listed above, the notice shall not be deemed to have been delivered until actually received by the intended recipient; or (ii) the next business day after being deposited with a recognized overnight courier service; or (iii) upon receipt or refusal to accept delivery if hand-delivered. Either party, by notice given as above, may change the address to which future notices or copies of notices may be sent.

Section 8.7 Binding Effect. Subject to Section 8.5, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, personal representatives, successors and permitted assigns.

Section 8.8 Entire Agreement; Modification. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and may not be modified in any manner except by an instrument in writing signed by both parties. This Agreement supersedes and replaces all earlier agreements or understandings of the parties, whether written or oral.

Section 8.9 Headings. The headings herein are inserted only for convenient reference and do not define, limit or prescribe the scope of this Agreement or any Section or subsection.

Section 8.10 No Merger. The representations, covenants and agreements contained herein shall not merge into the various documents executed and delivered at the Closing and shall survive Closing, except as limited in this Agreement.

Section 8.11 Counterparts. This Agreement may be executed in any number of counterparts which together shall constitute a final Agreement.

Section 8.12 Severability. If any provision of this Agreement or its application to any person or situation, to any extent, shall be held invalid or unenforceable, the remainder of this Agreement, and the application of that provision to persons or situations other than those to which it has been held invalid or unenforceable, shall not be affected, but shall continue valid and enforceable to the fullest extent permitted by law.

Section 8.13 No Waiver. No waiver by either party of any provision hereof shall be deemed a waiver of any other provision or of any subsequent breach by either party of the same or any other provision.

Section 8.14 U.S. Dollars. All dollar amounts stated in this Agreement are in United States dollars and all funds shall be delivered in United States currency.

Section 8.15 Construction of Agreement. Seller and Purchaser acknowledge each to the other that both they and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits to it.

Section 8.16 Governing Law; Attorneys’ Fees. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado. In the event of any litigation between the parties with respect to the subject matter of this Agreement, the prevailing party shall be entitled to recover all of its reasonable attorneys’ fees from the other party.

Section 8.17 Recordation. Except in the event of a default in the other party’s obligation to close under this Agreement, neither Seller nor Purchaser shall place this Agreement or any of its terms and provisions, or any notice, memorandum or other written evidence of it, of record without the prior written consent of the other. Any violation of this Section shall be a material breach of this Agreement.

Section 8.18 Relationship of Parties. Nothing in this Agreement shall be construed or deemed to make or constitute Seller and Purchaser as partners, joint venturers or any other form of joint participants in the acquisition and ownership of the Property.

Section 8.19 Exhibits; Section References. All exhibits to this Agreement are a part of this Agreement and are incorporated into it by reference. References to section numbers and exhibits, unless otherwise stated, are to sections in and exhibits to this Agreement.

Section 8.20 Date of This Agreement. References to the “date of this Agreement” mean the date on which both Seller and Purchaser have signed this Agreement (including counterparts).

Section 8.21 Intentionally Omitted.

Section 8.22 Time of Essence. Time is of the essence with respect to all time periods for performance of the obligations under this Agreement. In calculating any period of time provided for in this Agreement, unless business days are specifically referenced, the term “days” shall refer to calendar and not business days. If any day scheduled for performance of any obligation hereunder shall occur on a weekend or on a holiday recognized by federal banks in the area in which the Property is located, the time period allowed and day for performance shall be continued to the next business day.

Section 8.23 OFAC Representation of Purchaser. Purchaser warrants and represents to Seller that neither Purchaser nor any beneficial owner of Purchaser is (i) listed on the Lists; (ii) a person who has been determined by competent authority to be subject to the prohibitions contained in the Orders; or (iii) owned or controlled by, or acts for or on behalf of, any person on the Lists or any other person who has been determined by competent authority to be subject to the prohibitions contained in the Orders.

Section 8.24 Cap on Limited Representations of Seller. Seller shall have no liability to Purchaser for a breach of any representation or warranty set forth in Section 2.5d(iii) of this Agreement unless (a) the valid claims for all such breaches of Section 2.5d(iii) of this Agreement collectively aggregate more than $15,000.00, in which event the full amount of such valid claims over the amount of $15,000.00 shall be actionable, up to the Cap (as defined below), and (b) written notice containing a description of the specific nature of such breach shall have been given by Purchaser to Seller and an action shall have been commenced by Purchaser against Seller prior to the expiration of the one-year period provided in that Section for survival of the representations and warranties. Purchaser agrees to first seek recovery under any insurance policies, Contracts and Leases prior to seeking recovery from Seller, and Seller shall not be liable to Purchaser if Purchaser’s claim is satisfied from such insurance policies, Contracts or Leases. As used herein, the term “Cap” shall mean the total aggregate amount of $375,000.00. Notwithstanding anything to the contrary set forth herein, if any of the representations and warranties set forth in Section 2.5d(iii) is untrue or incorrect in any material respect and the Employees actually knew (without independent investigation) that such representation and warranty was untrue in any material respect, then Purchaser shall be entitled to pursue all remedies available to it at law or in equity, including without limitation recovery of its actual damages resulting from such fraudulent misrepresentation. This Section 8.24 shall survive Closing.

Section 8.25 Section 1031 Exchange. Notwithstanding anything to the contrary in this Agreement, each party agrees that the other party may assign this Agreement (or all or any portion thereof or rights therein) to one or more qualified intermediaries or exchange accommodation titleholders (collectively, “Intermediary”), as that term is defined in the deferred like/kind exchange regulations (the “Regulations”) promulgated under Section 1031 of the Internal Revenue Code of 1986, as amended, to act in place of the assigning party in effecting a deferred or simultaneous like-kind exchange of the Property under the Regulations. Upon assignment of either party’s rights under this Agreement to an Intermediary, the Intermediary shall be substituted for the assigning party in this Agreement as the seller or purchaser of the Property, as applicable; provided, however, that the assigning party shall not be released of any of its obligations hereunder as a result of such assignment. The non-assigning party agrees to accept the consideration and all other required performance under this Agreement and any written instructions from an Intermediary and to render its performance of its obligations to such Intermediary. The non-assigning party agrees that performance by an Intermediary will be treated as performance by the assigning party. The assigning party agrees that non-assigning party’s cooperation hereunder (including the execution of documents) shall not require the non-assigning party to incur any out-of-pocket expenses, and the assigning party agrees to indemnify and hold the non-assigning party harmless from and against any and all damages, losses, liabilities, costs and expenses incurred by the non-assigning party as a result of the assigning party’s assignment of this Agreement to an Intermediary.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Signature Page to Purchase and Sale Agreement

Between

Scott’s Liquid Gold-Inc., As Seller

And

Havana Gold, LLC, As Purchaser

SELLER:

SCOTT’S LIQUID GOLD-INC., a Colorado corporation

By: /s/ Mark Goldstein

Name: Mark Goldstein

Its: President/CEO

Dated: 11/21/12

PURCHASER:

HAVANA GOLD, LLC,

a Colorado limited liability company

By: /s/ Andrew Feinstein

Name: Andrew Feinstein

Its: Manager

Dated: 11/20/12

EXHIBIT A

LEGAL DESCRIPTION

PARCEL A:

THE NORTH 816.59 FEET OF THE SOUTH 1,897.58 FEET OF LOT 3, BLOCK 3, MONTBELLO NO. 11, EXCEPT THE EASTERLY 8.5 FEET THEREOF, CITY AND COUNTY OF DENVER, STATE OF COLORADO

PARCEL B:

THE NORTH 799.9 FEET OF THE SOUTH 1,080.99 FEET OF LOT 3, BLOCK 3, EXCEPT THE EAST 8.5 FEET THEREOF, MONTBELLO NO. 11, CITY AND COUNTY OF DENVER, STATE OF COLORADO.

PARCEL C:

A PARCEL OF LAND SITUATED IN THE SOUTHWEST 1/4 OF SECTION 14, TOWNSHIP 3 SOUTH, RANGE 67 WEST OF THE 6TH PRINCIPAL MERIDIAN, CITY AND COUNTY OF DENVER, STATE OF COLORADO, BEING PART OF LOT 3, BLOCK 3, MONTBELLO NO. 11, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE WEST 1/4 CORNER OF SAID SECTION 14; THENCE SOUTH 89°14’55” EAST, ALONG THE NORTH LINE OF SAID SOUTHWEST 1/4, A DISTANCE OF 60.00 FEET TO A POINT LYING ON THE EAST RIGHT OF WAY LINE OF HAVANA STREET; THENCE SOUTH 00°00’00” WEST, ALONG SAID EAST RIGHT OF WAY LINE AND PARALLEL WITH THE WEST LINE OF SAID SOUTHWEST 1/4, A DISTANCE OF 9258.89 FEET TO THE POINT OF BEGINNING; THENCE SOUTH 89°35’01” EAST, A DISTANCE OF 345.01 FEET TO A POINT ON A CURVE; THENCE ALONG A CURVE TO THE RIGHT WHOSE CHORD BEARS SOUTH 10°59’06” EAST, A DISTANCE OF 140.09 FEET, SAID CURVE HAVING A CENTRAL ANGLE OF 22°48’11”, A RADIUS OF 354.32 FEET, AN ARC LENGTH OF 141.01 FEET TO A POINT OF TANGENT; THENCE SOUTH 00°24’59” WEST, ALONG SAID TANGENT, A DISTANCE OF 183.54 FEET; THENCE NORTH 89°35’01” WEST, A DISTANCE OF 370.37 FEET TO A POINT LYING ON SAID EAST RIGHT OF WAY LINE; THENCE NORTH 00°00’00” EAST, ALONG SAID RIGHT OF WAY LINE PARALLEL WITH AND 60.00 FEET EASTERLY OF THE WEST LINE OF SAID SOUTHWEST 1/4, A DISTANCE OF 320.87 FEET TO THE POINT OF BEGINNING, CITY AND COUNTY OF DENVER, STATE OF COLORADO.

A-1

EXHIBIT B-1

SPECIAL WARRANTY DEED

This SPECIAL WARRANTY DEED evidences a conveyance by SCOTT’S LIQUID GOLD-INC., a Colorado corporation, whose address is 4880 Havana Street, Denver, Colorado 80239 (“Grantor”), to HAVANA GOLD, LLC, a Colorado limited liability company, whose address is                                          (“Grantee”).

Grantor, for and in consideration of the sum of $9,500,000.00, the receipt and sufficiency of which is hereby acknowledged, has granted, bargained, sold and conveyed, and by these presents does grant, bargain, sell, convey and confirm unto Grantee, its successors and assigns forever, all the real property in Denver, Colorado, described on Exhibit A attached hereto, and the buildings, fixtures and other improvements located on that land (together called the “Property”), together with all easements, servitudes and other rights now belonging or appertaining to such real property, and all right, title and interest of the Grantor, if any, in and to any land lying in the bed of any street, road, avenue or alley, open or closed, in front of or behind or otherwise adjoining such Property and to the center line thereof and together with all and singular the hereditaments and appurtenances thereto belonging, or in anywise appertaining, and the reversions, remainders, rents, issues and profits thereof; and all the estate, right, title, interest, claim and demand whatsoever of the Grantor, either in law or in equity, of, in and to the Property, with the hereditaments and appurtenances;

TO HAVE AND TO HOLD the Property above bargained and described, with the appurtenances unto Grantee, its successors and assigns, forever. And Grantor, for itself, its successors and assigns, does covenant and agree that Grantor shall and will WARRANT AND FOREVER DEFEND the Property in the quiet and peaceable possession of Grantee, its successors and assigns, against all and every person or persons lawfully claiming or to claim the whole or any part thereof, by, through, or under Grantor, except for the lien of general taxes and assessments for the current year and all subsequent years, and except for the matters shown on Exhibit B attached hereto.

All representations, warranties and covenants, if any, made in this Deed are made for the sole benefit of Grantee and its successors, assignees and grantees and shall not inure to the benefit of any third party, including any title insurer through subrogation or otherwise.

Dated:         , 2012.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Signature Page to Special Warranty Deed

From

Scott’s Liquid Gold-Inc., As Grantor

To

Havana Gold, LLC, As Grantee

SCOTT’S LIQUID GOLD-INC., a Colorado corporation

By:

Name:

Its:

STATE OF                                                              )

                                                                                  ) ss.

COUNTY OF                                                          )

The foregoing instrument was acknowledged before me this              day of                         , 2012, by                          as                          of SCOTT’S LIQUID GOLD-INC., a Colorado corporation.

WITNESS my hand and official seal.

My commission expires:

Notary Public

EXHIBIT A

To Special Warranty Deed

LEGAL DESCRIPTION

PARCEL A:

THE NORTH 816.59 FEET OF THE SOUTH 1,897.58 FEET OF LOT 3, BLOCK 3,

MONTBELLO NO. 11, EXCEPT THE EASTERLY 8.5 FEET THEREOF,

CITY AND COUNTY OF DENVER, STATE OF COLORADO

PARCEL B:

THE NORTH 799.9 FEET OF THE SOUTH 1,080.99 FEET OF LOT 3, BLOCK 3, EXCEPT

THE EAST 8.5 FEET THEREOF, MONTBELLO NO. 11,

CITY AND COUNTY OF DENVER, STATE OF COLORADO.

PARCEL C:

A PARCEL OF LAND SITUATED IN THE SOUTHWEST 1/4 OF SECTION 14, TOWNSHIP 3 SOUTH, RANGE 67 WEST OF THE 6TH PRINCIPAL MERIDIAN, CITY AND COUNTY OF DENVER, STATE OF COLORADO, BEING PART OF LOT 3, BLOCK 3, MONTBELLO NO. 11, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE WEST 1/4 CORNER OF SAID SECTION 14; THENCE SOUTH 89°14’55” EAST, ALONG THE NORTH LINE OF SAID SOUTHWEST 1/4, A DISTANCE OF 60.00 FEET TO A POINT LYING ON THE EAST RIGHT OF WAY LINE OF HAVANA STREET; THENCE SOUTH 00°00’00” WEST, ALONG SAID EAST RIGHT OF WAY LINE AND PARALLEL WITH THE WEST LINE OF SAID SOUTHWEST 1/4, A DISTANCE OF 9258.89 FEET TO THE POINT OF BEGINNING; THENCE SOUTH 89°35’01” EAST, A DISTANCE OF 345.01 FEET TO A POINT ON A CURVE; THENCE ALONG A CURVE TO THE RIGHT WHOSE CHORD BEARS SOUTH 10°59’06” EAST, A DISTANCE OF 140.09 FEET, SAID CURVE HAVING A CENTRAL ANGLE OF 22°48’11”, A RADIUS OF 354.32 FEET, AN ARC LENGTH OF 141.01 FEET TO A POINT OF TANGENT; THENCE SOUTH 00°24’59” WEST, ALONG SAID TANGENT, A DISTANCE OF 183.54 FEET; THENCE NORTH 89°35’01” WEST, A DISTANCE OF 370.37 FEET TO A POINT LYING ON SAID EAST RIGHT OF WAY LINE; THENCE NORTH 00°00’00” EAST, ALONG SAID RIGHT OF WAY LINE PARALLEL WITH AND 60.00 FEET EASTERLY OF THE WEST LINE OF SAID SOUTHWEST 1/4, A DISTANCE OF 320.87 FEET TO THE POINT OF BEGINNING, CITY AND COUNTY OF DENVER, STATE OF COLORADO.

EXHIBIT B

To Special Warranty Deed

PERMITTED EXCEPTIONS

EXHIBIT B-2

ASSIGNMENT AND ASSUMPTION OF LEASES

THIS ASSIGNMENT is made this              day of                         , 2012, by and between SCOTT’S LIQUID GOLD-INC., a Colorado corporation (hereinafter referred to as the “Assignor”), having its office at 4880 Havana Street, Denver, Colorado 80239, and HAVANA GOLD, LLC, a Colorado limited liability company (hereinafter referred to as the “Assignee”), having its office at                                                  .

Assignor is the landlord under those leases and rental agreements listed on Schedule 1 to this Assignment (the “Leases,” which term shall include without limitation any guaranties of or similar agreements pertaining to the Leases), demising space in that certain property described on Exhibit A and known as the Scott’s Liquid Gold Campus located in Denver, Colorado (the “Property”).

Assignor is on this date conveying the Property to Assignee pursuant to the terms of a Purchase and Sale Agreement dated                         , 2012, between Assignor, as Seller, and Assignee, as Purchaser (the “Agreement”).

In consideration of $10.00 and other good and valuable consideration, receipt of which is hereby acknowledged, Assignor and Assignee hereby agree as follows:

1. Assignor hereby assigns to Assignee all of the landlord’s interest in, to and under the Leases, together with Assignor’s right, title and interest as landlord in and to all security deposits and advance rents (paid in lieu of security deposits) paid by the tenants under the Leases and which have not previously been forfeited or applied in accordance with the Leases, and guaranties and similar agreements given in connection with the Leases, and together with the rents and other charges due under the Leases for the period from and after the date of this Assignment, effective as of the date of this Assignment. This Assignment is subject to the provisions of Sections 3.2 and 3.3 of the Agreement.

2. In consideration of the foregoing, Assignee hereby assumes and agrees to perform any and all obligations of Assignor under the Leases which arise and are applicable to the period from and after the date of this Assignment, except as otherwise expressly provided in the Agreement.

3. Except as expressly provided in the Agreement, this Assignment is made without representation, warranty or recourse of any kind, express or implied.

4. This Assignment shall be binding upon and inure to the benefit of Assignor and Assignee and their respective successors and assigns.

5. This Assignment may be executed by one or more of the parties to this Assignment on any number of separate counterparts, all of which taken together shall be deemed to constitute one and the same instrument.

DATED:         , 2012.

Signature Page to Assignment and Assumption of Leases

From

Scott’s Liquid Gold-Inc., As Assignor

To

Havana Gold, LLC, As Assignee

ASSIGNOR:

SCOTT’S LIQUID GOLD-INC., a Colorado corporation

By:

Name:

Its:

Dated:

ASSIGNEE:

HAVANA GOLD, LLC,

a Colorado limited liability company

By:

Name:

Its:

Dated:

EXHIBIT A

To Assignment and Assumption of Leases

LEGAL DESCRIPTION OF REAL PROPERTY

PARCEL A:

THE NORTH 816.59 FEET OF THE SOUTH 1,897.58 FEET OF LOT 3, BLOCK 3, MONTBELLO NO. 11, EXCEPT THE EASTERLY 8.5 FEET THEREOF, CITY AND COUNTY OF DENVER, STATE OF COLORADO

PARCEL B:

THE NORTH 799.9 FEET OF THE SOUTH 1,080.99 FEET OF LOT 3, BLOCK 3, EXCEPT THE EAST 8.5 FEET THEREOF, MONTBELLO NO. 11, CITY AND COUNTY OF DENVER, STATE OF COLORADO.

PARCEL C:

A PARCEL OF LAND SITUATED IN THE SOUTHWEST 1/4 OF SECTION 14, TOWNSHIP 3 SOUTH, RANGE 67 WEST OF THE 6TH PRINCIPAL MERIDIAN, CITY AND COUNTY OF DENVER, STATE OF COLORADO, BEING PART OF LOT 3, BLOCK 3, MONTBELLO NO. 11, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE WEST 1/4 CORNER OF SAID SECTION 14; THENCE SOUTH 89°14’55” EAST, ALONG THE NORTH LINE OF SAID SOUTHWEST 1/4, A DISTANCE OF 60.00 FEET TO A POINT LYING ON THE EAST RIGHT OF WAY LINE OF HAVANA STREET; THENCE SOUTH 00°00’00” WEST, ALONG SAID EAST RIGHT OF WAY LINE AND PARALLEL WITH THE WEST LINE OF SAID SOUTHWEST 1/4, A DISTANCE OF 9258.89 FEET TO THE POINT OF BEGINNING; THENCE SOUTH 89°35’01” EAST, A DISTANCE OF 345.01 FEET TO A POINT ON A CURVE; THENCE ALONG A CURVE TO THE RIGHT WHOSE CHORD BEARS SOUTH 10°59’06” EAST, A DISTANCE OF 140.09 FEET, SAID CURVE HAVING A CENTRAL ANGLE OF 22°48’11”, A RADIUS OF 354.32 FEET, AN ARC LENGTH OF 141.01 FEET TO A POINT OF TANGENT; THENCE SOUTH 00°24’59” WEST, ALONG SAID TANGENT, A DISTANCE OF 183.54 FEET; THENCE NORTH 89°35’01” WEST, A DISTANCE OF 370.37 FEET TO A POINT LYING ON SAID EAST RIGHT OF WAY LINE; THENCE NORTH 00°00’00” EAST, ALONG SAID RIGHT OF WAY LINE PARALLEL WITH AND 60.00 FEET EASTERLY OF THE WEST LINE OF SAID SOUTHWEST 1/4, A DISTANCE OF 320.87 FEET TO THE POINT OF BEGINNING, CITY AND COUNTY OF DENVER, STATE OF COLORADO.

SCHEDULE 1

To Assignment and Assumption of Leases

SCHEDULE OF LEASES

EXHIBIT B-3

ASSIGNMENT AND ASSUMPTION OF CONTRACTS

KNOW ALL MEN BY THESE PRESENTS, that in consideration of the sum of Ten Dollars ($10) and other good and valuable consideration SCOTT’S LIQUID GOLD-INC., a Colorado corporation, having its office at 4880 Havana Street, Denver, Colorado 80239 (“Assignor”), does hereby convey, sell, assign, transfer, set over and deliver to HAVANA GOLD, LLC, a Colorado limited liability company, having its office at                                                                                   (“Assignee”), all of Assignor’s interest in and to those certain contracts, agreements, equipment leases, and other items (collectively, the “Agreements”) listed on Schedule 1 attached hereto, with respect to the real property described on Exhibit A attached hereto, effective as of the date of this Assignment.

TO HAVE AND TO HOLD the Agreements unto Assignee forever.

In consideration of the foregoing, Assignee hereby assumes and agrees to perform any and all obligations of Assignor under the Agreements which arise and relate to the period from and after the date of this Assignment.

Except as expressly provided in the Purchase and Sale Agreement between Assignor and Assignee, dated                                              , 2012, the foregoing assignment is made without representation, warranty or recourse of any kind.

This Assignment may be executed by one or more of the parties to this Assignment on any number of separate counterparts, all of which taken together shall be deemed to constitute one and the same instrument.

This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

Dated:         , 2012.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Signature Page to Assignment and Assumption of Contracts

From

Scott’s Liquid Gold-Inc., As Assignor

To

Havana Gold, LLC, As Assignee

ASSIGNOR:

SCOTT’S LIQUID GOLD-INC., a Colorado corporation

By:

Name:

Its:

Dated:

ASSIGNEE:

HAVANA GOLD, LLC,

a Colorado limited liability company

By:

Name:

Its:

Dated:

EXHIBIT A

To Assignment and Assumption of Contracts

LEGAL DESCRIPTION OF REAL PROPERTY

PARCEL A:

THE NORTH 816.59 FEET OF THE SOUTH 1,897.58 FEET OF LOT 3, BLOCK 3, MONTBELLO NO. 11, EXCEPT THE EASTERLY 8.5 FEET THEREOF, CITY AND COUNTY OF DENVER, STATE OF COLORADO

PARCEL B:

THE NORTH 799.9 FEET OF THE SOUTH 1,080.99 FEET OF LOT 3, BLOCK 3, EXCEPT THE EAST 8.5 FEET THEREOF, MONTBELLO NO. 11, CITY AND COUNTY OF DENVER, STATE OF COLORADO.

PARCEL C:

A PARCEL OF LAND SITUATED IN THE SOUTHWEST 1/4 OF SECTION 14, TOWNSHIP 3 SOUTH, RANGE 67 WEST OF THE 6TH PRINCIPAL MERIDIAN, CITY AND COUNTY OF DENVER, STATE OF COLORADO, BEING PART OF LOT 3, BLOCK 3, MONTBELLO NO. 11, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE WEST 1/4 CORNER OF SAID SECTION 14; THENCE SOUTH 89°14’55” EAST, ALONG THE NORTH LINE OF SAID SOUTHWEST 1/4, A DISTANCE OF 60.00 FEET TO A POINT LYING ON THE EAST RIGHT OF WAY LINE OF HAVANA STREET; THENCE SOUTH 00°00’00” WEST, ALONG SAID EAST RIGHT OF WAY LINE AND PARALLEL WITH THE WEST LINE OF SAID SOUTHWEST 1/4, A DISTANCE OF 9258.89 FEET TO THE POINT OF BEGINNING; THENCE SOUTH 89°35’01” EAST, A DISTANCE OF 345.01 FEET TO A POINT ON A CURVE; THENCE ALONG A CURVE TO THE RIGHT WHOSE CHORD BEARS SOUTH 10°59’06” EAST, A DISTANCE OF 140.09 FEET, SAID CURVE HAVING A CENTRAL ANGLE OF 22°48’11”, A RADIUS OF 354.32 FEET, AN ARC LENGTH OF 141.01 FEET TO A POINT OF TANGENT; THENCE SOUTH 00°24’59” WEST, ALONG SAID TANGENT, A DISTANCE OF 183.54 FEET; THENCE NORTH 89°35’01” WEST, A DISTANCE OF 370.37 FEET TO A POINT LYING ON SAID EAST RIGHT OF WAY LINE; THENCE NORTH 00°00’00” EAST, ALONG SAID RIGHT OF WAY LINE PARALLEL WITH AND 60.00 FEET EASTERLY OF THE WEST LINE OF SAID SOUTHWEST 1/4, A DISTANCE OF 320.87 FEET TO THE POINT OF BEGINNING, CITY AND COUNTY OF DENVER, STATE OF COLORADO.

SCHEDULE 1

To Assignment and Assumption of Contracts

SCHEDULE OF CONTRACTS

EXHIBIT B-4

BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS, that SCOTT’S LIQUID GOLD-INC., a Colorado corporation (“Seller”), having its office at 4880 Havana Street, Denver, Colorado 80239, for and in consideration of the sum of $10.00 and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, paid by HAVANA GOLD, LLC, a Colorado limited liability company (“Purchaser”), having its office at                                 , has granted, bargained, sold, transferred and delivered, and does grant, bargain, sell, transfer and deliver unto Purchaser, its successors and assigns, the personal property described on Schedule 1 attached hereto and made a part hereof and all of Seller’s right, title and interest in and to all those items of personal property (collectively, the “Personal Property”) described as follows: (a) to the extent they may be transferred by Seller and are in existence and effect (i) all licenses, permits, approvals and authorizations required for the ownership, use and operation of the real property described on Exhibit A attached hereto and made a part hereof (the “Property”), and (ii) warranties covering any portion of the Property; (b) all existing surveys, blueprints, drawings, plans and specifications (including, without limitation, structural, HVAC, mechanical and plumbing plans and specifications) in Seller’s possession; (c) all tenant lists, lease files, lease booklets, manuals and promotional and advertising materials concerning the Property or used in connection with the operation of the Property, exclusive of any internal books and records of Seller maintained at any of Seller’s offices, internal appraisals and/or evaluations of the Property, budgets and any other privileged or proprietary information; (d) the furniture, fixtures, inventory, equipment, operating supplies, tools, machinery and other personal property which are now located on or attached to the Property; and (e) all other tangible and intangible personal property owned by the Seller and used in connection with the Property; but excluding: (x) any names or marks of Seller or any affiliates of Seller; (y) the accounts and other property reserved by Seller under Section 3.1.e. of the Purchase and Sale Agreement between Seller and Purchaser, dated             , 2012; and (z) any personal property used in or related to the conduct of Seller’s business, including without the furniture, fixtures, inventory, equipment, operating supplies, tools, machinery and other personal property located in the computer room on the third floor or on the fourth or fifth floor of the office building commonly known as Building A, or in the warehouses commonly known as Buildings B, C and D.

This Bill of Sale is made without representation, warranty, or recourse, express or implied, except that Seller warrants ownership of the Personal Property described on Schedule 1.

ALL WARRANTIES OF QUALITY, FITNESS AND MERCHANTABILITY ARE HEREBY EXCLUDED.

Dated:                     , 2012.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

Signature Page to Bill of Sale

From

Scott’s Liquid Gold-Inc., As Seller

To

Havana Gold, LLC, As Purchaser

SELLER:

SCOTT’S LIQUID GOLD-INC., a Colorado corporation

By:

Name:

Its:

Dated:

EXHIBIT A

To Bill of Sale

LEGAL DESCRIPTION OF REAL PROPERTY

PARCEL A:

THE NORTH 816.59 FEET OF THE SOUTH 1,897.58 FEET OF LOT 3, BLOCK 3, MONTBELLO NO. 11, EXCEPT THE EASTERLY 8.5 FEET THEREOF, CITY AND COUNTY OF DENVER, STATE OF COLORADO

PARCEL B:

THE NORTH 799.9 FEET OF THE SOUTH 1,080.99 FEET OF LOT 3, BLOCK 3, EXCEPT THE EAST 8.5 FEET THEREOF, MONTBELLO NO. 11, CITY AND COUNTY OF DENVER, STATE OF COLORADO.

PARCEL C:

A PARCEL OF LAND SITUATED IN THE SOUTHWEST 1/4 OF SECTION 14, TOWNSHIP 3 SOUTH, RANGE 67 WEST OF THE 6TH PRINCIPAL MERIDIAN, CITY AND COUNTY OF DENVER, STATE OF COLORADO, BEING PART OF LOT 3, BLOCK 3, MONTBELLO NO. 11, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCING AT THE WEST 1/4 CORNER OF SAID SECTION 14; THENCE SOUTH 89°14’55” EAST, ALONG THE NORTH LINE OF SAID SOUTHWEST 1/4, A DISTANCE OF 60.00 FEET TO A POINT LYING ON THE EAST RIGHT OF WAY LINE OF HAVANA STREET; THENCE SOUTH 00°00’00” WEST, ALONG SAID EAST RIGHT OF WAY LINE AND PARALLEL WITH THE WEST LINE OF SAID SOUTHWEST 1/4, A DISTANCE OF 9258.89 FEET TO THE POINT OF BEGINNING; THENCE SOUTH 89°35’01” EAST, A DISTANCE OF 345.01 FEET TO A POINT ON A CURVE; THENCE ALONG A CURVE TO THE RIGHT WHOSE CHORD BEARS SOUTH 10°59’06” EAST, A DISTANCE OF 140.09 FEET, SAID CURVE HAVING A CENTRAL ANGLE OF 22°48’11”, A RADIUS OF 354.32 FEET, AN ARC LENGTH OF 141.01 FEET TO A POINT OF TANGENT; THENCE SOUTH 00°24’59” WEST, ALONG SAID TANGENT, A DISTANCE OF 183.54 FEET; THENCE NORTH 89°35’01” WEST, A DISTANCE OF 370.37 FEET TO A POINT LYING ON SAID EAST RIGHT OF WAY LINE; THENCE NORTH 00°00’00” EAST, ALONG SAID RIGHT OF WAY LINE PARALLEL WITH AND 60.00 FEET EASTERLY OF THE WEST LINE OF SAID SOUTHWEST 1/4, A DISTANCE OF 320.87 FEET TO THE POINT OF BEGINNING, CITY AND COUNTY OF DENVER, STATE OF COLORADO.

SCHEDULE 1

To Bill of Sale

SCHEDULED PERSONAL PROPERTY

EXHIBIT B-5

NON-FOREIGN AFFIDAVIT

AFFIDAVIT PURSUANT TO I.R.C. SECTION 1445 (B) (2)

STATE OF                                                                                  )

                                                                                                      ) ss:

COUNTY OF                                                                              )

                                                         , being duly sworn, deposes and says:

1. I am the                                                               of SCOTT’S LIQUID GOLD-INC., a Colorado corporation (“Owner”) having an office at 4880 Havana Street, Denver, Colorado 80239.

2. This Affidavit is made on behalf of Owner in connection with the sale of certain real property known as the Scott’s Liquid Gold Campus located in Denver, Colorado (the “Property”) from Owner to HAVANA GOLD, LLC, a Colorado limited liability company (“Purchaser”).

3. This Affidavit is made pursuant to Section 1445 (b) (2) of the Internal Revenue Code of 1986, as amended (the “Code”), for the purpose of evidencing an exemption from the requirement imposed by Code Section 1445(a) that the Purchaser deduct and withhold a tax on the disposition of the Property.

4. The Owner is not a “foreign person” or “foreign partnership” as defined in Code Section 1445 (f).

5. The Owner’s U.S. employer identification number is                                              .

6. The Owner’s office address is 4880 Havana Street, Denver, Colorado 80239.

7. The Owner understands that the Purchaser may furnish a copy of this Affidavit to the Internal Revenue Service and that any false statement contained herein could be punished by fine, imprisonment or both.

Under penalties of perjury, I declare that the facts presented in this Affidavit are, to the best of my knowledge and belief, true, correct and complete and I further declare that I have the authority to sign this document on behalf of the Owner.

SCOTT’S LIQUID GOLD-INC., a Colorado corporation

By:

Name:

Its:

Dated:

Sworn to before me this              day of                             , 2012.

Notary Public

EXHIBIT C

TENANT ESTOPPEL LETTER

Ladies and Gentlemen:

You have informed us of a pending conveyance of the project commonly known as Scott’s Liquid Gold Campus, Denver, Colorado (the “Property”) from SCOTT’S LIQUID GOLD-INC., a Colorado corporation and the current owner of the Property (“SLG”) to HAVANA GOLD, LLC, a Colorado limited liability company (“Cherfein”).

For good and sufficient consideration, and for the purposes of providing information to SLG and to Cherfein, regarding the Property and the lease premises (the “Premises”) in which the undersigned is a tenant under that certain lease agreement dated                          between                      (“Tenant”) and                      (such lessor and its successors and assigns are hereinafter referred to as “Landlord”), the undersigned Tenant hereby certifies to both SLG and Cherfein, and to their respective successors and permitted assigns, and agrees that:

1. The Lease, a true and correct copy of which (including all amendments and extensions) is attached hereto as Exhibit “A”, is in full force and effect, is valid and enforceable according to its terms against Tenant and has not been modified, amended, supplemented or changed in any respect, either orally or in writing, except as indicated in this certificate. The Premises contains approximately                  rentable square feet.

2. a. Term of Lease:

Date of Commencement:

Date of Expiration*:

    * (to include any presently exercised option or renewal term)

    b. Renewal Options:

        Exercised:

        Not Exercised:

    c. Security Deposit:

    d. Guarantor/s (if any):

3. Tenant has unconditionally accepted possession of the Premises, and all improvements, alterations and other work and parking facilities to be performed or constructed by Landlord under the Lease have been completed as of the date hereof and unconditionally accepted by Tenant.

4. All rent, charges or other payments due Landlord under the Lease have been paid as of the date of this certificate, and there have been no prepayments of rent or other obligations.

5. Neither Tenant nor, to the best of Tenant’s knowledge, Landlord is in default under any terms of this Lease nor has any event occurred, which with the passage of time (after notice, if any required by the Lease), would become an event of default under the Lease. No event or condition has occurred, which with the passage of time (after notice, if any, required by the Lease), would give rise to any right or option of Tenant to terminate the Lease or discontinue the operation of business from the Premises.

6. Tenant under the Lease has no claims, counterclaims, defenses or setoffs against Landlord arising from the Lease, nor is Tenant entitled to any concession, rebate, allowance or free rent for any period after this certification. As of the date hereof, Tenant is not entitled to any partial or total abatement of rent or other amounts due under the Lease.

7. As of the date hereof, there are no actions, whether voluntary or otherwise, which are pending or have been threatened against Tenant under any bankruptcy or insolvency laws of any State or the United States.

8. Tenant is the actual occupant in possession and has not assigned, transferred or sublet all or any part of the Premises, except as follows:                                                                                                      .

9. Tenant has never permitted, and will not permit, the generation, treatment, storage or disposal of any hazardous substance as defined under federal, state or local law on the Premises or the Property except for such substances of a type and only in a quantity normally used in connection with the occupancy or operation of buildings (such as non-flammable cleaning fluids and supplies normally used in the day to day operation of first-class offices), which substances are being held, stored and used in strict compliance with federal, state and local laws.

10. Tenant’s current address for notice under the Lease is:                                                                                                                                                                                                                                                                                    .

11. This certification may not be changed, waived or discharged orally, but only by an agreement in writing.

12. This certificate shall be binding upon, and shall inure to the benefit of Cherfein, Landlord and Tenant, the respective successors and assigns of Cherfein, Landlord and Tenant, and all parties claiming through or under such persons or any such successor or assign.

IN WITNESS WHEREOF, the undersigned has caused this certificate to be executed as of the              day of                             , 2012.

Tenant

By
Name:
Title:

EXHIBIT D

SELLER’S CERTIFICATE

Property Name: Scott’s Liquid Gold Campus,

                         Denver, Colorado

Tenant:

To:	HAVANA GOLD, LLC (“Purchaser”)

Re:

Lease Date:

Between                                                                                                                                                                             (“Landlord”)

and                                                                                                                                                                                         (“Tenant”)

Square Footage Leased:

Suite No.                                                          , Building  No.

Floor No.

SCOTT’S LIQUID GOLD-INC. (“Seller”) hereby certifies to Purchaser that to the current actual knowledge of                              (the employee or agent of Seller who is most knowledgeable about the Leases on the Property), the following with respect to the above-referenced lease (“Lease”):

1.	The Lease has not been cancelled, modified, assigned, extended or amended except as follows:

2.	Rent has been paid to . There is no prepaid rent, except . The amount of security deposit is $ .

3.	The Tenant is currently in occupancy of the Property.

4.	The Lease terminates on and the Tenant has the following renewal option(s):

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5.	All work to be performed for the Tenant under the Lease has been performed as required and has been accepted by Tenant, except .

6.	The Lease is (a) in full force and effect, except ; (b) neither Landlord nor Tenant is in default under the Lease, except ; and (c) Seller has not received any notice that the Tenant has any claims, liens, charges or credits against Landlord or offsets against rent, except .

7.	The Tenant has not assigned or sublet the Lease, except .

8.	There are no other agreements written or oral between the Tenant and Seller with respect to the Lease and or the leased premises and building, except

The undersigned is duly authorized to execute this Certificate on behalf of the Seller.

EXECUTED this              day of                             , 2012.

By:
Title:

D-2

EXHIBIT E

COPIES PROVIDED TO PURCHASER

Seller shall furnish the following to Purchaser, to the extent the same are in existence and are in Seller’s possession, subject to the provisions of Section 2.5d of the Agreement:

1.	Copies of all maintenance and service contracts (i.e., elevator, waste disposal, landscaping, etc.), leasing and sale brokerage agreements, and current Leases.

2.	Copies of all consultant agreements, warranties, guaranties, bonds, any correspondence to or from tenants, and any estoppels related to the current Leases.

3.	Copies of all environmental studies, including Phase I or Phase II environmental studies, and of any engineering, building, architectural or other reports or studies which have been commissioned by Seller, Citywide Banks or any other institutional lender for the Property during the last ten years and which are in Seller’s possession.

4.	Copies of any written claims, demands or notices from any third party which concern or otherwise affect the Property received by Seller during the last three years, including (without limitation), any existing internal list of potential litigation, written notices from any governmental or quasi-governmental body.

5.	A list of major repairs and casualties affecting the Property occurring during the last three years.

6.	Copies of any surveys of the Property.

7.	Copies of all plans and specifications for the buildings and improvements located upon the Property.

8.	Copies of all utility bills for the Property for the past two years.

8.	Copies of paid tax receipts for the Property for the past three years.

10.	Copies of current elevator inspections for any elevators located upon the Property.

11.	Copies of any reports issued by the Fire Marshal regarding inspection of the buildings upon the Property during the past three years.

12.	Copies of all current certificates of occupancy or other permits or licenses related to the ownership or operation of the Property (but not those related to the ongoing operation of Seller’s business therein).

13.	Copies of certificates of insurance currently affecting the Property.

E-1

EXHIBIT F-1

SELLER LEASES

BUILDING A LEASE

REAL PROPERTY LEASE

(BUILDING A)

BY AND BETWEEN

Havana Gold, LLC

LESSOR

AND

SCOTT’S LIQUID GOLD-INC.

LESSEE

4880 Havana Street, Building A, Denver CO 80239

PROPERTY ADDRESS

LEASE AGREEMENT

THIS LEASE AGREEMENT (the “Lease”) is entered into this         day of         , 201 , by and between Havana Gold, LLC, a Colorado limited liability company (hereinafter referred to as “Lessor”), and Scott’s Liquid Gold-Inc., a Colorado corporation (hereinafter referred to as “Lessee”).

W I T N E S S E T H:

1. PREMISES

Lessor leases to Lessee and Lessee leases from Lessor, upon the terms and conditions as hereinafter set forth, certain premises situated in the City and County of Denver, State of Colorado, consisting of a portion of the office building commonly known and described as Building A, located at 4880 Havana Street, Denver, CO, 80239 (the “Building”), which portion consists of the entirety of the fourth floor of the Building, containing a total of approximately 16,078 square feet of rentable area (hereinafter referred to as the “Premises”), together with (i) any rights of way, easements, and other rights, if any, appurtenant thereto, including without limitation a non-exclusive license to use any portions of the Building or the land on which it is situated that are designated by Lessor for the common use of tenants and others, (ii) the nonexclusive right to use the computer room located on the third floor of the Building for the placement, maintenance, repair, or replacement of its network servers and other computer and telephone equipment, and (iii) the parking rights described below. The Premises are depicted on Exhibit “A” attached hereto and incorporated herein by this reference. Lessee and its employees and invitees shall have the right to use, at no additional charge, a total of (a) eighteen (18) reserved parking spaces in the underground parking garage adjacent to the Building, (b) thirty (30) parking spaces in the surface parking lot located north of the building commonly referred to as Building D (the “North Lot”), and three (3) reserved visitor parking spaces to be designated for Lessee’s visitors, located immediately in front of the Building. The locations of the parking spaces in the North Lot shall be within the first five (5) rows at the south end of the North Lot.

Without limiting the generality of the foregoing, during the term Lessee and Lessee’s agents, officers and employees shall have the right to use the existing cafeteria space located within the Building, but such use shall be limited to the hours of operation and terms of service as are provided to all other users of the cafeteria by the operator of the cafeteria.

2. TERM OF LEASE

The term of this Lease (the “Term”) shall begin on [INSERT CLOSING DATE]             , 201   (the “Commencement Date”), and shall expire at midnight on the day before the date that is three (3) years from the Commencement Date, or if the Commencement Date is not the first day of a month, then from the first day of the following month. Lessee shall have two (2) options to extend the Term of the Lease, for renewal terms of three (3) additional years each (each, a “Renewal Term”). Each of these options may be exercised by Lessee providing Lessor with written notice of such exercise no less than ninety (90) days prior to the expiration of the initial Term or the first Renewal Term, as applicable. Lessee’s failure to exercise its option to extend the Term for the first Renewal Term shall automatically cancel the option to extend for a second Renewal Term. The term “Lease Year” means each consecutive twelve-month period beginning with the

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Commencement Date, except that if the Commencement Date is not the first day of a calendar month, then the first Lease Year shall be the period from the Commencement Date through the final day of the twelve months after the first day of the following month, and each subsequent Lease Year shall be the twelve months following the prior Lease Year.

3. RENT

Lessee hereby agrees to pay rent (“Base Rent”) to Lessor in the amounts specified below. The first monthly installment shall be payable on the Commencement Date (which shall be prorated for a partial month if the Commencement Date is not the first day of a month), and thereafter on or before the first day of each month of the Term in the following amounts:

For the first Lease Year, the amount of SEVENTEEN THOUSAND FOUR HUNDRED SEVENTEEN AND 83/100 DOLLARS ($17,417.83) per month.

For the second Lease Year, the amount of SEVENTEEN THOUSAND NINE HUNDRED FORTY AND 36/100 DOLLARS ($17,940.36) per month.

For the third Lease Year, the amount of EIGHTEEN THOUSAND FOUR HUNDRED SEVENTY EIGHT AND 58/100 DOLLARS ($18,478.58) per month.

If Lessee elects to extend this Lease for a Renewal Term, the Base Rent shall be as follows:

For the fourth Lease Year, the amount of NINETEEN THOUSAND THIRTY-TWO AND 94/100 DOLLARS ($19,032.94) per month.

For the fifth Lease Year, the amount of NINETEEN THOUSAND SIX HUNDRED THREE AND 93/100 DOLLARS ($19,603.93) per month.

For the sixth Lease Year, the amount of TWENTY THOUSAND ONE HUNDRED NINETY-TWO AND 05/100 DOLLARS ($20,192.05) per month.

For the seventh Lease Year, the amount of TWENTY THOUSAND SEVEN HUNDRED NINETY-SEVEN AND 81/100 DOLLARS ($20,797.81) per month.

For the eighth Lease Year, the amount of TWENTY-ONE THOUSAND FOUR HUNDRED TWENTY-ONE AND 74/100 DOLLARS ($21,421.74) per month.

For the ninth Lease Year, the amount of TWENTY-TWO THOUSAND SIXTY-FOUR AND 39/100 DOLLARS ($22,064.39) per month.

All such payments shall be made to Lessor at Lessor’s address as set forth in this Lease on or before the due date and without demand. Lessee agrees to pay Base Rent in the form of a personal check, cashier’s check, or money order made out to Lessor. All additional amounts other than Base Rent due from Lessee to Lessor shall be referred to herein as “Additional Rent,” and Base Rent and Additional Rent shall together be referred to as “Rent.”

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3. LATE PAYMENTS: Base Rent is due on the first day of each month and shall be deemed late on the 6th day of each month. If Base Rent is late more than one time in any calendar year during the Term, then a late fee of five percent (5%) of the delinquent payment shall become payable for any subsequent Base Rent payment during that calendar year that is not received on time. The addition of such late fee and the collection thereof shall not operate to waive any other rights of Lessor for nonpayment of Base Rent or for any other reason.

4. SECURITY DEPOSIT

On the Commencement Date, Lessee shall deposit with Lessor a security deposit in the amount of SEVENTEEN THOUSAND FOUR HUNDRED SEVENTEEN DOLLARS AND NO/100 DOLLARS ($17,417.00).

If, at any time during the Term of this Lease, Lessee shall be in default in the performance of any of the provisions of this Lease beyond any applicable period for notice and cure, Lessor shall have the right but not the obligation to use the security deposit, or as much thereof as Lessor may deem necessary, to cure, or correct or remedy any such default; and Lessee, upon notification thereof, shall forthwith pay to Lessor any and all such expenditure or expenditures so that Lessor will at all times have the full amount of the security deposit. This security deposit and application thereof shall not be considered as liquidated damages in the event of breach but only as application toward actual damages. Upon the termination of this Lease in any manner, if Lessee is not then in default hereunder, the security deposit or so much thereof as has not been lawfully expended by Lessor shall be returned to Lessee.

5. USE OF PREMISES

Lessee shall have the right to use and occupy the Premises for an office space or any such other similar use, provided this use conforms with applicable zoning regulations. Any other use shall be permitted only with the prior written consent of Lessor. Lessee covenants throughout the Term of this Lease, at Lessee’s sole cost and expense, to promptly comply with all laws and ordinances and the orders, rules, regulations and requirements of all federal, state and municipal governments and appropriate departments, commissions, boards and officers thereof (collectively, “Laws”), in each case to the extent applicable to its use of the Premises; provided, however, Lessee will only be required to make structural repairs and alterations which are required by Laws as a direct result of Lessee’s specific use of the Premises (but not if required for general office use).

6. INSURANCE

During the Term of the Lease, Lessee and Lessor shall carry and maintain the following policies of insurance:

a. Lessor’s Insurance. Lessor shall, at its sole cost and expense, obtain and maintain throughout the Term of this Lease cause of loss “special form” insurance (formerly known as “all risk”) on the Building, including the Premises, and any parking facilities, at a minimum full replacement cost of the Building, the Premises (other than Lessee’s Property as defined below), and the parking facilities. Such insurance shall not be required to cover any of Lessee’s inventory, furniture, furnishings, fixtures, or equipment within the Premises (collectively, “Lessee’s Property”), and Lessor shall not be obligated to repair any damage thereto or replace any of same, and Lessee shall have no interest in any proceeds of Lessor’s insurance.

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b. Lessee’s Insurance. Lessee shall, at its sole cost and expense, obtain and maintain throughout the Term of this Lease, on a full replacement cost basis, “special form” insurance covering all of Lessee’s Property located on or within the Premises, and Lessor shall have no interest in any proceeds of such policy. In addition, Lessee shall obtain and maintain, at its sole cost and expense, commercial general public liability insurance providing coverage from and against any loss or damage occasioned by an accident or casualty on, about or adjacent to the Premises, including protection against death, personal injury and property damage. Such liability coverage shall be written on an “occurrence” basis, with limits of not less than $2,000,000.00 combined single limit coverage. All policies of liability insurance required to be carried by Lessee hereunder shall name Lessor and its property manager, if any, as additional insureds. To the extent such coverage is available, each such policy shall provide that same shall not be cancelled or materially modified without at least thirty (30) days’ prior written notice to Lessor and any mortgagee of Lessor. The limits of such insurance shall not, under any circumstances, limit the liability of Lessee under this Lease. In the event that Lessee fails to maintain any of the insurance required of it pursuant to this provision, Lessor shall have the right (but not the obligation) at Lessor’s election, after five (5) business days written notice to Lessee, to pay Lessee’s premiums or to arrange substitute insurance with an insurance company of Lessor’s choosing, in which event any premiums advanced by Lessor shall constitute Additional Rent payable under this Lease and shall be payable by Lessee to Lessor immediately upon demand for same.

(c) Mutual Subrogation Waiver. Lessor and Lessee hereby agree to obtain from any insurer providing property insurance coverage to either of them covering the Premises, the Building, the parking facilities or Lessee’s Property, a waiver of any right of subrogation any such insurer of one party may acquire against the other or as against the Lessor or Lessee by virtue of payments of any loss under such insurance, and to cause each such policy to be properly endorsed to reflect such waiver. As requested, the parties shall provide evidence to one another of their respective insurers’ waivers of subrogation hereunder. Notwithstanding anything to the contrary contained in this Lease, each party hereby waives any and all rights to recover from the other and its officers, agents, members, managers and employees for any loss or damage, including consequential loss or damage, caused by any peril or perils (including negligent acts) enumerated in each cause of loss-special risk form property insurance policy required to be maintained by either party hereunder.

d. Miscellaneous. All insurance required by virtue of this Section shall be written with an insurance company licensed to do business within the State of Colorado, with such policies to be non-assessable. Upon request, each party shall provide the other with a certificate of insurance (with proof of payment), evidencing the coverages required hereunder.

7. PAYMENT OF TAXES AND ASSESSMENTS

Lessor shall timely pay all real property taxes, assessments, and similar amounts on the land and Building, but not on Lessee’s Property contained in the Premises.

8. ASSIGNMENT AND SUBLETTING

This Lease or any interest herein may be assigned by Lessee, voluntarily or involuntarily, by operation of law or otherwise, and either all or any part of the Premises may be subleased by Lessee with the prior written consent of Lessor, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding anything to the contrary contained in this Lease, Lessee shall have the right, without obtaining Lessor’s prior written consent, to assign or sublease all or any portion of the Premises to any affiliate of Lessee. For

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purposes of this Section, an “affiliate” of Lessee shall mean any entity which, directly or indirectly, controls or is controlled by or is under common control with Lessee, or a successor entity to Lessee by virtue of merger, consolidation, or nonbankruptcy reorganization or the sale of all or substantially all of the assets of Lessee. For purpose of the definition of “affiliate,” the word “control” (including “controlled by” and “under common control with”), as used with respect to any corporation, partnership, or association, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policy of a particular corporation, partnership or association, whether through the ownership of voting securities or by contract or otherwise. Notwithstanding the foregoing, it is understood and agreed that following any assignment or sublease of all or any portion of the Premises, unless the parties shall agree otherwise in writing, Lessee shall remain fully liable for payment of Rent and performance of all of Lessee’s obligations under this Lease.

9. SERVICES AND UTILITIES

Lessor shall furnish services as follows:

a. Heating and Air Conditioning. Lessor shall furnish heating and air conditioning to provide a comfortable temperature for normal business operations (which the parties agree shall be 72°F +/- 2°F), except to the extent Lessee installs equipment which adversely affects the temperature in the Premises maintained by the HVAC system. If Lessee installs such equipment, then, upon ten (10) days written notice to Lessee containing information supporting Lessor’s claim that Lessee’s equipment is affecting the temperature in the Premises, Lessor may install supplementary air conditioning units in the Premises, and Lessee shall pay to Lessor within thirty (30) days following demand as Additional Rent the reasonable cost of installation, operation and maintenance thereof.

b. Elevators. Lessor shall provide passenger elevator service during normal business hours to Lessee in common with Lessor and all other tenants. Lessor shall provide limited passenger elevator service at other times, provided Lessee shall have at least one (1) passenger elevator available for service to the Premises 24 hours per day, seven (7) days per week, except in case of an event beyond Lessor’s reasonable control.

c. Electricity. Lessor shall provide sufficient electricity to operate normal office lighting and equipment 24 hours per day, seven (7) days per week, as well as lighting replacement for building standard lights. Lessee shall not install or operate in the Premises any electrically operated equipment or other machinery, other than business machines, computers, telephones, and equipment normally employed for general office use which do not require high electricity consumption for operation, without obtaining the prior written consent of Lessor, which shall not be unreasonably withheld, conditioned or delayed.

d. Water. Lessor shall furnish hot and cold tap water for drinking and toilet purposes.

e. Janitorial Service. Lessor shall furnish janitorial service not less than five (5) days per week (excluding holidays), as generally provided to other tenants in the Building, including without limitation office cleaning, restroom supplies, window washing, and trash pickup in a manner that such services are customarily furnished to comparable office buildings in the area.

f. Access. Lessor shall provide access to the Premises, the Building and the parking facilities, subject to such security card system as Lessor may establish from time to time, twenty-four (24) hours per day, seven (7) days per week.

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g. Security. Lessor shall provide standard security services comparable to other office buildings in the area.

h. Interruption of Services. If any of the Building equipment or machinery ceases to function properly for any cause, Lessor shall use reasonable diligence to repair the same promptly. Lessor’s inability to furnish, to any extent, the Building services set forth in this Section, or any cessation thereof resulting from any causes, including without limitation any entry for repairs pursuant to this Lease, and any renovation, redecoration or rehabilitation of any area of the Building shall not render Lessor liable for damages to either person or property or for interruption or loss to Lessee’s business, nor be construed as an eviction of Lessee, nor work an abatement of any portion of Rent, nor relieve Lessee from fulfillment of any covenant or agreement hereof, unless caused by the negligence or misconduct of Lessor or its employees, agents or contractors. However, in the event that an interruption of the Building services set forth in this Section is within Lessor’s reasonable control and such interruption causes the Premises or some portion thereof to be unusable for the purpose of conducting Lessee’s business therein for a period of at least three (3) consecutive business days, monthly Rent shall be abated proportionately for the period beginning on the first day of the service interruption until such services are restored.

10. PROPERTY MAINTENANCE/ CONDITION OF PREMISES

Lessee has inspected and accepts the Premises in their present condition and acknowledges the Premises are tenantable and in good condition. Lessor shall, at its own cost and expense, maintain, repair and keep in good order Building, the common areas and the parking areas, including without limitation the interior and exterior of the Premises and each and every part thereof and all appurtenances thereof, including but not limited to glass, doors, sidewalks, yards areas, fences, curbs, paving, roof, wiring, plumbing, sewer systems, heating, air cooling installations, elevators, boilers, machinery, and other parts of the Building, except for the repair obligations of Lessee as set forth in Sections 10c(1) and 10c(2).

Lessee shall not permit, commit to suffer waste, impairment or deterioration of the Premises or improvements thereon or any part thereof beyond reasonable wear and tear expected.

a. Lessor’s Obligations.

In the event this Article 10 provides for Lessor’s responsibility for certain repairs and maintenance, Lessor shall be responsible for: (i) any repairs, replacements, restorations, or maintenance that have been necessitated by reason of ordinary wear and tear, (ii) any repairs, replacements, restorations, or maintenance that have been necessitated by the neglect, misuse, or abuse of Lessor, its agents, employees, customers, licensees, invitees, or contractors, and (iii) any repairs, replacements, restorations, or maintenance that have been necessitated by sudden natural forces, or acts of God, or by fire or other casualty not caused by Lessee. The cost of any maintenance, repairs, or replacements necessitated by the neglect, misuse, or abuse of Lessee, its agents, employees, customers, licensees, invitees, or contractors shall be paid by Lessee to Lessor promptly upon billing. Lessor shall use reasonable efforts to cause any necessary repairs to be made promptly; provided, however, that Lessor shall have no liability whatsoever for any delays beyond Lessor’s reasonable control in causing such repairs to be made, including, without limitation, any liability for injury to or loss of Lessee’s business, nor, except as provided above in Section 9.h, shall any delays entitle Lessee to any abatement of Base Rent or Additional Rent or damages, or be deemed an eviction of Lessee in whole or in part.

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b. Lessee’s Allowed Responsibilities.

In the event this Article 10 provides for Lessor’s responsibility for certain repairs and maintenance, Lessee shall not perform or contract with third parties to perform any such repairs upon the Premises or Building. In the event any repair that is the responsibility of Lessor becomes necessary, Lessee shall notify Lessor as soon as possible, and allow reasonable time for the work to be completed. Any unauthorized work performed or contracted for by Lessee will be at the sole expense of Lessee, except for work that Lessee performs or contracts for in order to correct or mitigate an emergency situation, if Lessee has made reasonable efforts to contact Lessor regarding the emergency and has been unable to do so.

c. Lessee’s Obligations.

(1) Except for services or repairs and maintenance for which Lessor is obligated pursuant to Articles 9 and 10 hereof, Lessee, at Lessee’s sole expense, shall maintain in good order, condition and repair, ordinary wear and tear excepted, the following portions of the Premises: the interior surfaces of the ceilings and walls and the painting of such surfaces, the interior surfaces of the floors and all floor coverings (including carpet, pad, tile, vinyl and other floor coverings), all doors, all interior windows and interior window blinds, draperies and other window coverings, all plumbing, pipes and fixtures that solely serve the Premises, electrical wiring, switches and fixtures that solely serve the Premises, and special items and equipment installed by or at the expense of Lessee that solely serve the Premises.

(2) Lessee shall be responsible for all repairs and alterations in and to the Premises and Building and the facilities and systems thereof, the need for which arises out of (i) the installation, removal, use or operation of Lessee’s Property in the Premises, (ii) the moving of Lessee’s Property into or out of the Building, or (iv) the, neglect, misuse, or abuse of Lessee, its agents, contractors, employees or invitees.

(3) If Lessee fails to maintain those portions of the Premises which it is required to maintain hereunder in good order, condition and repair, ordinary wear and tear excepted Lessor shall give Lessee notice to do such acts as are reasonably required to so maintain the Premises. If Lessee fails to promptly commence such work and diligently prosecute it to completion, then Lessor shall have the right to do such acts and expend such funds at the expense of Lessee as are reasonably required to perform such work. Any amount so expended by Lessor shall be paid by Lessee promptly after demand with interest at the prime commercial rate as published in the Wall Street Journal for the date such work was completed plus two percent (2%) per annum, from the date such work was completed until paid, but not to exceed the maximum rate then allowed by law. Lessor shall have no liability to Lessee for any damage, inconvenience, or interference with the use of the Premises by Lessee as a result of performing any such work, unless caused by the neglect, misuse, or abuse of Lessor, its agents, employees, or contractors,.

(4) Waste/ Rubbish Removal: Lessee shall not lay waste to the Premises. Lessee shall not perform any action or practice that may injure the Premises or Building. Subject to Lessor’s obligation to provide janitorial services including trash pickup to the Premises, Lessee shall keep the Premises, the Building and the real property surrounding the Building free and clear of all debris, garbage, and rubbish.

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11. INDEMNITY PROVISIONS

Without limitation of any other provisions hereof and to the extent not prohibited by law, Lessee agrees to defend, protect, indemnify and save harmless Lessor and its partners, and its and their partners, venturers, managers, officers, agents, servants and employees, affiliated limited liability companies, and other affiliated entities from and against all claims, liabilities, losses, damages or expenses made against or incurred by Lessor attributable to the negligence, willful misconduct or breach of this Lease by Lessee or its partners, officers, servants, agents, employees, contractors, suppliers, licensees, visitors, workmen or invitees. Without limitation of any other provisions hereof and to the extent not prohibited by law, Lessor agrees to defend, protect, indemnify and save harmless Lessee and its members, partners, venturers, managers, officers, agents, shareholders, servants and employees from and against all claims, liabilities, losses, damages or expenses made against or incurred by Lessee attributable to the negligence, willful misconduct or breach of this Lease by Lessor or its partners, officers, servants, agents, employees, contractors, suppliers, licensees, visitors, workmen or invitees. The indemnifications set forth in this Section shall survive termination of this Lease.

12. OCCUPATIONAL SAFETY AND HEALTH ACT

Lessee shall fully comply with the Occupational Safety and Health Act of 1970 (as amended) (Chapter XVII, Title XIX of the United States Code) (OSHA) or applicable state statute adopted pursuant to OSHA. Lessee shall fully comply with the provisions and standards as contained in OSHA (as the same may be amended) and Lessee shall hold Lessor harmless from any obligations or responsibilities required under OSHA with respect to Lessee’s activities within or occupancy of the Premises.

13. ALTERATIONS TO PREMISES/ LESSEE IMPROVEMENTS

Unless otherwise provided in the Lease, Lessee shall be solely responsible for any and all improvements and alterations within the Premises necessary for Lessee’s intended use of the Premises, which are not otherwise the responsibility of Lessor as provided for elsewhere in the Lease. Lessee agrees to submit to Lessor complete plans and specifications, including engineering, mechanical, and electrical plans and specifications, covering any and all subsequent improvements or alterations of the Premises. The plans and specifications shall be in such detail as Lessor may reasonably require, and in compliance with all applicable Laws. As soon as reasonably feasible thereafter, Lessor shall notify Lessee of whether it approves the plans, and if not, of the specific reasons for such disapproval. Lessee shall use reasonable efforts to cause Lessee’s plans to be revised to the extent necessary to obtain Lessor’s approval. Except as set forth in the next sentence, Lessee shall not commence any improvements, or alterations of Premises until Lessor has approved Lessee’s plans, which approval shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Lessee shall have the right to install new carpeting within the Premises, to paint the interior of the Premises, or to install phone and data cabling within or leading to the Premises without obtaining the prior written consent of Lessor, and shall also have the right to make other non-structural alterations within the Premises without obtaining the prior written consent of Lessor, but with prior notice to Lessor, so long as such alterations do not affect the structural integrity of the Building, or any part of the heating, ventilating, air conditioning, plumbing, mechanical, electrical, communication or other systems of the Building, and so long as such alterations are not visible from the exterior of the Premises and do not cost more than an aggregate amount per year of $10,000 (collectively, “Minor Alterations”).

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14. LESSEE WORK / COMPLIANCE WITH CODES/ MECHANIC’S LIENS

Lessee shall procure all necessary permits before undertaking any alterations, improvements or repairs within the Premises (collectively, “Lessee Work”). Lessee shall perform all Lessee Work in a good and workmanlike manner. Lessee shall use materials of good quality and perform Lessee Work only with contractors previously approved of in writing by Lessor (other than Minor Alterations, for which Lessor’s prior approval of the contractor shall not be necessary). Lessee shall comply with all Laws applicable to the Lessee Work, including, but not limited to, building, health, fire, and safety codes. Lessee hereby agrees to hold Lessor and Lessor’s agents harmless and indemnified from all injury, loss, claims, or damage to any person or property (including the cost for defending against the foregoing) occasioned by, or growing out of Lessee Work. Lessee shall promptly pay when due the entire cost of any Lessee Work on the Premises undertaken by Lessee, so that the Premises shall at all times be free of liens for labor and materials. Lessee hereby agrees to indemnify, defend, and hold Lessor harmless of and from all liability, loss, damages, costs, or expenses, including reasonable attorneys’ fees, incurred in connection with any claims of any nature whatsoever for work performed for, or materials, or supplies furnished to Lessee, including lien claims of laborers, materialmen, or others. Should any such liens be filed or recorded against the Premises or the Building with respect to work done for, or materials supplied to, or on behalf of Lessee, or should any action affecting the title thereto be commenced, Lessee shall cause such liens to be released of record within ten (10) business days after notice thereof. If Lessee desires to contest any such claim of lien, Lessee shall nonetheless cause such lien to be released of record by the posting of adequate security with a court of competent jurisdiction as may be provided by Colorado’s mechanic’s lien statutes. If Lessee shall be in default in paying any charge for which such mechanic’s lien or suit to foreclose such lien has been recorded or filed and shall not have caused the lien to be released as aforesaid, Lessor may (but without being required to do so) pay such lien or claim and any associated costs, and the amount so paid, together with reasonable attorneys’ fees incurred in connection therewith, shall be immediately due from Lessee to Lessor as Additional Rent.

15. CONDEMNATION

a. Complete Taking. If during the Term of this Lease, or any extension hereof, the whole or substantially all of the Premises shall be taken as a result of the exercise of power of eminent domain, this Lease shall terminate as of the date of vesting of title to the Premises or delivery possession, whichever shall first occur, pursuant to such proceeding. For the purpose of this Article 15, “substantially all of the Premises” shall be deemed to have been taken under any such proceeding that involves such an area, whether the area be improved with a building or be utilized for a parking area or for other use, that Lessee cannot reasonably operate in the remainder of the Premises the business being conducted on the Premises at the time of such proceeding.

b. Partial Taking. If, during the Term of this Lease, or any extension hereof, less than the whole or less than substantially all of the Premises shall be taken in any proceeding, so that Lessee can continue to reasonably operate in the remainder of the Premises the business being conducted on the Premises at the time of such proceeding, this Lease shall terminate as to the portion so taken. The Rent thereafter due and payable by Lessee shall be reduced in such proportion as the nature, value and extent of the part so taken bears to the whole of the Premises. Lessor shall, from the proceeds of the condemnation, promptly restore the Premises for the use of Lessee.

c. Award. Any award granted for either partial or complete taking regarding the Premises shall be the property of Lessor; provided that the foregoing shall not in any way restrict Lessee from asserting a claim in a separate proceeding against the condemning authority for any compensation or damages resulting from the taking of Lessee’s Property or any leasehold improvements of Lessee or for moving expenses or business relocation expenses incurred as a result of such taking.

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16. DESTRUCTION OF PREMISES

a. Termination Rights; Casualty Determination.

i. If the Premises are damaged by fire or other casualty which renders all or a Substantial Portion (as hereinafter defined) of the Premises unusable for Lessee’s normal business operations and the damage is so extensive that the Casualty Determination (as defined in Subparagraph iii below) determines that the Premises cannot, with the exercise of reasonable diligence, be made usable for Lessee’s normal operations within 180 days from the date of the Casualty Determination, then, at the option of Lessee exercised in writing to Lessor within 30 days of the Casualty Determination, this Lease shall terminate as of the occurrence of such damage; provided, however, Lessee may not terminate this Lease if the damage is caused by the intentional, criminal or otherwise uninsurable acts of Lessee or its agents, contractors or employees. For purposes of this Lease, “Substantial Portion” means twenty-five percent (25%) or more of the total area of the Premises.

ii. If the Premises are damaged by fire or other casualty and (A) the damage is so extensive that the Casualty Determination determines that rebuilding or repairs cannot be completed on or before the date which is 12 months prior to the expiration of the Term, or (B) the cost of rebuilding or repairs would exceed the insurance proceeds received or recoverable by Lessor and available for funding the cost of such rebuilding or repairs by more than ten percent (10%) of the replacement cost thereof, then, at the option of Lessor exercised in writing to Lessee within 30 days of the Casualty Determination or the date Lessor receives final confirmation of the determination of available insurance proceeds, as applicable, this Lease shall terminate as of the occurrence of such damage; provided, however, Lessor may not terminate this Lease if the damage is caused by the gross negligence or willful misconduct of Lessor or its agents, contractors or employees.

iii. The cost of rebuilding and repair and the number of days within which the Premises can be rebuilt or repaired (the “Estimated Repair Timeframe”) shall be determined by an independent contractor mutually acceptable to Lessor and Lessee (the “Casualty Determination”). The Casualty Determination shall be made within 60 days after the happening of the casualty.

iv. In the event this Lease is terminated pursuant to this Section 16a, Lessee shall pay Rent duly apportioned up to the time of such casualty and forthwith surrender the Premises and all interest therein to Lessor. Upon surrender of the Premises and all interest therein by Lessee, the parties shall be released from all obligations and liabilities arising thereafter, except for those obligations which expressly survive termination of this Lease.

b. Repair and Restoration.

i. If the Premises are damaged by fire or other casualty and this Lease cannot be or is not terminated pursuant to Section 16a above, then subject to the rights of any mortgagee, Lessor shall, at Lessor’s sole cost and expense, rebuild or repair the Premises (but excluding Lessee’s Property or any Lessee’s Work) in compliance with all applicable Laws and otherwise to substantially the condition that existed as of the Commencement Date; provided, however, Lessor shall not be required to expend more than the insurance proceeds received from such casualty plus ten percent (10%) of the replacement cost of the

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Premises. Notwithstanding the foregoing, in the event Lessor has not received final confirmation of the determination of available insurance proceeds and provided written notice thereof to Lessee within 90 days after the Casualty Determination, Lessee shall have the right to terminate this Lease by delivery of written notice thereof to Lessor within 15 days after receipt of Lessor’s notice and, upon surrender of the Premises and all interest therein by Lessee, the parties shall be released from all obligations and liabilities arising thereafter, except for those obligations which expressly survive termination of this Lease.

ii. In the event Lessor is required to rebuild and repair the Premises pursuant to this Section 16b, Lessor shall: (A) commence such rebuilding and repair within 45 days after the date Lessor receives final confirmation of the determination of available insurance proceeds, and (B) pursue diligently such rebuilding and repair to completion. If Lessor fails to repair and restore the Premises within 60 days after the Estimated Repair Timeframe, then Lessee shall have the right to terminate this Lease by delivery of written notice thereof to Lessor and, upon surrender of the Premises and all interest therein by Lessee, the parties shall be released from all obligations and liabilities arising thereafter, except for those obligations which expressly survive termination of this Lease.

iii. Rent shall abate from the date of the casualty until the completion of the repair and restoration in the same proportion that the part of the Premises rendered unusable bears to the whole; provided, however, if the casualty is the result of the intentional, criminal or otherwise uninsurable acts of Lessee or its agents, contractors or employees, then the Rent will abate during any such period of repair and restoration but only to the extent of any recovery by Lessor under its rental insurance related to the Premises. During any period of repair and restoration, Lessor shall use reasonable efforts to minimize disruption of Lessee’s use of the Premises.

17. DEFAULT PROVISIONS

The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Lessee:

a. Failure to Pay Base Rent. Lessee failing to pay the Base Rent herein reserved when due; unless the failure is cured within five (5) business days after written notice by Lessor; however, Lessee is not entitled to more than two notices of delinquent payments of Base Rent during any Lease Year and, if thereafter during that Lease Year any Base Rent is not paid when due, a default shall automatically occur;.

b. Failure to Pay Additional Rent. Lessee failing to make when due any other payments constituting Additional Rent required to be made by Lessee, where such failure continues for a period of fourteen (14) days following written notice from Lessor to Lessee.

c. Failure to Keep Covenants. Lessee failing to perform or keep any of the other terms, covenants and conditions herein contained for which it is responsible, and such failure continuing and not being cured for a period of thirty (30) days after written notice from Lessor to Lessee, or if such default is a default which cannot be cured within a 30 day period, Lessee’s failing to commence to correct the same within said 30 day period and thereafter failing to prosecute the same to completion with reasonable diligence.

d. Abandonment. Lessee abandoning the Premises.

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e. Assignment for Benefit of Creditors. Lessee making any general assignment or general arrangement of its property for the benefit of its creditors.

f. Bankruptcy. Lessee under this Lease shall file a petition under any section or chapter of the Bankruptcy Code, as amended, or under any similar law or statute of the United States or any state thereof, and the petition either remains undismissed for a period of sixty (60) days or results in the entry of an order for relief against Lessee which is not fully stayed within ten (10) days after entry, or Lessee shall be adjudged bankrupt or insolvent in proceedings filed against Lessee.

18. REMEDIES

In the event of an occurrence of default beyond applicable notice and cure periods as set forth herein, Lessor shall have the right to:

a. Terminate Lease. Terminate this Lease and end the Term hereof by giving Lessee notice of such termination, in which event Lessor shall be entitled to recover from Lessee at the time of such termination the present value of the excess, if any, of the amount of Base Rent reserved in this Lease for the then balance of the Term hereof over the then reasonable rental value of the Premises for the same period, both discounted to present value at the rate of five percent (5%) per annum. It is understood and agreed that the “reasonable rental value” shall be the amount of rental which Lessor may be expected to obtain as rent for the remaining balance of the initial Term or Renewal Term, whichever is applicable; or

b. Sue monthly. Without resuming possession of the Premises or terminating this Lease, to sue monthly for and recover all rents, other required payments due under this Lease, and other sums including damages and legal fees at any time and from time to time accruing hereunder; or

c. Repossess Premises. Reenter and take possession of the Premises or any part thereof and repossess the same as of Lessor’s former estate, and expel Lessee and those claiming through or under Lessee and remove the effects of both through process of law, without being deemed guilty in any manner of trespass and without prejudice to any remedies for Rent delinquencies or preceding Lease defaults. Under such circumstances, Lessor may bar entry to Lessee, and may, from time to time, without terminating this Lease, relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Lessor may deem advisable, with the right to make alterations and repairs to the Premises, and such re-entry or taking of possession of the Premises by Lessor shall not be construed as an election on Lessor’s part to terminate this Lease unless a written notice of termination be given to Lessee or unless the termination thereof be decreed by a court of competent jurisdiction. In the event of Lessor’s election to proceed under this Subparagraph c, then such repossession shall not relieve Lessee of its obligation and liability under this Lease, all of which shall survive such repossession, and Lessee shall pay to Lessor as current liquidated damages the Base Rent and Additional Rent and other sums hereinabove provided which would be payable hereunder if such repossession had not occurred, less the net proceeds (if any) of any reletting of the Premises after deducting all of Lessor’s expenses in connection with such reletting, including but without limitation all repossession costs, brokerage commissions, legal expenses, attorney’s fees, expense of employees, alteration costs (including but not limited to any and all costs associated with Lessee’s failure to properly maintain the property as described in Section 10) and expenses of preparation for such reletting. Lessee shall pay such current damages to Lessor on the days on which the Base Rent would have been payable hereunder if possession had not been retaken, and Lessor shall be entitled to receive the same from Lessee on each such day. Notwithstanding anything to the contrary in this Section 18, Lessor shall use reasonable efforts to attempt to mitigate its damages and to attempt to promptly relet the Premises at a fair market rental.

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19. HOLD OVER

Any rule or law to the contrary notwithstanding, in the event Lessee remains in possession of the Premises or any part thereof subsequent to the expiration of the Term hereof and such holding over shall be with the consent of Lessor, it shall be conclusively deemed that such possession and occupancy shall be a tenancy from month-to-month only, at a monthly rent equal to 125% of the monthly rate for Base Rent and Additional Rent which was existing at the end of the Term hereof and, further, such possession shall be subject to all of the other terms and conditions (except any option to renew or option to purchase) contained in this Lease.

20. SUBORDINATION AND ESTOPPEL LETTER

This Lease is subject and subordinate to all mortgages and deeds of trust which now or hereafter may affect the Premises, and Lessee shall, within ten (10) business days after receipt thereof, execute and deliver upon demand of Lessor any and all instruments desired by Lessor subordinating this Lease in the manner requested by Lessor to any new or existing mortgage or deed of trust. Any holder of a mortgage or deed of trust may rely upon the terms and conditions of this paragraph. Lessor agrees it shall cause any present or future mortgagee or holder of a deed of trust to deliver to Lessee a non-disturbance agreement, in a form then in use by such present or future mortgagees or holders and which shall be reasonably acceptable to Lessee, providing that as long as Lessee is current and not in default, the mortgagee or holder shall not disturb the tenancy of Lessee. Further, Lessee shall at any time and from time to time, upon not less than ten (10) business days prior written notice from Lessor, execute, acknowledge and deliver to Lessor a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which rental and other charges are paid in advance, if any, and acknowledging that there are not, to the then current actual knowledge of the employee of Lessee executing the certificate, any uncured defaults on the part of Lessor hereunder, or specifying such defaults, if any are claimed. Lessee shall attorn to any purchaser at any foreclosure sale or to any grantee or transferee designated in any deed given in lieu of foreclosure.

21. SURRENDER OF PREMISES

Upon the expiration or termination of the Term of this Lease, Lessee shall peaceably and quietly leave and surrender the Premises in as good condition as they are upon execution hereof, ordinary wear and tear and damage by fire or other casualty excepted. Lessee shall surrender and deliver the Premises broom clean and free of Lessee’s Property. Provided Lessee is not in default beyond any applicable period for notice and cure, it shall have the right to remove all of Lessee’s Property, and Lessee shall repair any damage to the Premises caused by such removal. Further, in the event Lessee does not remove any of Lessee’s Property, or any additions or alterations made to the Premises during the Term of this Lease that Lessor indicated would need to be removed at the time it approved the plans therefor, then Lessor may, at its option, either (a) require Lessee to remove any such Lessee’s Property or alterations or additions and restore the Premises to the condition as existed at the commencement of the Lease, ordinary wear and tear and damage by fire or other casualty excepted, or (b) retain the same. If, following request for removal of Lessee’s Property, Lessee fails to do so, then the costs incurred by Lessor to remove such property and repair the Premises shall be recoverable by Lessor as Additional Rent due under this Lease. Lessee shall not be otherwise required to remove any improvements, alterations or additions, or to restore the Premises to the condition they were in prior to installation of the same.

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22. NOTICES

All notices required or permitted under this Agreement shall be given by registered or certified mail, postage prepaid, by recognized overnight courier, or by hand delivery, directed as follows:

If intended for Lessee, to:

SCOTT’S LIQUID GOLD-INC.

4880 Havana Street

Denver, Colorado 80239

Attn: Barry J. Levine

E-mail: blevine@slginc.com

with a copy to:

SCOTT’S LIQUID GOLD-INC.

4880 Havana Street

Denver, Colorado 80239

Attn: Mark E. Goldstein

E-mail: mgoldstein@slginc.com

If intended for Lessor, to:

Havana Gold, LLC

3535 Larimer Street

Denver, CO 80205

Attn: Andrew Feinstein

E-mail: afeinstein@exdomanagement.com

Any notice delivered by mail in accordance with this Section shall be deemed to have been delivered (i) upon being deposited in any post office or postal box regularly maintained by the United States postal service, but, in the case of intended recipients who have an e-mail address listed above, only if concurrently with that deposit a copy of the notice is sent by e-mail to that intended recipient, and if that copy is not sent by e-mail to any intended recipient who has an e-mail address listed above, the notice shall not be deemed to have been delivered until actually received by the intended recipient; or (ii) the next business day after being deposited with a recognized overnight courier service; or (iii) upon receipt or refusal to accept delivery if hand-delivered. Either party, by notice given as above, may change the address to which future notices or copies of notices may be sent.

23. TIME OF THE ESSENCE

Time is of the essence hereof.

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24. QUIET ENJOYMENT

Lessor represents and warrants that:

a. Authority. Lessor has the right to enter into and make this Lease.

b. Peaceful Possession. Lessee, upon paying the Rent herein reserved and upon performing all of the terms and conditions of this Lease on its part to be performed, shall at all times during the Term herein demised peacefully and quietly have, hold and enjoy the Premises.

Lessee accepts the Premises subject to all zoning ordinances and regulations pertaining to the Premises, without responsibility or warranty by Lessor, and further Lessee accepts the Premises subject to easements, rights-of-way, restrictive covenants and reservations of record.

25. RIGHT TO INSPECT OR SHOW PREMISES

Lessor, or Lessor’s agent and representative, shall have the right to enter into and upon the Premises or any part thereof at all reasonable hours for the purpose of examining the same, upon reasonable prior telephonic notice to Lessee and accompanied by a representative of Lessee (except in cases of actual or suspected emergency, in which case no prior notice and no accompaniment by a Lessee representative shall be required).

Lessor, or Lessor’s agent and representative, shall have the right to show the Premise to prospective purchasers, or during the last six (6) months of the Term to prospective tenants, upon reasonable prior notice to Lessee and during business hours. During the 90-day period prior to the expiration of this Lease, Lessor, or Lessor’s agent and representative, shall have the right to place the usual “for rent” or “for sale” notices on the Premise, and Lessee agrees to permit the same to remain thereon without hindrance or molestation.

26. LIMITATIONS ON LESSOR’S LIABILITY

Notwithstanding anything to the contrary contained in this Lease, in the event of any default or breach by Lessor with respect to any of the terms, covenants and conditions of this Lease to be observed, honored or performed by Lessor, Lessee shall look solely to the estate and property of Lessor in the land and Building owned by Lessor, including proceeds of sale, insurance, condemnation and rental income from the Building, for the collection of any judgment (or any other judicial procedures requiring the payment of money by Lessor) and no other property or assets of Lessor shall be subject to levy, execution, or other procedures for satisfaction of Lessee’s remedies.

27. SIGNS

a. Exterior Signs. Lessee shall not place or suffer to be placed on the exterior walls of the Premises or upon the roof or any exterior door or wall or on the exterior or interior of any window thereof any sign, awning, canopy, marquee, advertising matter, decoration, letter or other thing of any kind without the prior written consent of Lessor. Lessor acknowledges and agrees that Lessee may, subject to the approval of the appropriate governmental authorities and Lessor (with respect to size, color, type, format, design and location), install a sign with Lessee’s logo on the Building; provided, however, the foregoing shall not be in place of or in derogation of any of Lessor’s Building signage and the failure or refusal of any governmental entity to approve Lessee’s logo sign shall not constitute an event of default, a claim for damages or a ground for Lessee to

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terminate this Lease. In addition, if Lessor installs a monument sign outside of the Building, Lessee shall be permitted to install a sign with Lessee’s logo on such monument sign, which shall be at least as prominent as the sign of any other tenant. Permits for Lessee’s signs and their installation shall be obtained by Lessee at its expense. All signs shall be constructed and installed at Lessee’s expense. Signs shall be permitted only within the areas designated by Lessor. All penetrations of the Building structure required for sign installation shall be neatly sealed in watertight condition and properly maintained. Lessee shall cause to be repaired any damage caused by its sign contractor or sign installation. Other than the exterior Building sign permitted above, Lessor hereby reserves the exclusive right to the use for any purpose whatsoever of the roof and exterior of the walls of the Premises or the Building. In the event Lessee shall install any sign which has not been approved by Lessor, Lessor shall have the right and authority without liability to Lessee to enter upon the Premises, remove and store the subject sign and repair all damage caused by the removal of the sign. All costs and expenses incurred by Lessor in effecting such removal and storage shall be paid by Lessee as Additional Rent within thirty (30) days after presentation of an invoice therefor. Lessor reserves the right to temporarily remove Lessee’s sign if necessary during any period when Lessor repairs, restores, constructs or renovates the Premises or the Building.

b. Interior Signs. Except as otherwise herein provided, Lessee shall have the right, at its sole cost and expense, to erect and maintain within the interior of the Premises all signs and advertising matter customary or appropriate in the conduct of Lessee’s business; provided that no advertising placards, banners, pennants, names, insignia, trademarks, or other descriptive material shall be affixed or maintained upon the glass panes and supports of the windows and doors, or upon the exterior walls of the Building. Lessee shall upon demand of Lessor immediately remove any sign, advertisement, decoration, lettering or notice which Lessee has placed or permitted to be placed in, upon or about the Premises which is visible from the exterior thereof and which Lessor reasonably deems objectionable or offensive, and if Lessee fails or refuses so to do, Lessor may enter upon the Premises and remove the same at Lessee’s cost and expense. In this connection, Lessee acknowledges that the Premises is a part of the integrated office areas of the Building and agrees that control of all signs by Lessor is essential to the maintenance of uniformity, propriety and the aesthetic values in or pertaining to the Building. Lessor shall install a directory in the lobby of the Building that displays Lessee’s name and location within the Building, as well as the names and locations of other office tenants.

28. MISCELLANEOUS

a. Choice of Law. This Lease has been executed and delivered in the State of Colorado and shall be construed in accordance with the laws of the State of Colorado.

b. Headings and Captions. The parties mutually agree that the heading and captions contained in this Lease are inserted for convenience of reference only and are not to be deemed part of or to be used in construing this Lease.

c. Binding Effect. The covenants and agreements herein contained shall be binding upon and inure to the benefit of both Lessor and Lessee and their respective successors and assigns.

d. Construction of terms. Words of any gender used in this Lease shall be held to include any other gender, and words in the singular shall be held to include the plural, as the identity of Lessor or Lessee requires.

e. Amendments. This Lease may be modified or amended only by written instrument executed by all of the parties hereto.

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29. NO WAIVER

No waiver by either party of any provision hereof shall be deemed a waiver of any other provisions hereof or of any subsequent breach by the other party of the same or any other provision. Lessor’s consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Lessor’s consent to or approval of any subsequent act by Lessee. The acceptance of Rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provisions hereof, other than the failure of Lessee to pay the particular Rent so accepted, regardless of Lessor’s knowledge of such preceding breach at the time of acceptance of such Rent.

30. VENUE AND ATTORNEY’S FEES

The parties hereto agree that (i) the venue and jurisdiction of any litigation pertaining to the enforcement or interpretation of this Lease shall be vested exclusively in the District Court for the City and County of Denver, Colorado, and (ii) the prevailing party in such litigation shall be entitled to recover its reasonable attorney fees and costs in an amount to be determined by the court. Each of the parties hereto does hereby WAIVE TRIAL BY JURY in any action or proceeding of any kind or nature pertaining to the enforcement or interpretation of this Lease in which action either of the parties (or their respective assignees or successors in interest) are joined as litigants.

31. INTEREST ON PAST DUE OBLIGATIONS

Any amount due to Lessor not paid when due shall bear interest at the rate of eight percent (8%) per annum from the date due; provided, however, that any such payment of interest shall not excuse or correct any default by Lessee under this Lease.

32. MEMORANDUM OF LEASE

Either party, upon request from the other party, shall execute in recordable form a short form Memorandum of Lease, which Memorandum of Lease shall only contain the names of the parties and the Commencement Date and date of expiration of the Term of this Lease (or any options which may be granted hereunder), and the legal description of the Premises.

33. SEVERABILITY

If any sentence, paragraph or article of this Lease is held to be illegal or invalid, this shall not affect in any manner those other portions of the Lease not illegal or invalid and this Lease shall continue in full force and effect as to those provisions.

34. CONFIDENTIALITY

Lessor and Lessee acknowledge that the terms and conditions of this Lease and each party’s Proprietary Information are to remain confidential for each party’s benefit, and may not be disclosed by Lessor or Lessee to anyone, by any manner or means, directly or indirectly, without the other party’s prior written

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consent, and the consent by such party to any disclosures shall not be deemed to be a waiver on the part of such party of any prohibition against any future disclosure. However, Lessor or Lessee may disclose copies of the Lease to prospective lenders or purchasers of all or any portion of the Premises or Common Areas or to potential lenders to or investors in Lessor’s or Lessee’s businesses and to any governmental authorities as required by applicable Laws without prior consent, and both may provide copies to their respective accountants, attorneys and managing employees, as reasonably necessary for each party’s business purposes or in connection with the enforcement of this Lease, without such prior consent, provided that, upon such disclosure, such party’s accountants, attorneys and managing employees will be bound by the terms of this Section. Lessor and Lessee shall indemnify, defend upon request, and hold the other party harmless from and against all costs, damages, claims, liabilities, expenses, losses, court costs, and reasonable attorneys’ fees suffered or claimed against the non-breaching party, its agents, servants, and employees, based in whole or in part upon the breach of this Section by a party, its agents, servants, and employees. For purposes hereof, the term “Proprietary Information” means all information provided by the disclosing party to the receiving party in accordance with this Lease and during the Term, notwithstanding the form of the information, and includes by way of example, but without limitation, corporate and financial information, data, know-how, formulae, processes, designs, sketches, photographs, plans, drawings, specifications, reports, customer lists, studies, findings, inventions and ideas. Information which is not labeled as proprietary, whether presented in writing, media or orally, shall nonetheless be considered Proprietary Information if a reasonable person in a position of the receiving party would presume confidentiality of such information even without such a label, identification or confirmation, but the burden of proof shall be on the disclosing party to demonstrate the confidential nature and extent of the disclosure of the information.

Notwithstanding the foregoing, Proprietary Information shall not include any information to the extent that the information: (a) is in or enters the public domain through no fault of the receiving party; (b) is known to the receiving party as of the date of this Lease, as evidenced by the written records of the receiving party; (c) becomes known to the receiving party, subsequent to such disclosure, without similar restrictions from an independent source having the right to convey it; or (d) is developed by the receiving party independent of any disclosure under this Lease.

In the event of any breach of this Section, the disclosing party may be irreparably and immediately harmed and may not be made whole by monetary damages. As a result, in addition to any other remedy to which the disclosing party may be entitled under this Lease, the disclosing party shall be entitled to an injunction or injunctions to prevent breaches of this Section and to compel specific performance of this Section, without the need for proof of actual damages.

The obligations of Lessee under this Section will survive for a period of two years after the expiration or earlier termination of this Lease; the obligations of Lessor under this Section will survive for a period of two years after the earlier to occur of Lessor’s transfer of the Premises and Common Areas and its interest in this Lease or the expiration or earlier termination of this Lease.

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IN WITNESS WHEREOF the parties have set their hands and seals the date and year first written above.

Lessor: Havana Gold, LLC, a Colorado limited liability company

Signature:                                                                      .

Its:

Printed Name:

LESSEE: Scott’s Liquid Gold-Inc., a Colorado corporation

Signature:                                                                      .

Its:

Printed Name:

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Exhibit A

Premises

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EXHIBIT F-2

SELLER LEASES

BUILDINGS C & D LEASE

REAL PROPERTY LEASE

(BUILDINGS C & D)

BY AND BETWEEN

Havana Gold, LLC

LESSOR

AND

SCOTT’S LIQUID GOLD-INC.

LESSEE

4880 Havana Street, Buildings C&D, Denver CO 80239

PROPERTY ADDRESS

NET LEASE AGREEMENT

THIS LEASE AGREEMENT (the “Lease”) is entered into this             day of                     , 201_, by and between Havana Gold, LLC, a Colorado limited liability company (hereinafter referred to as “Lessor”), and Scott’s Liquid Gold-Inc., a Colorado corporation (hereinafter referred to as “Lessee”).

W I T N E S S E T H:

1. PREMISES

Lessor leases to Lessee and Lessee leases from Lessor, upon the terms and conditions as hereinafter set forth, certain premises situated in the City and County of Denver, State of Colorado, consisting of: (i) the warehouse and industrial buildings commonly known and described as Building C and D, located at 4880 Havana Street, Denver, CO, 80239 (the “Buildings”), containing approximately 61,400 square feet (Building C) and approximately 52,220 square feet (Building D), for a total of approximately 113,620 rentable square feet, and (ii) the storage tank farm located to the north of the Buildings and the CO2 tank located along the south side of Building D (the “Tank Farm”, and together with the Buildings, the “Premises”), together with a nonexclusive right to use (a) any rights of way, easements, and other rights, if any, appurtenant thereto, and any areas in the vicinity of the Premises or the land on which it is situated that are designated by Lessor for the common use of tenants and others, including without limitation all access roads and areas that are necessary or desirable for access to the Premises, and (b) the Parking Areas described below (collectively, the “Common Areas”). Lessee and its employees and invitees shall have the right to use, at no additional charge, (x) five (5) reserved parking spaces adjacent to the south side of Building D and four (4) reserved parking spaces adjacent to the north side of Building D, and (y) forty (40) parking spaces in the surface parking lot located north of Building D (the “North Lot”, and together with the parking locations referenced in (x) above, the “Parking Areas”). The locations of the parking spaces in the North Lot shall be within the first five (5) rows at the south end of the North Lot. The Buildings, the Tank Farm, and the Parking Areas are all shown on Exhibit “A” attached hereto and incorporated herein by this reference.

Without limiting the generality of the foregoing, during the term Lessee and Lessee’s agents, officers and employees shall have the right to use the existing cafeteria space located within the building commonly known as Building A, but such use shall be limited to the hours of operation and terms of service as are provided to all other users of the cafeteria by the operator of the cafeteria.

2. TERM OF LEASE

The term of this Lease (the “Term”) shall begin on [INSERT CLOSING DATE]                     , 201   (the “Commencement Date”), and shall expire at midnight on the day before the date that is three (3) years from the Commencement Date, or if the Commencement Date is not the first day of a month, then from the first day of the following month. Lessee shall have two (2) options to extend the Term of the Lease, for renewal terms of three (3) additional years each (each, a “Renewal Term”). Each of these options may be exercised by Lessee providing Lessor with written notice of such exercise no less than ninety (90) days prior to the expiration of the initial Term or the first Renewal Term, as applicable. Lessee’s failure to exercise its option to extend the Term for the first Renewal Term shall automatically cancel the option to extend for a second Renewal Term. The term “Lease Year” means each consecutive twelve-month period beginning with the

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Commencement Date, except that if the Commencement Date is not the first day of a calendar month, then the first Lease Year shall be the period from the Commencement Date through the final day of the twelve months after the first day of the following month, and each subsequent Lease Year shall be the twelve months following the prior Lease Year.

3. RENT

3a. Base Rent:

Lessee hereby agrees to pay rent (“Base Rent”) to Lessor in the amounts specified below. The first monthly installment shall be payable on the Commencement Date (which shall be prorated for a partial month if the Commencement Date is not the first day of a month), and thereafter on or before the first day of each month of the Term in the following amounts:

For the first Lease Year, the amount of THIRTY THOUSAND SEVEN HUNDRED SEVENTY TWO AND 08/100 DOLLARS ($30,772.08) per month.

For the second Lease Year, the amount of THIRTY ONE THOUSAND SIX HUNDRED NINETY FIVE AND 25/100 DOLLARS ($31,695.25) per month.

For the third Lease Year, the amount of THIRTY TWO THOUSAND SIX HUNDRED FORTY SIX AND 10/100 DOLLARS ($32,646.10) per month.

If Lessee elects to extend this Lease for a Renewal Term, the Base Rent shall be as follows:

For the fourth Lease Year, the amount of THIRTY-THREE THOUSAND SIX HUNDRED TWENTY-FIVE AND 49/100 DOLLARS ($33,625.49) per month.

For the fifth Lease Year, the amount of THIRTY-FOUR THOUSAND SIX HUNDRED THIRTY-FOUR AND 25/100 DOLLARS ($34,634.25) per month.

For the sixth Lease Year, the amount of THIRTY-FIVE THOUSAND SIX HUNDRED SEVENTY-THREE AND 28/100 DOLLARS ($35,673.28) per month.

For the seventh Lease Year, the amount of THIRTY-SIX THOUSAND SEVEN HUNDRED FORTY-THREE AND 48/100 DOLLARS ($36,743.48) per month.

For the eighth Lease Year, the amount of THIRTY-SEVEN THOUSAND EIGHT HUNDRED FORTY-FIVE AND 78/100 DOLLARS ($37,845.78) per month.

For the ninth Lease Year, the amount of THIRTY-EIGHT THOUSAND NINE HUNDRED EIGHTY-ONE AND 15/100 DOLLARS ($38,981.15) per month.

All such payments shall be made to Lessor at Lessor’s address as set forth in this Lease on or before the due date and without demand. Lessee agrees to pay Base Rent in the form of a personal check, cashier’s check, or money order made out to Lessor. All additional amounts other than Base Rent due from Lessee to Lessor, including Operating Expense Rent, shall be referred to herein as “Additional Rent,” and Base Rent and Additional Rent shall together be referred to as “Rent.”

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3b. Operating Expense Rent:

For purposes of this Lease:

“Operating Expenses” means any reasonable expenses, costs and disbursements of any kind, paid or incurred by Lessor in connection with the management, maintenance, operation, insurance, repair and other similar activities related solely to (a) the Premises (b) the Common Areas, and (c) the personal property, fixtures, machinery, equipment, systems and apparatus used by Lessor in connection therewith, including the cost of providing those services required to be furnished by Lessor under this Lease, if any. Operating Expenses shall exclude any expenses relating to the Premises and the Common Areas to be borne by Lessee under this Lease, but shall include (i) Taxes, (ii) property insurance on the Premises and any other improvements and facilities within the Premises and the Common Areas which Lessor is required to carry hereunder, and (iii) the costs of any capital improvements made in or to the Premises and the Common Areas (to the extent required to be made by Lessor), in order to conform to changes in applicable Laws (as hereinafter defined) enacted after the date of this Lease (“Required Capital Improvements”); provided, that the costs of any Required Capital Improvements shall be amortized, together with interest on such costs at a rate of six percent (6%) per annum, over the useful life of such Required Capital Improvements as determined in accordance with generally accepted accounting principles consistently applied.

“Taxes” means all ad valorem real and personal property taxes and assessments, special or otherwise, levied upon or with respect to the Premises and Common Areas, the personal property, fixtures, machinery, equipment, systems and apparatus used by Lessor in operating the Premises and Common Areas, and the rents and additional charges payable by Lessee according to this Lease, and imposed by any taxing authority having jurisdiction; and all taxes, levies and charges which may be assessed, levied or imposed in replacement of, or in addition to, all or any part of ad valorem real or personal property taxes or assessments as revenue sources, and which in whole or in part are measured or calculated by or based upon the assessed valuation of the Premises and Common Areas, the leasehold estate of Lessor or Lessee in and to the Premises and Common Areas, or the rents and other charges payable by Lessee according to this Lease. Taxes will not include any net income, franchise, business and occupation, gift or inheritance taxes of Lessor.

“Uncontrollable Operating Expenses” means, collectively, (1) Taxes, (2) premiums for property insurance carried by Lessor with respect to the Premises and Common Areas, as applicable, (3) snow removal expenses related to the Premises and Common Areas, and (4) Required Capital Improvements; provided that any of the foregoing items that relate to any Common Area may only be included to the extent of the proportionate share of the rentable square footage of the Buildings compared to the rentable square footage contained in all of the improvements that are entitled to use such Common Area.

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Lessee and Lessor have agreed that Lessee’s share of Operating Expenses shall be equal to an additional amount of $1.25 per rentable square foot within the Buildings per annum. Lessee shall pay to Lessor during the Term, at the same time and in the same manner that Base Rent payments are due hereunder, the additional monthly amount of ELEVEN THOUSAND EIGHT HUNDRED THIRTY FIVE AND 42/100 ($11,835.42) per month, as Lessee’s share of Operating Expenses (“Operating Expense Rent”).

The foregoing notwithstanding, beginning in the second calendar year of the Term, in the event that any Uncontrollable Operating Expenses incurred by Lessor with respect to the Premises or the Common Areas in a calendar year should increase by more than five percent over the amount paid by Lessor in the prior calendar year, Lessor shall have the right to increase the amount of Operating Expense Rent payable by Lessee to account for such increase in Uncontrollable Operating Expenses. In such event, Lessor shall provide Lessee with such information as reasonably required by Lessee to verify the amount of such Uncontrollable Operating Expenses.

4. SECURITY DEPOSIT

On the Commencement Date, Lessee shall deposit with Lessor a security deposit in the amount of THIRTY ONE THOUSAND SIX HUNDRED NINETY FIVE AND 25/100 DOLLARS ($31,695.25).

If, at any time during the Term of this Lease, Lessee shall be in default in the performance of any of the provisions of this Lease beyond any applicable period for notice and cure, Lessor shall have the right but not the obligation to use the security deposit, or as much thereof as Lessor may deem necessary, to cure, or correct or remedy any such default; and Lessee, upon notification thereof, shall forthwith pay to Lessor any and all such expenditure or expenditures so that Lessor will at all times have the full amount of the security deposit. This security deposit and application thereof shall not be considered as liquidated damages in the event of breach but only as application toward actual damages. Upon the termination of this Lease in any manner, if Lessee is not then in default hereunder, the security deposit or so much thereof as has not been lawfully expended by Lessor shall be returned to Lessee.

5. USE OF PREMISES

5.a Permitted Use. Lessee shall have the right to use and occupy the Premises for manufacturing, a warehouse, office space, or any such other similar use (the “Permitted Use”). Any other use shall be permitted only with the prior written consent of Lessor.

5.b Compliance. Lessee covenants throughout the Term of this Lease, at Lessee’s sole cost and expense, to promptly comply with all laws and ordinances and the orders, rules, regulations and requirements of all federal, state and municipal governments and appropriate departments, commissions, boards and officers thereof (collectively, “Laws”), in each case to the extent applicable to its use of the Premises; provided, however, Lessee will only be required to make structural repairs and alterations which are required by Laws as a direct result of Lessee’s specific use of the Premises (but not if required generally for all warehouse, manufacturing, or office buildings).

Lessee will not use the Premises for any purposes prohibited by Laws. Lessee will not keep anything on or about the Premises which would invalidate any insurance policy required to be carried on the Premises by Lessee or Lessor pursuant to this Lease (and Lessor agrees that none of the activities or materials kept on the Premises in connection with Lessee’s operations thereon as of the Commencement Date would have that effect). Lessee will not cause or permit to exist any public or private nuisance on or about the Premises.

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Lessee will have the right, to contest or challenge by appropriate proceedings the enforceability of any Law or its applicability to the Premises or the use or occupancy thereof by Lessee or a subtenant so long as Lessee diligently prosecutes the contest or challenge to completion and, in the event Lessee loses the contest or challenge, thereafter abides by and conforms to such Law. In the event of Lessee’s challenge or contest of such Law, Lessee may elect not to comply with such Law during such challenge or contest; provided, however, that such election not to comply will not result in any material risk of forfeiture of Lessor’s interest in the Premises. Lessee will indemnify and hold Lessor harmless from and against all claims, damages or judgments resulting from any such election not to comply.

5c. Hazardous Substances.

(i) Environmental Covenants.

Lessee. Lessee covenants and agrees that Lessee and its employees, agents and contractors: (A) shall keep or cause the Premises to be kept free from Hazardous Substances (as hereinafter defined) (except those substances used by Lessee in the Ordinary Course of Business, as hereinafter defined); (B) shall not install or use any underground storage tanks in or on the Premises, shall not itself engage in and shall expressly prohibit all occupants of space in the Premises from engaging in the use, generation, handling, storage, production, processing or management of Hazardous Substances in or on the Premises, except in the Ordinary Course of Business and in compliance with all Environmental Laws (as hereinafter defined); (C) shall not itself cause or allow and shall expressly prohibit the Release (as hereinafter defined) of Hazardous Substances at, on, under or from the Premises; shall itself comply and shall expressly require all other persons who may come upon the Premises to comply with all Environmental Laws; (D) shall keep the Premises clear of all liens and other encumbrances imposed pursuant to any Environmental Law (“Environmental Liens”) due to any act or omission of Lessee or any of its employees, agents or contractors; and, (E) without limiting the generality of the foregoing, shall not use any construction materials which contain asbestos nor install in the Premises, or permit to be installed in Lessee’s Work (as hereinafter defined), any materials which contain asbestos. Lessee and its employees, agents and contractors will at all times cause all Hazardous Substances in their control to be properly contained while on the Premises and properly disposed of, in all cases using commercially prudent and reasonable procedures and properly maintained equipment that meets or exceeds the then-current industry standard and in a manner that does not negatively affect or otherwise compromise the environmental condition of the Premises or any surrounding areas.

Lessor. Lessor covenants and agrees that Lessor and its employees, agents and contractors: (A) shall not install or use any underground storage tanks in or on the Premises or Common Areas, shall not itself engage in the use, generation, handling, storage, production, processing or management of Hazardous Substances in or on the Premises or Common Areas, except in the Ordinary Course of Business and in compliance with all Environmental Laws; (C) shall not cause or allow the Release of Hazardous Substances at, on, under or from the Premises or Common Areas; shall comply with all Environmental Laws in connection with its activities relating to the Premises or Common Areas; and (D) shall keep the Premises and Common Areas free and clear of all Environmental Liens due to any at or omission of Lessor or any of its employees, agents or contractors. Lessor and its employees, agents and contractors will at all times cause all Hazardous Substances to be properly contained while on the Premises and Common Areas and properly disposed of, in all cases using commercially prudent and reasonable procedures and properly maintained equipment that meets or exceeds the then-current industry standard and in a manner that does not negatively affect or otherwise compromise the environmental condition of the Premises or Common Areas or any surrounding areas.

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(ii) Notice and Access.

Lessee. Lessee shall promptly notify Lessor in writing if Lessee knows, suspects or believes there is or are (A) any Hazardous Substances, other than those used by Lessee or Lessor at the Premises in the Ordinary Course of Business and in compliance with all Environmental Laws, present on the Premises; (B) any Release of Hazardous Substances in, on, under, from or migrating towards the Premises; (C) any non-compliance with Environmental Laws related in any way to the Premises; (D) any actual or potential Environmental Liens on or relating to the Premises; (E) any investigation or action or claim, whether threatened or pending, by any governmental agency or third party pertaining to the Release of Hazardous Substances in, on, under, from or migrating towards the Premises; and/or (F) any installation of wells, piping or other equipment at the Premises to investigate, remediate or otherwise address any Release of Hazardous Substances at, on, in or in the vicinity of the Premises.

Lessor. Lessor shall promptly notify Lessee in writing if Lessor knows, suspects or believes there is or are (A) any Hazardous Substances, other than those used by Lessor or Lessee at the Premises in the Ordinary Course of Business and in compliance with all Environmental Laws, present on the Premises or Common Areas; (B) any Release of Hazardous Substances in, on, under, from or migrating towards the Premises or Common Areas; (C) any non-compliance with Environmental Laws related in any way to the Premises or Common Areas; (D) any actual or potential Environmental Liens on or relating to the Premises or Common Areas; (E) any investigation or action or claim, whether threatened or pending, by any governmental agency or third party pertaining to the Release of Hazardous Substances in, on, under, from or migrating towards the Premises or Common Areas; and/or (F) any installation of wells, piping or other equipment at the Premises or Common Areas to investigate, remediate or otherwise address any Release of Hazardous Substances at, on, in or in the vicinity of the Premises or Common Areas.

(iii) Clean Up. Lessee shall promptly, at Lessee’s sole cost and expense, take all legally required actions with respect to any Release or threat of Release of any Hazardous Substances on, in, under or affecting all or any portion of the Premises or any surrounding areas caused by Lessee and its employees, agents or contractors, including all investigative, monitoring, removal, containment and remedial actions in accordance with all applicable Environmental Laws, including the payment, at no expense to the Lessor Indemnified Parties (as hereinafter defined), of all clean-up, administrative and enforcement costs of applicable governmental agencies which are legally required to (A) comply with all applicable Environmental Laws; (B) protect human health or the environment; (C) allow continued use, occupation or operation of the Premises, Common Areas and surrounding areas; and/or (D) maintain fair market value of the Premises, Common Areas and surrounding areas (collectively, the “Completion of the Clean-up”). In the event Lessee fails to do so, Lessor may, but shall not be obligated or have any duty to, cause the Completion of the Clean-up of the Premises, Common Areas and surrounding areas. Lessee hereby grants to the Lessor Indemnified Parties and their agents and employees access to the Premises as provided in this Section 5c and a license to remove any items deemed by the Lessor Indemnified Parties to be necessary to cause the Completion of the Clean-up of the Premises.

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(iv) Indemnification.

Lessee. Lessee covenants and agrees, at Lessee’s sole cost and expense, to indemnify, defend and hold the Lessor Indemnified Parties harmless from and against any and all liens, damages (excluding consequential damages), losses, liabilities, obligations, settlement payments, penalties, claims, judgments, suits, proceedings, costs, disbursements or expenses of any kind or of any nature whatsoever (including reasonable attorneys’, consultants’ and experts’ fees and disbursements actually incurred in investigating, defending, settling or prosecuting any claim, litigation or proceeding) which may at any time be imposed upon, incurred by or asserted against the Lessor Indemnified Parties or the Premises, and arising directly or indirectly from or out of: (A) the present or future presence, Release or threat of Release of any Hazardous Substances on, in, under or affecting all or any portion of the Premises or any surrounding areas caused by Lessee or its employees, agents or contractors; (B) the present or future violation of any Environmental Laws, relating to or affecting the Premises or the operation thereof caused by Lessee or its employees, agents or contractors; (C) the failure by Lessee to comply fully with the terms and conditions of this Section 5c; or (D) the enforcement of this Section 5c, including any liabilities that arise as a result of the actions taken or caused to be taken by Lessor Indemnified Parties, all legally required actions with respect to any Release or threat of Release of any Hazardous Substances on, in, under or affecting all or any portion of the Premises or any surrounding areas caused by Lessee or its Affiliates (as hereinafter defined), employees, agents or contractors, including all investigative, monitoring, removal, containment and remedial actions in accordance with all applicable Environmental Laws, including the payment, at no expense to the Lessor Indemnified Parties, of all clean-up, administrative and enforcement costs of applicable governmental agencies which are legally required to (x) comply with all applicable Environmental Laws; (y) protect human health or the environment; and/or (z) allow continued use, occupation or operation of the Premises.

Lessor. Lessor covenants and agrees, at Lessor’s sole cost and expense, to indemnify, defend and hold the Lessee Indemnified Parties (as hereinafter defined) harmless from and against any and all liens, damages (excluding consequential damages), losses, liabilities, obligations, settlement payments, penalties, claims, judgments, suits, proceedings, costs, disbursements or expenses of any kind or of any nature whatsoever (including reasonable attorneys’, consultants’ and experts’ fees and disbursements actually incurred in investigating, defending, settling or prosecuting any claim, litigation or proceeding) which may at any time be imposed upon, incurred by or asserted against the Lessee Indemnified Parties or the Premises , and arising directly or indirectly from or out of: (A) the past, present or future presence, Release or threat of Release of any Hazardous Substances on, in, under or affecting all or any portion of the Premises or any surrounding areas caused by Lessor or its Affiliates, employees, agents or contractors; (B) the past, present or future violation of any Environmental Laws, relating to or affecting the Premises caused by Lessor or its Affiliates, employees, agents or contractors; (C) the failure by Lessor to comply fully with the terms and conditions of this Section 5c; or (D) the enforcement of this Section 5c, including any liabilities that arise as a result of the actions taken or caused to be taken by the Lessee Indemnified Parties, all legally required actions with respect to any Release or threat of Release of any Hazardous Substances on, in, under or affecting all or any portion of the Premises or any surrounding areas caused by Lessor or its Affiliates, employees, agents or contractors, including all investigative, monitoring, removal, containment and remedial actions in accordance with all applicable Environmental Laws, including the payment, at no expense to Lessee Indemnified Parties, of all clean-up, administrative and enforcement costs of applicable governmental agencies which are legally required to (x) comply with all applicable Environmental Laws; (y) protect human health or the environment; and/or (z) allow continued use, occupation or operation of the Premises.

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(v) Lessor Site Visits, Observation and Testing. Lessor and its agents and representatives shall have the right at any reasonable time to enter and visit the Premises for the purposes of observing the Premises, confirming that Lessee is meeting the requirements set forth in the definition of Ordinary Course of Business, taking and removing soil or groundwater samples, and conducting tests on any part of the Premises, all at Lessor’s sole cost and expense, subject to the confidentiality requirements of Section 33. Lessor has no duty, however, to visit or observe the Premises or to conduct tests, and no site visit, observation or testing by Lessor shall impose any liability on any Lessor Indemnified Party. In no event shall any site visit, observation or testing by Lessor be a representation that Hazardous Substances are or are not present in, on or under the Premises, or that there has been or shall be compliance with the requirements set forth in this Section, with any Environmental Laws or with any other applicable Laws. Neither Lessee nor any other party is entitled to rely on any site visit, observation or testing by any Lessor Indemnified Party. Lessor shall give Lessee reasonable notice before entering the Premises, shall permit a representative of Lessee to be present during such entry by Lessor, and shall make reasonable efforts to avoid interfering with Lessee’s use of the Premises in exercising any rights provided in this Section.

(vi) Definitions. For purposes of this Lease:

“Hazardous Substance” means, but is not limited to, any substance, chemical, material or waste (i) the presence of which causes a nuisance, trespass or any other common law, statutory or regulatory liability of any kind; (ii) which is regulated by any federal, state or local governmental authority because of its toxic, flammable, corrosive, reactive, carcinogenic, mutagenic, infectious, radioactive or other hazardous property or because of its effect on the environment, natural resources or human health and safety, including, but not limited to, petroleum and petroleum products, asbestos-containing materials, polychlorinated biphenyls, lead and lead-based paint, radon, radioactive materials, flammables and explosives; or (iii) which is designated, classified, or regulated as being a hazardous or toxic substance, material, pollutant, waste (or a similar such designation) under any federal, state or local law, regulation or ordinance, including under any Environmental Law.

“Ordinary Course of Business” means, (a) with respect to Lessee, that the applicable activity is conducted by Lessee on the Premises and Common Areas in connection with the permitted uses hereunder and all related activities, and (b) with respect to Lessor, that the applicable activity is conducted by Lessor in its role as Lessor hereunder, and with respect to both Lessee and Lessor, in compliance with applicable Laws.

“Environmental Laws” shall mean any and all federal, state and local laws (whether under common law, statute, rule, regulation or otherwise), requirements under permits or other authorizations issued with respect thereto, and other orders, decrees, judgments, directives or other requirements of any governmental authority relating to or imposing liability or standards of conduct (including disclosure or notification) concerning protection of human health or the environment, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. § 9601 et seq.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C. § 11001 et seq.), the Hazardous Substances Transportation Act (49 U.S.C. § 1801 et seq.), and the Clean Air Act (42 U.S.C. § 7401 et seq.), all as previously and in the future to be amended.

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“Release” shall mean any release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of any Hazardous Substance.

“Lessor Indemnified Parties” shall mean and include Lessor, its Affiliates and their respective officers, directors, managers, members, partners, employees and agents.

“Lessee Indemnified Parties” shall mean and include Lessee, its Affiliates and their respective officers, directors, managers, members, partners, employees and agents.

“Affiliates” means, with respect to any party, the entities or individuals that control, are controlled by or are under common control with such party, and for purposes of this definition, “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policy of a particular corporation, partnership or association, whether through the ownership of voting securities or by contract or otherwise.

(vii) Survival. The parties’ obligations under this Section 5c will survive the expiration of the Term or other termination of this Lease.

6. INSURANCE

During the Term of the Lease, Lessee and Lessor shall carry and maintain the following policies of insurance:

a. Lessor’s Insurance. Lessor shall, at its cost and expense (but to be included in Operating Expenses), obtain and maintain throughout the Term of this Lease cause of loss “special form” insurance (formerly known as “all risk”) on the Buildings, including the Premises and the Common Areas, at a minimum full replacement cost of the Buildings, the Premises (other than Lessee’s Property as defined below), and the Common Areas. Such insurance shall not be required to cover any of Lessee’s inventory, furniture, furnishings, fixtures, or equipment within the Premises (collectively, “Lessee’s Property”), and Lessor shall not be obligated to repair any damage thereto or replace any of same, and Lessee shall have no interest in any proceeds of Lessor’s insurance.

b. Lessee’s Insurance. Lessee shall, at its sole cost and expense, obtain and maintain throughout the Term of this Lease, on a full replacement cost basis, “special form” insurance covering all of Lessee’s Property located on or within the Premises, and Lessor shall have no interest in any proceeds of such policy. In addition, Lessee shall obtain and maintain, at its sole cost and expense, commercial general public liability insurance providing coverage from and against any loss or damage occasioned by an accident or casualty on, about or adjacent to the Premises, including protection against death, personal injury and property damage. Such liability coverage shall be written on an “occurrence” basis, with limits of not less than $2,000,000.00 combined single limit coverage. All policies of liability insurance required to be carried by Lessee hereunder shall name Lessor and its property manager, if any, as additional insureds. To the extent such coverage is available, each such policy shall provide that same shall not be cancelled or materially modified without at least thirty (30) days’ prior written notice to Lessor and any mortgagee of Lessor. The limits of such insurance shall not, under any circumstances, limit the liability of Lessee under this Lease. In the event

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that Lessee fails to maintain any of the insurance required of it pursuant to this provision, Lessor shall have the right (but not the obligation) at Lessor’s election, after five (5) business days written notice to Lessee, to pay Lessee’s premiums or to arrange substitute insurance with an insurance company of Lessor’s choosing, in which event any premiums advanced by Lessor shall constitute Additional Rent payable under this Lease and shall be payable by Lessee to Lessor immediately upon demand for same.

c. Mutual Subrogation Waiver. Lessor and Lessee hereby agree to obtain from any insurer providing property insurance coverage to either of them covering the Premises, the Buildings, the Common Areas or Lessee’s Property, a waiver of any right of subrogation any such insurer of one party may acquire against the other or as against the Lessor or Lessee by virtue of payments of any loss under such insurance, and to cause each such policy to be properly endorsed to reflect such waiver. As requested, the parties shall provide evidence to one another of their respective insurers’ waivers of subrogation hereunder. Notwithstanding anything to the contrary contained in this Lease, each party hereby waives any and all rights to recover from the other and its officers, agents, members, managers and employees for any loss or damage, including consequential loss or damage, caused by any peril or perils (including negligent acts) enumerated in each cause of loss-special risk form property insurance policy required to be maintained by either party hereunder.

d. Miscellaneous. All insurance required by virtue of this Section shall be written with an insurance company licensed to do business within the State of Colorado, with such policies to be non-assessable. Upon request, each party shall provide the other with a certificate of insurance (with proof of payment), evidencing the coverages required hereunder.

7. PAYMENT OF TAXES AND ASSESSMENTS

Lessor shall timely pay all Taxes on the Premises, the Common Areas, and the land on which they are located, but not on Lessee’s Property contained in the Premises; provided, however, that this Article 7 shall not negate Lessee’s obligation to reimburse Lessor for its share of such Taxes through the payment of Operating Expense Rent pursuant to Article 3b.

8. ASSIGNMENT AND SUBLETTING

This Lease or any interest herein may be assigned by Lessee, voluntarily or involuntarily, by operation of law or otherwise, and either all or any part of the Premises may be subleased by Lessee with the prior written consent of Lessor, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding anything to the contrary contained in this Lease, Lessee shall have the right, without obtaining Lessor’s prior written consent, to assign or sublease all or any portion of the Premises to any Affiliate of Lessee, or to a successor entity to Lessee by virtue of merger, consolidation, or nonbankruptcy reorganization or the sale of all or substantially all of the assets of Lessee. Notwithstanding the foregoing, it is understood and agreed that following any assignment or sublease of all or any portion of the Premises, unless the parties shall agree otherwise in writing, Lessee shall remain fully liable for payment of Rent and performance of all of Lessee’s obligations under this Lease.

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9. UTILITIES

Lessee shall promptly pay all charges for water, waste water, storm drainage, trash, gas, electricity and other public utilities used by Lessee on the Premises. Lessee shall establish separate “utility” accounts in Lessee’s name where appropriate. In the event any billings for utility charges are made to Lessor, Lessor shall send such billings to Lessee to be paid by Lessee within thirty (30) days after receipt of the bill. Failure to pay any such bills will constitute a default under this Lease. [NOTE: Before Lease execution, parties agree to determine how to either separately meter, or to equitably allocate charges for, the electricity provided to lights for the north parking lot (currently metered through Building C)].

10. NET LEASE; COMMON AREA AND PROPERTY MAINTENANCE

Lessee has inspected and accepts the Premises in their present condition (AS IS) and acknowledges the Premises are tenantable and in good condition. Except as specifically provided in this Lease, this Lease is intended to be a net lease and Lessor shall have no obligation of any kind to make expenditures of any nature upon the Premises.

Lessor shall maintain, repair and keep in good order all of the Common Areas, including without limitation landscape maintenance and replacement, mowing, snow removal, trash removal, and repair, resurfacing and restriping as necessary of the Parking Areas, and the costs thereof shall be included within Operating Expenses, and Lessee’s share thereof shall be reimbursed to Lessor by payment of the Operating Expense Rent due from Lessee hereunder. In addition, Lessor, at Lessor’s sole cost and expense, shall maintain, repair and replace, if necessary, the foundation, the structural portions of the roof and the exterior walls of the Buildings. For purposes of this paragraph, the term “exterior walls” shall not include windows, plate glass, office doors, dock doors, dock bumpers or office entries.

Except for the obligations of Lessor set forth in the preceding paragraph, Lessee shall maintain, repair and keep in good order the Premises, as further detailed in Sections 10a and 10b below. Notwithstanding the foregoing, if Lessee so elects, Lessee may give notice to Lessor (a “Maintenance Notice”) that it elects to have Lessor perform all or part of the maintenance and repair obligations of Lessee hereunder, in which event Lessor shall perform such maintenance and repair, and the costs thereof shall be reimbursed to Lessor by Lessee within thirty (30) days after presentation of an invoice or invoices therefor. Lessee shall not permit or suffer waste, impairment or deterioration of the Premises or improvements thereon or any part thereof, ordinary wear and tear and damage from fire or other casualty excepted.

a. Lessee’s Obligations.

Lessee will, at its expense, and subject to Lessee’s right to elect to have Lessor perform such obligations at Lessee’s expense pursuant to a Maintenance Notice:

(i)	maintain, repair and replace as necessary all of the non-structural elements of the Premises (i.e., elements other than the foundation, the structural portions of the roof

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and the exterior walls of the Buildings) including, without limitation, all walls, floors, ceilings and fixtures, the interior surfaces of the ceilings and walls and the painting of such surfaces, the interior surfaces of the floors and all floor coverings (including carpet, pad, tile, vinyl and other floor coverings), all windows and plate glass, window fittings and sashes, all interior and exterior doors in the Buildings, all plumbing, pipes and fixtures that solely serve the Buildings, electrical wiring, switches and fixtures that solely serve the Buildings, dock doors and dock bumpers, and special items and equipment installed by or at the expense of Lessee that solely serve the Buildings, and the storage tanks in the Tank Farm, ordinary wear and tear and damage from fire or other casualty excepted;

(ii)	keep the Premises free of insects, rodents, vermin and other pests;

(iii)	repair, maintain and replace all HVAC systems, ducts, controls and appurtenances within the interior of the Buildings, ordinary wear and tear and damage from fire or other casualty excepted;

(iv)	repair, maintain and replace all utility systems, lines, conduits and appurtenances thereto that serve the Premises exclusively, ordinary wear and tear and damage from fire or other casualty excepted;

(v)	keep any garbage, trash, rubbish or refuse removed on a regular basis and temporarily stored on the Premises or the Common Areas in designated trash receptacles; and

(vi)	provide such janitorial services to the Premises as may be necessary for the operation of Lessee’s business, in Lessee’s reasonable discretion.

Without limiting the foregoing, as between Lessor and Lessee, except to the extent expressly set forth to the contrary in this Lease, Lessee will be responsible for all ordinary, non-structural, foreseen and unforeseen maintenance, repairs and replacements to the Premises during the Term.

b. Maintenance Procedures.

The following maintenance procedures shall be followed by Lessee, provided that if Lessee has given Lessor a Maintenance Notice, Lessor shall be responsible for complying with the same:

(i) Lessee’s Procedures . Throughout the Term, Lessee will use industry-standard practices in terms of periodic maintenance, repair and replacement of the Premises, the components thereof and the equipment therein, and Lessee will maintain

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accurate and reasonably complete records of such maintenance, repair and replacement. Nothing will prohibit Lessee from performing such maintenance, repair and/or replacement using Lessee’s employees as long as such employees are reasonably qualified to perform the applicable tasks and Lessee otherwise complies with applicable Laws and warranties.

(ii) Lessor’s Inspection Rights . Lessor, or its designated representative, may enter the Premises during reasonable times and upon reasonable prior notice to Lessee, to inspect the Premises and to confirm Lessee’s compliance with its obligations under this Section, as to the actual maintenance, repair and replacement and also as to Lessee’s records relating thereto, provided that Lessor will take reasonable steps in connection with such entry to minimize any disruption to Lessee’s business or its use of the Premises . Subject to reasonable scheduling, Lessee will make available to Lessor Lessee’s representative who is primarily responsible for such maintenance, repair and replacement in connection with such inspections.

(iii) Lessee’s Failure . Except in the event of an emergency, in which case Lessor shall have the right to take immediate corrective action, if Lessor determines, in its reasonable discretion, that Lessee has failed to perform such maintenance, repair and replacement practices, Lessor, at its option, may notify Lessee of such failure, which notice will expressly set forth the basis for Lessor’s determination and the actions that Lessor will require to be taken to rectify such failure. If Lessee fails to rectify such failure within 30 days from receipt by Lessee of Lessor’s notice, and gives Lessor written notice within such 30-day period that it disagrees with Lessor’s determination, the parties will have 15 days to attempt to resolve the issue. In the event the parties fail to resolve the issues within such 15-day period, then Lessor may arrange for a third party to perform such maintenance, repair and/or replacement practices on any portion of the Premises, in which event Lessee will permit the applicable party to enter upon the Premises to perform such practices, and the reasonable cost of such maintenance, repair and/or replacement will be billed directly to Lessee and will be Additional Rent, paid within thirty (30) days of receipt of invoice therefor.

11. INDEMNITY PROVISIONS

Without limitation of any other provisions hereof and to the extent not prohibited by law, Lessee agrees to defend, protect, indemnify and save harmless Lessor and its partners, and its and their partners, venturers, managers, officers, agents, servants and employees, affiliated limited liability companies, and other affiliated entities from and against all claims, liabilities, losses, damages or expenses made against or incurred by Lessor attributable to the negligence, willful misconduct or breach of this Lease by Lessee or its partners, officers, servants, agents, employees, contractors, suppliers, licensees, visitors, workmen or invitees. Without limitation of any other provisions hereof and to the extent not prohibited by law, Lessor agrees to defend, protect, indemnify and save harmless Lessee and its members, partners, venturers, managers, officers, agents, shareholders, servants and employees from and against all claims, liabilities, losses, damages or expenses made against or incurred by Lessee attributable to the negligence, willful misconduct or breach of this Lease by Lessor or its partners, officers, servants, agents, employees, contractors, suppliers, licensees, visitors, workmen or invitees. The indemnifications set forth in this Section shall survive termination of this Lease.

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12. OCCUPATIONAL SAFETY AND HEALTH ACT

Lessee shall fully comply with the Occupational Safety and Health Act of 1970 (as amended) (Chapter XVII, Title XIX of the United States Code) (OSHA) or applicable state statute adopted pursuant to OSHA. Lessee shall fully comply with the provisions and standards as contained in OSHA (as the same may be amended) and Lessee shall hold Lessor harmless from any obligations or responsibilities required under OSHA with respect to Lessee’s activities within or occupancy of the Premises.

13. ALTERATIONS TO PREMISES

a. Plans and Specifications; Lessor’s Approval Rights.

Unless otherwise provided in the Lease, Lessee shall be solely responsible for any and all improvements and alterations within the Premises necessary for Lessee’s intended use of the Premises, which are not otherwise the responsibility of Lessor as provided for elsewhere in the Lease. Lessee agrees to submit to Lessor complete plans and specifications, including engineering, mechanical, and electrical plans and specifications, covering any and all subsequent improvements or alterations of the Premises. The plans and specifications shall be in such detail as Lessor may reasonably require, and in compliance with all applicable Laws. As soon as reasonably feasible thereafter, Lessor shall notify Lessee of whether it approves the plans, and if not, of the specific reasons for such disapproval. Lessee shall use reasonable efforts to cause Lessee’s plans to be revised to the extent necessary to obtain Lessor’s approval. Except as set forth in the next sentence, Lessee shall not commence any improvements, or alterations of Premises until Lessor has approved Lessee’s plans, which approval shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Lessee shall have the right: (i) to install an upgraded sprinkler system in a portion of Building C as may be required by Laws to allow for the storage of aerosol products therein without obtaining the prior written consent of Lessor, but with prior notice to Lessor; and (ii) to install new equipment in the Premises, to paint any portion of the interior of the Premises, or to install phone and data cabling within or leading to the Premises without obtaining the prior written consent of Lessor, and shall also have the right to make other non-structural alterations within the Premises without obtaining the prior written consent of Lessor, but with prior notice to Lessor, so long as such alterations do not affect the structural integrity of the Buildings, or any part of the heating, ventilating, air conditioning, plumbing, mechanical, electrical, communication or other systems of the Buildings, and so long as such alterations are not visible from the exterior of the Premises and do not cost more than an aggregate amount per year of $10,000 (collectively, “Minor Alterations”).

b. Lessee’s Work; Compliance With Codes; Mechanic’s Liens.

Lessee shall procure all necessary permits before undertaking any alterations, improvements or repairs within the Premises (collectively, “Lessee Work”). Lessee shall perform all Lessee Work in a good and workmanlike manner. Lessee shall use materials of good quality and perform Lessee Work only with contractors previously approved of in writing by Lessor (other than Minor Alterations, for which Lessor’s prior approval of the contractor shall not be necessary). Lessee shall comply with all Laws applicable to the Lessee Work, including, but not limited to, building, health, fire, and safety codes. Lessee hereby agrees to hold Lessor and Lessor’s agents harmless and indemnified from all injury, loss, claims, or damage to any person or property (including the cost for defending against the foregoing) occasioned by, or growing out of Lessee Work. Lessee shall promptly pay when due the entire cost of any Lessee Work on the Premises undertaken by Lessee, so that the Premises shall at all times be free of liens for labor and materials. Lessee hereby agrees to indemnify, defend, and hold Lessor harmless of and from all liability, loss, damages, costs, or expenses, including

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reasonable attorneys’ fees, incurred in connection with any claims of any nature whatsoever for work performed for, or materials, or supplies furnished to Lessee, including lien claims of laborers, materialmen, or others. Should any such liens be filed or recorded against the Premises or the Buildings with respect to work done for, or materials supplied to, or on behalf of Lessee, or should any action affecting the title thereto be commenced, Lessee shall cause such liens to be released of record within ten (10) business days after notice thereof. If Lessee desires to contest any such claim of lien, Lessee shall nonetheless cause such lien to be released of record by the posting of adequate security with a court of competent jurisdiction as may be provided by Colorado’s mechanic’s lien statutes. If Lessee shall be in default in paying any charge for which such mechanic’s lien or suit to foreclose such lien has been recorded or filed and shall not have caused the lien to be released as aforesaid, Lessor may (but without being required to do so) pay such lien or claim and any associated costs, and the amount so paid, together with reasonable attorneys’ fees incurred in connection therewith, shall be immediately due from Lessee to Lessor as Additional Rent.

14. CONDEMNATION

a. Complete Taking. If during the Term of this Lease, or any extension hereof, the whole or substantially all of the Premises shall be taken as a result of the exercise of power of eminent domain, this Lease shall terminate as of the date of vesting of title to the Premises or delivery possession, whichever shall first occur, pursuant to such proceeding. For the purpose of this Article 14, “substantially all of the Premises” shall be deemed to have been taken under any such proceeding that involves such an area, whether the area be improved with a building or be utilized for a parking area or for other use, that Lessee cannot reasonably operate in the remainder of the Premises the business being conducted on the Premises at the time of such proceeding.

b. Partial Taking. If, during the Term of this Lease, or any extension hereof, less than the whole or less than substantially all of the Premises shall be taken in any proceeding, so that Lessee can continue to reasonably operate in the remainder of the Premises the business being conducted on the Premises at the time of such proceeding, this Lease shall terminate as to the portion so taken. The Rent thereafter due and payable by Lessee shall be reduced in such proportion as the nature, value and extent of the part so taken bears to the whole of the Premises. Lessor shall, from the proceeds of the condemnation, promptly restore the Premises for the use of Lessee.

c. Award. Any award granted for either partial or complete taking regarding the Premises shall be the property of Lessor; provided that the foregoing shall not in any way restrict Lessee from asserting a claim in a separate proceeding against the condemning authority for any compensation or damages resulting from the taking of Lessee’s Property or any leasehold improvements of Lessee or for moving expenses or business relocation expenses incurred as a result of such taking.

15. DESTRUCTION OF PREMISES

a. Termination Rights; Casualty Determination.

i. If the Premises are damaged by fire or other casualty which renders all or a Substantial Portion (as hereinafter defined) of the Premises unusable for Lessee’s normal business operations and the damage is so extensive that the Casualty Determination (as defined in Subparagraph iii below) determines that the Premises cannot, with the exercise of reasonable diligence, be made usable for Lessee’s normal operations within 180 days from the date of the Casualty Determination, then, at the option of Lessee exercised in writing

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to Lessor within 30 days of the Casualty Determination, this Lease shall terminate as of the occurrence of such damage; provided, however, Lessee may not terminate this Lease if the damage is caused by the intentional, criminal or otherwise uninsurable acts of Lessee or its agents, contractors or employees. For purposes of this Lease, “Substantial Portion” means twenty-five percent (25%) or more of the total area of either Building.

ii. If the Premises are damaged by fire or other casualty and (A) the damage is so extensive that the Casualty Determination determines that rebuilding or repairs cannot be completed on or before the date which is 12 months prior to the expiration of the Term, or (B) the cost of rebuilding or repairs would exceed the insurance proceeds received or recoverable by Lessor and available for funding the cost of such rebuilding or repairs by more than ten percent (10%) of the replacement cost thereof, then, at the option of Lessor exercised in writing to Lessee within 30 days of the Casualty Determination or the date Lessor receives final confirmation of the determination of available insurance proceeds, as applicable, this Lease shall terminate as of the occurrence of such damage; provided, however, Lessor may not terminate this Lease if the damage is caused by the gross negligence or willful misconduct of Lessor or its agents, contractors or employees.

iii. The cost of rebuilding and repair and the number of days within which the Premises can be rebuilt or repaired (the “Estimated Repair Timeframe”) shall be determined by an independent contractor mutually acceptable to Lessor and Lessee (the “Casualty Determination”). The Casualty Determination shall be made within 60 days after the happening of the casualty.

iv. In the event this Lease is terminated pursuant to this Section 15a, Lessee shall pay Rent duly apportioned up to the time of such casualty and forthwith surrender the Premises and all interest therein to Lessor. Upon surrender of the Premises and all interest therein by Lessee, the parties shall be released from all obligations and liabilities arising thereafter, except for those obligations which expressly survive termination of this Lease.

b. Repair and Restoration.

i. If the Premises are damaged by fire or other casualty and this Lease cannot be or is not terminated pursuant to Section 15a above, then subject to the rights of any mortgagee, Lessor shall, at Lessor’s sole cost and expense, rebuild or repair the Premises (but excluding Lessee’s Property or any Lessee’s Work) in compliance with all applicable Laws and otherwise to substantially the condition that existed as of the Commencement Date; provided, however, Lessor shall not be required to expend more than the insurance proceeds received from such casualty plus ten percent (10%) of the replacement cost of the Premises. Notwithstanding the foregoing, in the event Lessor has not received final confirmation of the determination of available insurance proceeds and provided written notice thereof to Lessee within 90 days after the Casualty Determination, Lessee shall have the right to terminate this Lease by delivery of written notice thereof to Lessor within 15 days after receipt of Lessor’s notice and, upon surrender of the Premises and all interest therein by Lessee, the parties shall be released from all obligations and liabilities arising thereafter, except for those obligations which expressly survive termination of this Lease.

ii. In the event Lessor is required to rebuild and repair the Premises pursuant to this Section 15b, Lessor shall: (A) commence such rebuilding and repair within 45 days after the date Lessor receives final confirmation of the determination of available insurance proceeds, and (B) pursue diligently such rebuilding and repair to completion. If Lessor fails to repair and restore the Premises within 60 days after the Estimated Repair Timeframe, then Lessee shall have the right to terminate this Lease by delivery of written notice thereof to Lessor and, upon surrender of the Premises and all interest therein by Lessee, the parties shall be released from all obligations and liabilities arising thereafter, except for those obligations which expressly survive termination of this Lease.

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iii. Rent shall abate from the date of the casualty until the completion of the repair and restoration in the same proportion that the part of the Premises rendered unusable bears to the whole; provided, however, if the casualty is the result of the intentional, criminal or otherwise uninsurable acts of Lessee or its agents, contractors or employees, then the Rent will abate during any such period of repair and restoration but only to the extent of any recovery by Lessor under its rental insurance related to the Premises. During any period of repair and restoration, Lessor shall use reasonable efforts to minimize disruption of Lessee’s use of the Premises.

16. DEFAULT PROVISIONS

The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Lessee:

a. Failure to Pay Base Rent. Lessee failing to pay the Base Rent herein reserved when due; unless the failure is cured within five (5) business days after written notice by Lessor; however, Lessee is not entitled to more than two notices of delinquent payments of Base Rent during any Lease Year and, if thereafter during that Lease Year any Base Rent is not paid when due, a default shall automatically occur;.

b. Failure to Pay Additional Rent. Lessee failing to make when due any other payments constituting Additional Rent required to be made by Lessee, where such failure continues for a period of fourteen (14) days following written notice from Lessor to Lessee.

c. Failure to Keep Covenants. Lessee failing to perform or keep any of the other terms, covenants and conditions herein contained for which it is responsible, and such failure continuing and not being cured for a period of thirty (30) days after written notice from Lessor to Lessee, or if such default is a default which cannot be cured within a 30 day period, Lessee’s failing to commence to correct the same within said 30 day period and thereafter failing to prosecute the same to completion with reasonable diligence.

d. Abandonment. Lessee abandoning the Premises.

e. Assignment for Benefit of Creditors. Lessee making any general assignment or general arrangement of its property for the benefit of its creditors.

f. Bankruptcy. Lessee under this Lease shall file a petition under any section or chapter of the Bankruptcy Code, as amended, or under any similar law or statute of the United States or any state thereof, and the petition either remains undismissed for a period of sixty (60) days or results in the entry of an order for relief against Lessee which is not fully stayed within ten (10) days after entry, or Lessee shall be adjudged bankrupt or insolvent in proceedings filed against Lessee.

17. REMEDIES

In the event of an occurrence of default beyond applicable notice and cure periods as set forth herein, Lessor shall have the right to:

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a. Terminate Lease. Terminate this Lease and end the Term hereof by giving Lessee notice of such termination, in which event Lessor shall be entitled to recover from Lessee at the time of such termination the present value of the excess, if any, of the amount of Base Rent reserved in this Lease for the then balance of the Term hereof over the then reasonable rental value of the Premises for the same period, both discounted to present value at the rate of five percent (5%) per annum. It is understood and agreed that the “reasonable rental value” shall be the amount of rental which Lessor may be expected to obtain as rent for the remaining balance of the initial Term or Renewal Term, whichever is applicable; or

b. Sue monthly. Without resuming possession of the Premises or terminating this Lease, to sue monthly for and recover all rents, other required payments due under this Lease, and other sums including damages and legal fees at any time and from time to time accruing hereunder; or

c. Repossess Premises. Reenter and take possession of the Premises or any part thereof and repossess the same as of Lessor’s former estate, and expel Lessee and those claiming through or under Lessee and remove the effects of both through process of law, without being deemed guilty in any manner of trespass and without prejudice to any remedies for Rent delinquencies or preceding Lease defaults. Under such circumstances, Lessor may bar entry to Lessee, and may, from time to time, without terminating this Lease, relet the Premises or any part thereof for such term or terms and at such rental or rentals and upon such other terms and conditions as Lessor may deem advisable, with the right to make alterations and repairs to the Premises, and such re-entry or taking of possession of the Premises by Lessor shall not be construed as an election on Lessor’s part to terminate this Lease unless a written notice of termination be given to Lessee or unless the termination thereof be decreed by a court of competent jurisdiction. In the event of Lessor’s election to proceed under this Subparagraph c, then such repossession shall not relieve Lessee of its obligation and liability under this Lease, all of which shall survive such repossession, and Lessee shall pay to Lessor as current liquidated damages the Base Rent and Additional Rent and other sums hereinabove provided which would be payable hereunder if such repossession had not occurred, less the net proceeds (if any) of any reletting of the Premises after deducting all of Lessor’s expenses in connection with such reletting, including but without limitation all repossession costs, brokerage commissions, legal expenses, attorney’s fees, expense of employees, alteration costs (including but not limited to any and all costs associated with Lessee’s failure to properly maintain the property as described in Section 10) and expenses of preparation for such reletting. Lessee shall pay such current damages to Lessor on the days on which the Base Rent would have been payable hereunder if possession had not been retaken, and Lessor shall be entitled to receive the same from Lessee on each such day. Notwithstanding anything to the contrary in this Section 17, Lessor shall use reasonable efforts to attempt to mitigate its damages and promptly relet the Premises at a fair market rental.

18. INTENTIONALLY DELETED

19. HOLD OVER

Any rule or law to the contrary notwithstanding, in the event Lessee remains in possession of the Premises or any part thereof subsequent to the expiration of the Term hereof and such holding over shall be with the consent of Lessor, it shall be conclusively deemed that such possession and occupancy shall be a tenancy from month-to-month only, at a monthly rent equal to 125% of the monthly rate for Base Rent and Additional Rent which was existing at the end of the Term hereof and, further, such possession shall be subject to all of the other terms and conditions (except any option to renew or option to purchase) contained in this Lease.

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20. SUBORDINATION AND ESTOPPEL LETTER

This Lease is subject and subordinate to all mortgages and deeds of trust which now or hereafter may affect the Premises, and Lessee shall, within ten (10) business days after receipt thereof, execute and deliver upon demand of Lessor any and all instruments desired by Lessor subordinating this Lease in the manner requested by Lessor to any new or existing mortgage or deed of trust. Any holder of a mortgage or deed of trust may rely upon the terms and conditions of this paragraph. Lessor agrees it shall cause any present or future mortgagee or holder of a deed of trust to deliver to Lessee a non-disturbance agreement, in a form then in use by such present or future mortgagees or holders and which shall be reasonably acceptable to Lessee, providing that as long as Lessee is current and not in default, the mortgagee or holder shall not disturb the tenancy of Lessee. Further, Lessee shall at any time and from time to time, upon not less than ten (10) business days prior written notice from Lessor, execute, acknowledge and deliver to Lessor a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect) and the dates to which rental and other charges are paid in advance, if any, and acknowledging that there are not, to the then current actual knowledge of the employee of Lessee executing the certificate, any uncured defaults on the part of Lessor hereunder, or specifying such defaults, if any are claimed. Lessee shall attorn to any purchaser at any foreclosure sale or to any grantee or transferee designated in any deed given in lieu of foreclosure.

21. SURRENDER OF PREMISES

Upon the expiration or termination of the Term of this Lease, Lessee shall peaceably and quietly leave and surrender the Premises in as good condition as they are upon execution hereof, ordinary wear and tear and damage by fire or other casualty excepted. Lessee shall surrender and deliver the Premises broom clean and free of Lessee’s Property. Provided Lessee is not in default beyond any applicable period for notice and cure, it shall have the right to remove all of Lessee’s Property, and Lessee shall repair any damage to the Premises caused by such removal. Further, in the event Lessee does not remove any of Lessee’s Property, or any additions or alterations made to the Premises during the Term of this Lease that Lessor indicated would need to be removed at the time it approved the plans therefor, then Lessor may, at its option, either (a) require Lessee to remove any such Lessee’s Property or alterations or additions and restore the Premises to the condition as existed at the commencement of the Lease, ordinary wear and tear and damage by fire or other casualty excepted, or (b) retain the same. If, following request for removal of Lessee’s Property, Lessee fails to do so, then the costs incurred by Lessor to remove such property and repair the Premises shall be recoverable by Lessor as Additional Rent due under this Lease. Lessee shall not be otherwise required to remove any improvements, alterations or additions, or to restore the Premises to the condition they were in prior to installation of the same.

22. NOTICES

All notices required or permitted under this Agreement shall be given by registered or certified mail, postage prepaid, by recognized overnight courier, or by hand delivery, directed as follows:

If intended for Lessee, to:

SCOTT’S LIQUID GOLD-INC.

4880 Havana Street

Denver, Colorado 80239

Attn: Barry J. Levine

E-mail: blevine@slginc.com

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with a copy to:

SCOTT’S LIQUID GOLD-INC.

4880 Havana Street

Denver, Colorado 80239

Attn: Mark E. Goldstein

E-mail: mgoldstein@slginc.com

If intended for Lessor, to:

Havana Gold, LLC

3535 Larimer Street

Denver, CO 80205

Attn: Andrew Feinstein

E-mail: afeinstein@exdomanagement.com

Any notice delivered by mail in accordance with this Section shall be deemed to have been delivered (i) upon being deposited in any post office or postal box regularly maintained by the United States postal service, but, in the case of intended recipients who have an e-mail address listed above, only if concurrently with that deposit a copy of the notice is sent by e-mail to that intended recipient, and if that copy is not sent by e-mail to any intended recipient who has an e-mail address listed above, the notice shall not be deemed to have been delivered until actually received by the intended recipient; or (ii) the next business day after being deposited with a recognized overnight courier service; or (iii) upon receipt or refusal to accept delivery if hand-delivered. Either party, by notice given as above, may change the address to which future notices or copies of notices may be sent.

23. TIME OF THE ESSENCE

Time is of the essence hereof.

24. QUIET ENJOYMENT

Lessor represents and warrants that:

a. Authority. Lessor has the right to enter into and make this Lease.

b. Peaceful Possession. Lessee, upon paying the Rent herein reserved and upon performing all of the terms and conditions of this Lease on its part to be performed, shall at all times during the Term herein demised peacefully and quietly have, hold and enjoy the Premises.

Lessee accepts the Premises subject to all zoning ordinances and regulations pertaining to the Premises, without responsibility or warranty by Lessor, and further Lessee accepts the Premises subject to easements, rights-of-way, restrictive covenants and reservations of record.

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25. RIGHT TO INSPECT OR SHOW PREMISES

Lessor, or Lessor’s agent and representative, shall have the right to enter into and upon the Premises or any part thereof at all reasonable hours for the purpose of examining the same, upon reasonable prior telephonic notice to Lessee and accompanied by a representative of Lessee (except in cases of actual or suspected emergency, in which case no prior notice and no accompaniment by a Lessee representative shall be required).

Lessor, or Lessor’s agent and representative, shall have the right to show the Premise to prospective purchasers, or during the last six (6) months of the Term to prospective tenants, upon reasonable prior notice to Lessee and during business hours. During the 90-day period prior to the expiration of this Lease, Lessor, or Lessor’s agent and representative, shall have the right to place the usual “for rent” or “for sale” notices on the Premise, and Lessee agrees to permit the same to remain thereon without hindrance or molestation.

26. LIMITATIONS ON LESSOR’S LIABILITY

Notwithstanding anything to the contrary contained in this Lease, in the event of any default or breach by Lessor with respect to any of the terms, covenants and conditions of this Lease to be observed, honored or performed by Lessor, Lessee shall look solely to the estate and property of Lessor in the land and Buildings owned by Lessor, including proceeds of sale, insurance, condemnation and rental income from the Buildings, for the collection of any judgment (or any other judicial procedures requiring the payment of money by Lessor) and no other property or assets of Lessor shall be subject to levy, execution, or other procedures for satisfaction of Lessee’s remedies.

27. SIGNS

a. Exterior Signs. Other than Lessee’s sign containing its name and logo which is currently located on the exterior of Building D, Lessee shall not place or suffer to be placed on the exterior walls of the Premises or upon the roof or any exterior door or wall or on the exterior or interior of any window thereof any sign, awning, canopy, marquee, advertising matter, decoration, letter or other thing of any kind without the prior written consent of Lessor. Lessor acknowledges and agrees that Lessee may, subject to the approval of the appropriate governmental authorities and Lessor (with respect to size, color, type, format, design and location), install a sign with Lessee’s logo on the Buildings; provided, however, the foregoing shall not be in place of or in derogation of any of Lessor’s Buildings signage and the failure or refusal of any governmental entity to approve Lessee’s logo sign shall not constitute an event of default, a claim for damages or a ground for Lessee to terminate this Lease. In addition, if Lessor installs a monument sign outside of the Buildings, Lessee shall be permitted to install a sign with Lessee’s logo on such monument sign, which shall be at least as prominent as the sign of any other tenant. Permits for Lessee’s signs and their installation shall be obtained by Lessee at its expense. All signs shall be constructed and installed at Lessee’s expense. Signs shall be permitted only within the areas designated by Lessor. All penetrations of the Buildings’ structure required for sign installation shall be neatly sealed in watertight condition and properly maintained. Lessee shall cause to be repaired any damage caused by its sign contractor or sign installation. Other than the exterior Building sign permitted above, Lessor hereby reserves the exclusive right to the use for any purpose whatsoever of the roof and exterior of the walls of the Premises or the Buildings. In the event Lessee shall install any sign which has not been approved by Lessor, Lessor shall have the right and authority without liability to Lessee to enter upon the Premises, remove and store the subject sign and repair all damage caused by the removal of the sign. All costs and expenses incurred by Lessor in effecting such removal and storage shall be paid by Lessee as Additional Rent within thirty (30) days after presentation of an invoice therefor. Lessor reserves the right to temporarily remove Lessee’s sign if necessary during any period when Lessor repairs, restores, constructs or renovates the Premises or the Buildings.

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b. Interior Signs. Except as otherwise herein provided, Lessee shall have the right, at its sole cost and expense, to erect and maintain within the interior of the Premises all signs and advertising matter customary or appropriate in the conduct of Lessee’s business; provided that no advertising placards, banners, pennants, names, insignia, trademarks, or other descriptive material shall be affixed or maintained upon the glass panes and supports of the windows and doors, or upon the exterior walls of the Buildings. Lessee shall upon demand of Lessor immediately remove any sign, advertisement, decoration, lettering or notice which Lessee has placed or permitted to be placed in, upon or about the Premises which is visible from the exterior thereof and which Lessor reasonably deems objectionable or offensive, and if Lessee fails or refuses so to do, Lessor may enter upon the Premises and remove the same at Lessee’s cost and expense.

28. MISCELLANEOUS

a. Choice of Law. This Lease has been executed and delivered in the State of Colorado and shall be construed in accordance with the laws of the State of Colorado.

b. Headings and Captions. The parties mutually agree that the heading and captions contained in this Lease are inserted for convenience of reference only and are not to be deemed part of or to be used in construing this Lease.

c. Binding Effect. The covenants and agreements herein contained shall be binding upon and inure to the benefit of both Lessor and Lessee and their respective successors and assigns.

d. Construction of terms. Words of any gender used in this Lease shall be held to include any other gender, and words in the singular shall be held to include the plural, as the identity of Lessor or Lessee requires.

e. Amendments. This Lease may be modified or amended only by written instrument executed by all of the parties hereto.

29. NO WAIVER

No waiver by either party of any provision hereof shall be deemed a waiver of any other provisions hereof or of any subsequent breach by the other party of the same or any other provision. Lessor’s consent to or approval of any act shall not be deemed to render unnecessary the obtaining of Lessor’s consent to or approval of any subsequent act by Lessee. The acceptance of Rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provisions hereof, other than the failure of Lessee to pay the particular Rent so accepted, regardless of Lessor’s knowledge of such preceding breach at the time of acceptance of such Rent.

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30. VENUE AND ATTORNEY’S FEES

The parties hereto agree that (i) the venue and jurisdiction of any litigation pertaining to the enforcement or interpretation of this Lease shall be vested exclusively in the District Court for the City and County of Denver, Colorado, and (ii) the prevailing party in such litigation shall be entitled to recover its reasonable attorney fees and costs in an amount to be determined by the court. Each of the parties hereto does hereby WAIVE TRIAL BY JURY in any action or proceeding of any kind or nature pertaining to the enforcement or interpretation of this Lease in which action either of the parties (or their respective assignees or successors in interest) are joined as litigants.

31. INTEREST ON PAST DUE OBLIGATIONS

Any amount due to Lessor not paid when due shall bear interest at the rate of eight percent (8%) per annum from the date due; provided, however, that any such payment of interest shall not excuse or correct any default by Lessee under this Lease.

32. MEMORANDUM OF LEASE

Either party, upon request from the other party, shall execute in recordable form a short form Memorandum of Lease, which Memorandum of Lease shall only contain the names of the parties and the Commencement Date and date of expiration of the Term of this Lease (or any options which may be granted hereunder), and the legal description of the Premises.

33. SEVERABILITY

If any sentence, paragraph or article of this Lease is held to be illegal or invalid, this shall not affect in any manner those other portions of the Lease not illegal or invalid and this Lease shall continue in full force and effect as to those provisions.

34. ADA COMPLIANCE

ADA Compliance: Lessee shall not cause or permit any violation of the Americans with Disabilities Act (the “ADA”) to occur on, or about the Premises by Lessee, its agents, employees, contractors or invitees.

35. CONFIDENTIALITY

Lessor and Lessee acknowledge that the terms and conditions of this Lease and each party’s Proprietary Information are to remain confidential for each party’s benefit, and may not be disclosed by Lessor or Lessee to anyone, by any manner or means, directly or indirectly, without the other party’s prior written consent, and the consent by such party to any disclosures shall not be deemed to be a waiver on the part of such party of any prohibition against any future disclosure. However, Lessor or Lessee may disclose copies of the Lease to prospective lenders or purchasers of all or any portion of the Premises or Common Areas or to potential lenders to or investors in Lessor’s or Lessee’s businesses and to any governmental authorities as required by applicable Laws without prior consent, and both may provide copies to their respective accountants, attorneys and managing employees, as reasonably necessary for each party’s business purposes or in connection with the enforcement of this Lease, without such prior consent, provided that, upon such disclosure, such party’s accountants, attorneys and managing employees will be bound by the terms of this Section. Lessor and Lessee shall indemnify, defend upon request, and hold the other party harmless from and against all costs, damages, claims, liabilities, expenses, losses, court costs, and reasonable attorneys’ fees suffered or claimed against the non-breaching party, its agents, servants, and employees, based in whole or in part upon

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the breach of this Section by a party, its agents, servants, and employees. For purposes hereof, the term “Proprietary Information” means all information provided by the disclosing party to the receiving party in accordance with this Lease and during the Term, notwithstanding the form of the information, and includes by way of example, but without limitation, corporate and financial information, data, know-how, formulae, processes, designs, sketches, photographs, plans, drawings, specifications, reports, customer lists, studies, findings, inventions and ideas. Information which is not labeled as proprietary, whether presented in writing, media or orally, shall nonetheless be considered Proprietary Information if a reasonable person in a position of the receiving party would presume confidentiality of such information even without such a label, identification or confirmation, but the burden of proof shall be on the disclosing party to demonstrate the confidential nature and extent of the disclosure of the information.

Notwithstanding the foregoing, Proprietary Information shall not include any information to the extent that the information: (a) is in or enters the public domain through no fault of the receiving party; (b) is known to the receiving party as of the date of this Lease, as evidenced by the written records of the receiving party; (c) becomes known to the receiving party, subsequent to such disclosure, without similar restrictions from an independent source having the right to convey it; or (d) is developed by the receiving party independent of any disclosure under this Lease.

In the event of any breach of this Section, the disclosing party may be irreparably and immediately harmed and may not be made whole by monetary damages. As a result, in addition to any other remedy to which the disclosing party may be entitled under this Lease, the disclosing party shall be entitled to an injunction or injunctions to prevent breaches of this Section and to compel specific performance of this Section, without the need for proof of actual damages.

The obligations of Lessee under this Section will survive for a period of two years after the expiration or earlier termination of this Lease; the obligations of Lessor under this Section will survive for a period of two years after the earlier to occur of Lessor’s transfer of the Premises and Common Areas and its interest in this Lease or the expiration or earlier termination of this Lease.

36. BUILDING B LEASE [USE THIS SECTION IF DENVER TRANSIT LEASE IS EXECUTED]

Lessor and Lessee acknowledge that that certain building located in the vicinity of the Premises and commonly known as Building B is subject to that certain Lease Agreement dated                         , 2012, between Lessee as Landlord and Denver Transit Constructors, LLC, as Tenant (the “Building B Tenant”), as assigned to Lessor hereunder on the date hereof (the “Building B Lease”). The Building B Lease contains certain use rights and expansion rights that affect Building C of the Premises, and so long as the Building B Lease is in effect, Lessee’s rights to the Premises shall be subject to the rights of the Tenant under the Building B Lease. If the Building B Tenant damages the Rail Doors or any other portion of Building C that is has a right to occupy or use pursuant to the Building B Lease, Lessor agrees that it shall enforce all rights of Landlord under the Building B Lease against the Building B Tenant, in order to require the Building B Tenant to repair and pay for such damage, and Lessee hereunder shall have no liability in connection therewith.

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IN WITNESS WHEREOF the parties have set their hands and seals the date and year first written above.

Lessor: Havana Gold, LLC, a Colorado limited liability company

Signature:                                                                              .

Its:

Printed Name:

LESSEE: Scott’s Liquid Gold-Inc., a Colorado corporation

Signature:                                                                               .

Its:

Printed Name:

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Exhibit A, Premises and Parking Areas

Tank Farm
North Parking Lot
Building C
4880 Havana St, Denver, CO 80239
Building D
C02 Tank
4 Parking Spaces
5 Parking Spaces
© 2008 Tele Atlas
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